UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 __________________________________
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
Post Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
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December 11, 2023

Dear Fellow Shareholders:
You are cordially invited to attend our annual meeting of shareholders on Thursday, January 25, 2024. We will hold the meeting at 9:00 a.m., Central Time. The meeting will be entirely virtual, conducted via a live audio-only webcast, in order to continue to provide expanded access, improved communication and cost savings for our shareholders. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.
In connection with the annual meeting, we have prepared a notice of the meeting, a proxy statement, a proxy card and our annual report to shareholders for the fiscal year ended September 30, 2023, which contain detailed information about us and our operating and financial performance. On or about December 11, 2023, we began mailing to our shareholders these materials or a Notice Regarding the Availability of Proxy Materials containing instructions on how to access these materials online.
Whether or not you plan to attend the virtual meeting, we encourage you to vote your shares. You may vote by telephone or on the Internet, or if you received or requested to receive printed proxy materials, complete, sign and return the enclosed proxy card in the postage-paid envelope enclosed with the proxy materials. The prompt execution of your proxy will be greatly appreciated.
Sincerely,

/s/ Jeff A. Zadoks

Jeff A. Zadoks
Interim President and Chief Executive Officer and Executive Vice President and Chief Operating Officer

Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63144
December 11, 2023
Notice of Annual Meeting of Shareholders
Dear Shareholders:
The Board of Directors, after careful consideration, has decided to hold the 2024 annual meeting of shareholders of Post Holdings, Inc. exclusively online, via a live audio-only webcast, in order to continue to provide expanded access, improved communication and cost savings for shareholders. If you plan to attend the virtual meeting, please see the information below as well as the attendance and registration instructions in the proxy statement. There will be no physical location for the meeting.

Meeting Information:	Date:	Thursday, January 25, 2024
	Time:	9:00 a.m., Central Time
	Website:	https://www.meetnow.global/MSJZ4JW
At the annual meeting, shareholders will consider the following matters:
1.the election of three nominees to the Company’s Board of Directors;
2.the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024;
3.advisory approval of the Company’s executive compensation;
4.approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to declassify the Company’s Board of Directors; and
5.any other business properly introduced at the annual meeting.
The close of business on November 27, 2023 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. This notice of the annual meeting, the proxy statement and the proxy card are first being sent or made available to shareholders on or about December 11, 2023.
We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report to shareholders on the Internet. This means that most shareholders will not receive paper copies of our proxy materials and annual report to shareholders. We will instead send shareholders a Notice Regarding the Availability of Proxy Materials with instructions for accessing the proxy materials and annual report to shareholders on the Internet. We believe that posting these materials on the Internet enables us to provide shareholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our annual meeting.
Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on any matter, except ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.
By order of the Board of Directors,
/s/ Diedre J. Gray
Diedre J. Gray
Executive Vice President, General Counsel
and Chief Administrative Officer, Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JANUARY 25, 2024
This notice, the proxy statement attached to this notice and our annual report to shareholders for the fiscal year ended September 30, 2023 are available at www.envisionreports.com/POST and on our website at www.postholdings.com.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary is not a complete description, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING

Time and Date:	9:00 a.m., Central Time, on Thursday, January 25, 2024

Website:	https://www.meetnow.global/MSJZ4JW

Record Date:	November 27, 2023

Voting:	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the annual meeting

VOTING ITEMS

Item		Board Recommendation	Page Reference

1	Election of Three Directors	For all nominees	17

2	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2024	For	22

3	Advisory Approval of the Company’s Executive Compensation	For	63

4	Approval of Amendment to the Articles of Incorporation to Declassify the Company’s Board of Directors	For	66

Transact any other business that properly comes before the meeting.

BOARD OF DIRECTORS
The following table provides summary information about each director nominee as of November 15, 2023. At our annual meeting, shareholders will be asked to elect the three director nominees in Class III listed in the table below. The Board of Directors unanimously recommends a vote FOR each nominee.
Class III - Directors whose terms expire at the 2024 annual meeting of shareholders and who are nominees for terms expiring at the 2025 annual meeting (if the amendment to our Amended and Restated Articles of Incorporation is approved), or at the 2027 annual meeting (if the amendment to our Amended and Restated Articles of Incorporation is not approved)

Name	Director Since	Occupation and Experience	Independent	Board Committees(1)
				AC	CGCC	EC	SFOC

William P. Stiritz	2012	Retired Executive and Chairman of the Board of Post Holdings, Inc.	No			✓	✓

Thomas C. Erb	2021	Chairman Emeritus of Lewis Rice LLC	No				✓

Jennifer Kuperman	2021	Senior Vice President of Corporate Affairs at Chime	Yes	✓

(1)	AC - Audit Committee; CGCC - Corporate Governance and Compensation Committee; EC - Executive Committee; SFOC - Strategy and Financial Oversight Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As a matter of good governance, we are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024. The Board of Directors unanimously recommends a vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

EXECUTIVE COMPENSATION
Our Board of Directors is asking that our shareholders vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of our compensation programs, but rather addresses our overall approach to the compensation of our named executive officers. Please read Compensation Discussion and Analysis beginning on page 24 and the executive compensation tables beginning on page 42 for additional details about our executive compensation programs. The Board of Directors unanimously recommends a vote FOR advisory approval of the compensation of our named executive officers.

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS
Our shareholders are being asked to approve a proposed amendment of our current Amended and Restated Articles of Incorporation to declassify our Board of Directors by eliminating its three classes and providing for the annual election of directors commencing at the 2025 annual meeting of shareholders. The Board of Directors unanimously recommends a vote FOR the approval of the proposed amendment to declassify our Board of Directors.

PROXY AND VOTING INFORMATION
Why am I receiving these materials?
The Board of Directors (the “Board of Directors” or the “Board”) of Post Holdings, Inc. (“Post Holdings,” “Post,” the “Company” or “we”) is soliciting proxies for the 2024 annual meeting of shareholders. This proxy statement, the form of proxy and the Company’s 2023 annual report to shareholders will be available at www.envisionreports.com/POST beginning on December 11, 2023. On or about December 11, 2023, a Notice Regarding the Availability of Proxy Materials (the “Notice”) will be mailed to shareholders of record at the close of business on November 27, 2023, the record date for the 2024 annual meeting of shareholders. On the record date, there were 60,528,625 shares of our common stock outstanding.
How can I receive printed proxy materials?
We have elected to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering our costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials. On or about December 11, 2023, we mailed to many of our shareholders a Notice containing instructions on how to access our proxy statement and annual report to shareholders online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.
Why is the Company holding a virtual annual meeting? How can I attend?
The Board of Directors, after careful consideration, has decided that the annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively online via a live audio-only webcast, in order to continue to provide expanded access, improved communication and cost savings for shareholders. We believe that hosting a virtual meeting will enable more shareholders to attend and participate in the meeting since shareholders can participate from any location around the world with Internet access. There will be no physical location for the annual meeting. You are entitled to participate in the annual meeting only if you were a shareholder as of the close of business on the record date, or if you hold a valid proxy for the annual meeting. The virtual annual meeting has been designed to provide substantially the same rights to participate as you would have at an in-person meeting.
If you are a shareholder, you can attend the annual meeting online, vote and submit your questions prior to and during the meeting by visiting https://www.meetnow.global/MSJZ4JW. Please follow the login and registration instructions outlined below. You will need a 15-digit control number to participate in the annual meeting.
Anyone may enter the annual meeting as a guest in listen-only mode at https://www.meetnow.global/MSJZ4JW, but only shareholders of record and beneficial owners of shares who have registered for the meeting may participate in the annual meeting.
The online meeting will begin promptly at 9:00 a.m., Central Time. We encourage you to access the meeting prior to the start time to provide ample time for logging in. Rules of conduct for the annual meeting will be posted on the annual meeting website at https://www.meetnow.global/MSJZ4JW.
I am a shareholder of record. How do I register for the annual meeting?
If you are a shareholder of record (i.e., you hold your shares through the Company’s transfer agent, Computershare), then you do not need to register to attend the annual meeting virtually. To attend the meeting, please visit the annual meeting website at https://www.meetnow.global/MSJZ4JW to log in on the day of the meeting. To access the meeting, you will need to enter the 15-digit control number printed in the shaded bar on your proxy card or Notice.
I am a beneficial owner of shares. How do I register for the annual meeting?
If your shares are held in “street name” (i.e., you hold your shares through an intermediary, such as in a stock brokerage account or by a bank or other nominee), then you must register in advance in order to attend the annual meeting virtually. To register, you must submit a legal proxy that reflects your proof of proxy power. The legal proxy must reflect your Post Holdings, Inc. share holdings, along with your name. Please forward a copy of the legal proxy, along with your email address, to Computershare. Requests for registration should be directed to Computershare either by email to legalproxy@computershare.com (forwarding the email from your broker, or attaching an image of your legal proxy) or by mail to Computershare, Post Holdings Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.
Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on Monday, January 22, 2024. You will receive a confirmation of your registration by email (or by mail, if no email address is provided) after Computershare receives your registration materials. To attend the meeting, please visit the annual meeting website at https://www.meetnow.global/MSJZ4JW to log in on the day of the meeting. To access the meeting, you will need to enter the 15-digit control number provided in the confirmation sent by Computershare.
What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record” with respect to those shares. We have sent a Notice or proxy materials directly to you.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in “street name.” Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded a Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following its instructions for voting by telephone or on the Internet.
What if I have trouble accessing the annual meeting virtually?
If you have difficulties logging into the annual meeting virtually, you can contact technical support at 888-724-2416 (locally) or 781-575-2748 (internationally) for technical assistance.
If there are any technical issues in convening or hosting the annual meeting, we will promptly post information to our newsroom website, www.postholdings.com/news/newsroom, including information on when the meeting will be reconvened.
What am I being asked to vote on at the meeting?
We are asking our shareholders to consider the following items:
1.the election of the three nominees to our Board of Directors named in this proxy statement;
2.the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2024;
3.advisory approval of the Company’s executive compensation;
4.an amendment to our current Amended and Restated Articles of Incorporation (as amended, our “Current A&R Articles”) to declassify our Board of Directors; and
5.any other business properly introduced at the annual meeting.
How many votes do I have?
You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:
•shares registered directly in your name with our transfer agent, Computershare, for which you are considered the “shareholder of record”;
•shares held for you as the beneficial owner through a broker, bank or other nominee in “street name”; and
•shares credited to your account in the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan and the BellRing Brands, Inc. 401(k) Plan.
How can I vote my shares?
You can vote by proxy or online at the virtual annual meeting. If you intend to vote at the virtual annual meeting, please refer to “Why is the Company holding a virtual annual meeting? How can I attend?” on page 3, “I am a shareholder of record. How do I register for the annual meeting?” on page 3 and “I am a beneficial owner of shares. How do I register for the annual meeting?” on page 3.
How do I vote by proxy?
 Pursuant to rules adopted by the SEC, we are providing you access to our proxy materials over the Internet. Accordingly, we are sending a Notice to our shareholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may vote on the Internet.
Registered Shares: If you are a shareholder of record, you may vote by telephone, Internet or mail. Our telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers that can be found on the Notice or proxy card mailed to you.
•Voting by telephone: You can vote by calling 800-652-VOTE (8683) and following the instructions provided. Telephone voting is available 24 hours a day, 7 days a week.

•Voting by Internet: You can vote via the Internet by accessing www.envisionreports.com/POST and following the instructions provided. Internet voting is available 24 hours a day, 7 days a week.
•Voting by mail: If you choose to vote by mail (if you request printed copies of the proxy materials by mail), simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
Street Name Shares: If you hold shares through a broker, bank or other nominee, you will receive materials from that person explaining how to vote.
If you submit your proxy using any of these methods, Matthew J. Mainer or Diedre J. Gray, who have been appointed by our Board of Directors as the proxies for our shareholders for this meeting, will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against each of the nominees to our Board of Directors and for or against any other proposals properly introduced at the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendations of our Board of Directors, or if you vote by mail, sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of the three nominees to our Board of Directors; “FOR” ratification of the appointment of our independent registered public accounting firm; “FOR” the proposal regarding advisory approval of the Company’s executive compensation; and “FOR” the amendment to our Current A&R Articles to declassify our Board of Directors.
If any other matter is presented at the meeting, your proxy will authorize Matthew J. Mainer or Diedre J. Gray to vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.
How can I authorize someone else to attend the annual meeting or vote for me?
Shareholders of Record: Shareholders of record can authorize someone other than the individual(s) named on the proxy card or Notice to attend the virtual meeting or vote on their behalf by crossing out the individual(s) named on the proxy card or Notice and inserting the name, address and email address of the individual being authorized. Request registration of an authorized representative for the annual meeting by forwarding an image of your updated proxy card or Notice to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Post Holdings Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.
Beneficial Owners of Shares: Beneficial owners of shares can authorize someone other than the individual(s) named on the legal proxy obtained from their brokers or banks to attend the virtual meeting or vote on their behalf by providing a written authorization to the individual being authorized along with a legal proxy. Contact information for the authorized individual, including name, address and email address, is required for registration of the authorized representative. Requests for registration of an authorized representative for the annual meeting, along with the contact information specified above and an image of your legal proxy, should be directed to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Post Holdings Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.
Requests for registration of an authorized representative must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on Monday, January 22, 2024.
How can I change or revoke my proxy?
Shareholders of Record: You may change or revoke your proxy by voting again on the Internet or by telephone after submitting your original vote, by submitting a written notice of revocation to Post Holdings, Inc., c/o Corporate Secretary, 2503 S. Hanley Road, St. Louis, Missouri 63144 before the annual meeting, by requesting and returning a proxy card by mail with a later date, or by attending the virtual annual meeting and voting online. For all methods of voting, the last vote cast will supersede all previous votes.
Beneficial Owners of Shares: You may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank or other nominee.
How do I vote in person?
You will not be able to vote in person at the annual meeting as the annual meeting will be exclusively virtual this year. However, you will be able to vote online at the virtual annual meeting. See “How can I vote my shares?” on page 4.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to the materials you receive from your broker, bank or other nominee.

How do I vote my shares in the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan or the BellRing Brands, Inc. 401(k) Plan?
If you are both a shareholder of Post and a participant in the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan or the BellRing Brands, Inc. 401(k) Plan, you will receive a single Notice or proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate Notices or proxy cards for individual and plan holdings. If you own shares through one of these plans and you do not return your proxy by 11:59 p.m., Eastern Time, on January 22, 2024, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the applicable plan. The trustee also will vote unallocated shares of our common stock held in the applicable plan in direct proportion to the voting of allocated shares in the applicable plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.
Is my vote confidential?
Yes. Voting tabulations are confidential, except in extremely limited circumstances. Such limited circumstances include a contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder includes written comments on a proxy card or other voting materials.
What “quorum” is required for the annual meeting?
In order to have a valid shareholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when shareholders holding a majority of the outstanding shares entitled to vote at the meeting are present or represented at the meeting, provided that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote.
What vote is required?
The election of each director nominee, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2024 and the advisory approval of the Company’s executive compensation must be approved by a majority of the shares represented at the annual meeting virtually or by proxy and entitled to vote on the matter. The amendment to our current A&R Articles to declassify our Board of Directors must be approved by at least two-thirds of the outstanding shares entitled to vote generally in the election of directors.
Although the approval of the Company’s executive compensation is advisory and not binding on the Company, the Board of Directors and the Corporate Governance and Compensation Committee (the “Committee”), which is responsible for administering the Company’s executive compensation programs, are interested in the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
How are the voting results determined?
For each matter to be voted on at the annual meeting, shareholders may vote “for,” “against” or “abstain.” For purposes of determining whether a nominee has been elected or a matter has been approved, a vote of “abstain” will be considered to be represented and entitled to vote at the annual meeting as to that particular nominee or other matter and will thus have the same effect as a vote “against” such nominee or other matter. If a broker indicates on its proxy that it does not have authority to vote certain shares held in street name, the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in street name on particular proposals under the rules of the New York Stock Exchange (the “NYSE”), and the beneficial owner of those shares has not instructed the broker to vote on those proposals. If you are a beneficial owner and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares only with regard to ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Shares registered in the name of a broker, bank or other nominee, for which proxies are voted on some, but not all, matters, will be considered to be represented at the annual meeting for purposes of determining a quorum and voted only as to those matters marked on the proxy card.
Is any other business expected at the annual meeting?
The Board of Directors does not intend to present any business at the annual meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the annual meeting, including any shareholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proxies will act on such matter in their discretion.

What happens if the annual meeting is adjourned or postponed?
If the annual meeting is adjourned or postponed, your proxy will still be valid and may be voted at the adjourned or postponed meeting.
How can I ask questions pertinent to annual meeting matters?
Shareholders may submit questions either before the annual meeting (from Tuesday, January 2, 2024 at 7:00 a.m., Central Time, until Thursday, January 18, 2024 at 4:00 p.m., Central Time) or during the annual meeting. If you wish to submit a question either before or during the annual meeting, please log into https://www.meetnow.global/MSJZ4JW, enter your 15-digit control number and follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting after voting is completed, subject to time constraints. Questions or comments that relate to proposals that are not properly before the annual meeting, relate to matters that are not proper subject for action by shareholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder or are not otherwise suitable for the conduct of the annual meeting as determined in the sole discretion of the Company will not be answered. In addition, questions may be grouped by topic by our management with a representative question read aloud and answered.
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file with the SEC on or before January 31, 2024. You also can go to our website at www.postholdings.com to access the Form 8-K. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC.

CORPORATE GOVERNANCE

Overview
We are dedicated to creating long-term shareholder value. It is our policy to conduct our business with integrity and an unrelenting passion for providing value to our customers and consumers. All of our corporate governance materials, including our corporate governance guidelines, our code of conduct for directors, officers and employees, our Audit Committee charter and our Corporate Governance and Compensation Committee charter, are published under the Governance section within the Responsibility portion of our website at www.postholdings.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC. Our Board of Directors regularly reviews these materials, Missouri law, the rules and listing standards of the NYSE and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies our corporate governance materials as warranted.

Director Independence and Role of the Independent Lead Director
Our Board of Directors follows the categorical independence standards based on the NYSE listing standards and the SEC rules and regulations as described in our corporate governance guidelines. Our Board has determined, in its judgment, that all of our non-employee directors, except for Mr. Stiritz, our Chairman of the Board, and Mr. Erb, are independent directors as defined in the NYSE listing standards and the SEC rules and regulations.
The independent members of the Board of Directors have the opportunity to meet regularly in executive sessions without the presence of management. These sessions are normally held following or in conjunction with regular Board and committee meetings. The chairman of the Corporate Governance and Compensation Committee acts as the presiding director during an executive session of the Board, and the chairman of the committee then in session acts as the chairman during an executive session of that committee.
Our corporate governance guidelines provide that if the Chairman of the Board is not an independent director, then the chairman of our Corporate Governance and Compensation Committee will serve as our independent Lead Director. Our Lead Director has a number of important responsibilities, including (i) working with the Chief Executive Officer to develop Board and committee agendas, (ii) coordinating and chairing executive sessions of the Board’s independent directors and (iii) working with the Corporate Governance and Compensation Committee to evaluate the size of the Board and each committee thereof, to determine specific skills, experiences and characteristics that should be represented on the Board, to identify candidates for nomination to the Board and to select members for appointment to the various Board committees. Mr. Grote currently serves as our Lead Director and plays an active role in the Company. He serves as an independent liaison between the Chairman of the Board, the Chief Executive Officer, the other members of our Board and management of our Company. He also is available to, and may consult and directly communicate with, shareholders and other key constituents, as appropriate. Mr. Grote has extensive knowledge about Post’s strategic objectives, the industry in which Post operates and the areas of strategic importance to Post. Our Chief Executive Officer confers regularly with Mr. Grote on a variety of topics, including updates on the Company’s business, merger and acquisition opportunities and other strategic matters. Mr. Grote also consults regularly with the Company’s independent compensation consultant, Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), and works closely with Aon to develop proposals for the design of our executive compensation programs, which are then reviewed by our Corporate Governance and Compensation Committee.

Code of Conduct
Our code of conduct sets forth our expectations for the conduct of business by our directors, officers and employees. We intend to post amendments to or waivers from (to the extent applicable to one of our directors or our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) our code of conduct on our website or in a report on Form 8-K.

Conflicts of Interest
Pursuant to our code of conduct, each director and officer has an obligation not to engage in any transaction that could be deemed a conflict of interest.
The Corporate Governance and Compensation Committee is responsible for approving and ratifying transactions in which one or more directors or executive officers may have an interest. The Committee reviews the material facts of all interested party transactions that require the Committee’s approval and either approves or disapproves of the entry into the interested party transaction. In the event management, in the normal course of reviewing our records, determines an interested party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.

No director may participate in the approval of an interested party transaction for which he or she is a related party. If an interested party transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.

Policy on Hedging and Pledging Company Stock
We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and prohibits pledging of shares of the Company’s securities by directors and executive officers. Specifically, the policy prohibits directors and executive officers from (i) purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) and (ii) pledging, hypothecating or otherwise encumbering shares of the Company’s common stock or other equity securities as collateral for indebtedness, including holding such shares in a margin account. Pursuant to the terms of the policy, directors and executive officers are afforded a reasonable opportunity to unwind or otherwise terminate any transaction existing as of the time such director or executive officer became subject to the policy that would otherwise violate the policy.

Structure of the Board of Directors
The Board of Directors is currently comprised of ten members. Our Current A&R Articles and Amended and Restated Bylaws provide for a Board of Directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting of shareholders. The size of the Board of Directors can be changed by a vote of its members, and in the event of any increase or decrease in the number of directors, the directors in each class shall be adjusted as necessary so that all classes shall be as equal in number as reasonably possible. However, no reduction in the number of directors shall affect the term of office of any incumbent director. Vacancies on the Board of Directors may be filled by a majority vote of the remaining directors, and the Board of Directors determines the class to which any director shall be assigned. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board of Directors, serves until the next meeting of shareholders at which directors in his or her assigned class are elected, at which time he or she may stand for election if nominated by the full Board.
As more fully described in the section Approval of Amendment to the Articles of Incorporation to Declassify the Company’s Board of Directors on page 66, our shareholders are being asked to approve a proposed amendment (the “Proposed Amendment”) of our Current A&R Articles to declassify the Board of Directors by eliminating its three classes and providing for the annual election of directors commencing at the 2025 annual meeting of shareholders. If the Proposed Amendment is approved by our shareholders, then the terms of all members of the Board of Directors will expire at the 2025 annual meeting of shareholders and, beginning at the 2025 annual meeting of shareholders and at each annual meeting thereafter, each director will stand for election for a one-year term and there will no longer be any class designation for our directors. The Proposed Amendment would not change the number of directors on the Board or the Board’s authority to change that number and to fill any vacancy or newly created directorships; however, the term of any person filling any vacancy or newly created directorship position would expire at the 2025 annual meeting of shareholders. If the Proposed Amendment is not approved by our shareholders, then the Board of Directors will remain classified. This general description of the proposed changes to the Current A&R Articles is qualified in its entirety by reference to the Proposed Amendment set forth in Annex A to this proxy statement.

Board Meetings and Committees
The Board of Directors has the following four committees: Audit; Corporate Governance and Compensation; Executive; and Strategy and Financial Oversight. The table below contains information concerning the membership of each of the committees and the number of times the Board of Directors and each committee met during fiscal year 2023. During fiscal year 2023, each director attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he or she served. Because our annual meeting of shareholders is purely routine in nature, our corporate governance guidelines do not require our directors to attend the annual meeting of shareholders, and accordingly, two directors attended the 2023 annual meeting of shareholders. The table below sets forth the members of the Board of Directors and each committee as of November 15, 2023.

Director	Board	Audit	Corporate Governance and Compensation	Executive	Strategy and Financial Oversight
William P. Stiritz	Δ			Δ	Δ
Robert V. Vitale	•			•	•
Dorothy M. Burwell	•	•
Gregory L. Curl	•		•		•
Thomas C. Erb	•				•
Robert E. Grote	•		Δ
Ellen F. Harshman	•	•
David W. Kemper	•	Δ
Jennifer Kuperman	•	•
David P. Skarie	•		•	•
Meetings held in fiscal year 2023	7	4	4	0	4

Δ	–	Chair	•	–	Member

Audit Committee
The Audit Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of our financial statements and financial reporting, (b) the independence and qualifications of our independent registered public accounting firm, (c) the performance of our internal audit function and independent registered public accounting firm, (d) our systems of internal accounting, financial controls and disclosure controls and (e) compliance with legal and regulatory requirements, codes of conduct and ethics programs.
The Board of Directors has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available under the Governance section within the Responsibility portion of our website at www.postholdings.com. The Board of Directors also has determined, in its judgment, that Mr. Kemper, the chair of our Audit Committee, qualifies as an “audit committee financial expert” as defined by SEC rules and that each member of the Audit Committee is “financially literate” as defined in the NYSE listing standards. Our corporate governance guidelines and Audit Committee charter provide that no Audit Committee member may serve on more than two other public company audit committees absent a judgment by the Board of Directors that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. The Board of Directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 23 of this proxy statement.

Corporate Governance and Compensation Committee
The Corporate Governance and Compensation Committee (a) determines the compensation level of our Section 16 officers, (b) reviews management’s Compensation Discussion and Analysis relating to our executive compensation programs and approves the inclusion of the same in our proxy statement and/or annual report to shareholders, (c) issues a report confirming the Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report to shareholders, (d) administers and makes recommendations with respect to director compensation, incentive compensation plans and stock-based plans and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. The Corporate Governance and Compensation Committee also (i) reviews and revises, as necessary, our corporate governance guidelines, (ii) considers and evaluates transactions between the Company and any director, officer or affiliate of the Company and (iii) identifies individuals qualified to become members of our Board of Directors. The Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided that any such subcommittees are composed entirely of independent directors.
The Board of Directors has determined, in its judgment, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The Committee operates under a written charter, adopted by the Board of Directors, which is available under the Governance section within the Responsibility portion of our website at www.postholdings.com. The report of the Corporate Governance and Compensation Committee can be found on page 62 of this proxy statement.
Executive Committee
The Executive Committee may exercise all Board authority in the intervals between Board meetings, to the extent such authority is in compliance with our corporate governance guidelines and does not infringe upon the duties and responsibilities of other Board committees.
Strategy and Financial Oversight Committee
The Strategy and Financial Oversight Committee periodically reviews financial and strategic matters with management in order to assist the Board of Directors in exercising its responsibilities regarding the financial condition, objectives and strategy of the Company.

Nomination Process for Election of Directors
The Corporate Governance and Compensation Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The Committee may, from time to time, initiate a search for a new candidate, seeking input from our Chairman of the Board and from other directors. The Committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our Amended and Restated Bylaws and our corporate governance guidelines. Candidates who meet those requirements and otherwise qualify for membership on our Board of Directors are identified, and the Committee initiates contact with preferred candidates. The Committee regularly reports to the Board of Directors on the progress of the Committee’s efforts. The Committee meets to consider and approve final candidates who are then presented to the Board of Directors for consideration and approval. Our Chairman or the chairman of the Committee may extend an invitation to join the Board of Directors.
The Committee relies primarily on recommendations from management and members of the Board of Directors to identify director nominee candidates. However, the Committee will consider timely written suggestions from shareholders. Such suggestions and the nominee’s consent to being nominated, together with appropriate biographical information (including principal occupation for the previous five years and business and residential addresses) and other relevant information, as outlined in our Amended and Restated Bylaws, should be submitted in writing to our corporate secretary. Shareholders wishing to suggest a candidate for director nomination for the 2025 annual meeting of shareholders should mail their suggestions to our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. Suggestions must be received by the corporate secretary no later than October 27, 2024. Please also see the section Other Matters – Shareholder Director Nominations and Proposals for the 2025 Annual Meeting on page 70 for information regarding the more formal nomination process.

Other Board Service
Our corporate governance guidelines do not prohibit our directors from serving on boards or committees of other organizations, except that no Audit Committee member may serve on more than two other public company audit committees absent a judgment by the Board of Directors that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. Our corporate governance guidelines provide, however, that each of our directors is expected to ensure that other commitments do not interfere with the director’s discharge of his or her duties.

Mr. Vitale is our President and Chief Executive Officer and serves as a member of our Board of Directors, as well as on the board of directors of the publicly-traded company Energizer Holdings, Inc. and as executive chairman of the publicly-traded company BellRing Brands, Inc. (“BellRing”); however, he is on medical leave in his executive capacities as of the date of this proxy statement. We believe that Mr. Vitale has the capacity to serve in these various roles. BellRing is a former subsidiary of ours that manufactures products in the global convenient nutrition category and historically comprised Post’s active nutrition business. We spun off BellRing on March 10, 2022 through a distribution of approximately 78.1 million (or approximately 80.1%) of our shares of BellRing common stock to our shareholders (the “BellRing Spin-off”), and subsequently divested our remaining shares of BellRing common stock; consequently, as of November 25, 2022, we no longer hold any shares of BellRing common stock. Mr. Vitale became executive chairman of BellRing shortly before its October 2019 initial public offering (the “BellRing IPO”). Serving as executive chairman of BellRing is the formalization of the oversight role in which Mr. Vitale previously served for Post’s historical active nutrition business prior to the BellRing IPO. Mr. Vitale’s involvement with BellRing is the same as it was prior to the BellRing IPO, but with a formal title due to the separation of the two companies, and Mr. Vitale has not spent, and we do not expect Mr. Vitale to spend, a materially different amount of time dedicated to BellRing as he spent prior to either the BellRing IPO or the BellRing Spin-off. Since he began serving as BellRing’s executive chairman in 2019, Mr. Vitale’s service has not impacted the discharge of any of his duties at Post. In addition, BellRing has an independent lead director who undertakes many of the traditional responsibilities that are typically fulfilled by the chairperson of a board of directors. Therefore, our Board of Directors does not believe that Mr. Vitale’s other board commitments have interfered or will interfere with Mr. Vitale’s discharge of his duties as our President and Chief Executive Officer and as a member of our Board of Directors.

Role of the Board in Risk Oversight
Although management is responsible for the day-to-day management of risk, the Board of Directors, directly and through its committees, is responsible for the oversight of risk. The Board’s standing committees assist the Board in risk oversight, and the Board has delegated to certain committees oversight responsibilities for those risks that are directly related to their areas of focus, as set forth below:
•The Audit Committee discusses policies with respect to risk assessment and risk management. The Audit Committee also reviews information concerning environmental, legal, regulatory and other matters that may represent material financial exposure or material risk to the Company and the appropriate management thereof. Further, the Audit Committee is responsible for risk oversight regarding our IT and cybersecurity systems and practices.
•The Corporate Governance and Compensation Committee is responsible for overseeing risks arising from or in connection with our corporate governance and our compensation policies and practices and regularly consults with outside advisors in developing such policies and practices (including Aon, which provides an annual trends report regarding such policies and practices). We do not believe our compensation policies and practices encourage excessive or unnecessary risk-taking as their design encourages employees to remain focused on both short- and long-term financial and operational goals.
•The Strategy and Financial Oversight Committee is responsible for overseeing risks related to our financial condition, objectives and strategies. At each meeting, the Strategy and Financial Oversight Committee assesses such risks faced by our Company and categorizes them based on, among other factors, the immediacy of each risk and how each should be addressed.
The Board and its committees regularly review and discuss with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with the Board at regularly scheduled meetings.
For instance, management is responsible for identifying, implementing and evaluating the adequacy of the Company’s disclosure controls and procedures in a manner that captures and discloses information about the Company’s material risks in a timely and effective manner. The Audit Committee reviews management’s assessment of disclosure controls and procedures at each quarterly Audit Committee meeting (which all non-Audit Committee members are invited to, and generally do, attend as non-voting members), during which:
•the Chief Financial Officer and the Chief Accounting Officer present the financial results and any new disclosures concerning emerging /continuing risks to the Company;
•the Vice President of Internal Audit presents the results of on-going internal control testing and how emerging risks are being evaluated and mitigated; and
•the independent auditor presents the results of quarterly reviews and annual audits.

The Audit Committee also receives updates from other members of management at its meetings, including updates from:
•the Chief Compliance Officer (who also serves as the Senior Vice President of Human Resources and reports directly to the Executive Vice President, General Counsel and Chief Administrative Officer), who presents at each quarterly Audit Committee meeting on our compliance program and food safety (which the Board has deemed to be a critical risk area for the Company), including related events, trends, employee trainings and legislative updates;
•the Vice President of Food Safety, who presents at least semi-annually (and provides a written report quarterly) to the Audit Committee on food and people safety; and
•the Chief Information Officer and the Chief Information Security Officer, who present at least semi-annually (and provide a written report quarterly) to the Audit Committee on cybersecurity incidents, emerging threats and trends.
In addition to the regular updates provided at the Audit Committee meetings, key members of management, including the Chief Compliance Officer, the Vice President of Internal Audit and the Vice President of Food Safety, are provided with a direct line of access to the chairman of the Audit Committee.

Board Leadership Structure
Our current Board leadership structure consists of:
•separate Chairman of the Board and Chief Executive Officer roles;
•an independent Lead Director;
•all non-management directors except for the Chief Executive Officer;
•independent Audit and Corporate Governance and Compensation Committees; and
•governance practices that promote independent leadership and oversight.

Separate Chairman and Chief Executive Officer
We do not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that it should maintain flexibility to select our chairperson and Board leadership structure from time to time. William P. Stiritz serves as our non-executive Chairman of the Board, and Robert V. Vitale (who is on medical leave as of the date of this proxy statement) serves as our Chief Executive Officer. Mr. Vitale also is a member of the Board. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time because it allows Mr. Vitale to focus on operating and managing our Company, while Mr. Stiritz can focus on leading our Board. In addition, an independent director serves as Lead Director. As described below, we believe our governance practices ensure that skilled and experienced independent directors provide independent guidance and leadership.
When determining the leadership structure that will allow the Board of Directors to effectively carry out its responsibilities and best represent our shareholders’ interests, the Board considers various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, Board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.
Independent Lead Director and Independent Directors
Pursuant to our corporate governance guidelines, the chairman of the Corporate Governance and Compensation Committee, currently Mr. Grote, acts in the role of our independent Lead Director. The Lead Director’s duties are described above under “Director Independence and Role of the Independent Lead Director.”
In addition to the Lead Director, the Board has a majority of independent directors. The Audit Committee and Corporate Governance and Compensation Committee are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately monitor the Chief Executive Officer. Our independent directors have the opportunity to meet in executive session at the conclusion of each of our Board of Directors meetings.

Director Evaluations
On an annual basis, the Corporate Governance and Compensation Committee is expected to conduct an evaluation of the Board of Directors and the functioning of the committees of the Board. In addition to this evaluation, and as a part of this process, the Board and each committee conducts a self-assessment. The Corporate Governance and Compensation Committee reviews the results of these self-assessments, shares the same with the Board and each committee, as appropriate, and makes any advisable recommendations based on this feedback.

Policy on Director Diversity
Although the Corporate Governance and Compensation Committee does not have a written policy regarding diversity in identifying new director candidates or who should be included in the initial pool of candidates when selecting new director candidates, the Committee takes diversity into account in looking for the best available candidates to serve on the Board of Directors. The Committee believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics promotes inclusiveness, enhances the Board of Directors’ deliberations and enables the Board of Directors to better represent all of our constituents, including our diverse consumer base and workforce. Accordingly, the Committee seeks out highly qualified candidates with diverse backgrounds, skills and experiences. The Committee looks to establish diversity on the Board of Directors through a number of demographics, experience (including operational experience), skills and viewpoints. The Committee also considers factors such as diversity on the basis of race, color, national origin, gender, religion, disability and sexual orientation. These considerations have been important factors in recent additions to the Board of Directors: three of our directors are women, Ms. Burwell, Ms. Harshman and Ms. Kuperman, and Ms. Burwell is African-American.

Communication with the Board
Shareholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group may do so by writing to the individual director or group, c/o Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. The Board of Directors has directed our corporate secretary to forward shareholder communications to our Chairman and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use her discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive or was addressed previously in some manner; and other correspondence unrelated to the Board of Directors’ corporate governance and oversight responsibilities.

Environmental, Sustainability and Social Matters
We believe that integrating environmental, social and governance (“ESG”) considerations is key to creating long-term value for our shareholders and other stakeholders. Our Board of Directors is responsible for overseeing matters relating to our ESG practices and initiatives, and our Audit Committee is responsible for reviewing information concerning matters that may represent material risk and the appropriate management thereof. Our Board of Directors also is responsible for reviewing our annual ESG reports and considering significant ESG trends that may impact our Company. To assist our Board of Directors in overseeing our ESG practices and initiatives, we have two groups of key internal stakeholders: (i) an ESG Steering Committee that is comprised of senior leaders from across our Company, the mission of which is to steer our ESG direction by leading the development of our ESG strategy and recommending goals, policies, practices and disclosures that align with such strategy and (ii) an ESG Operations Council comprised of technical influencers from each of our businesses, the mission of which is to implement our ESG strategy by providing operational perspectives, aligning on technical elements of implementing our ESG program, sharing best practices and technical expertise between our businesses and ensuring an effective flow of ESG information throughout our Company. Our ESG program currently centers around four strategic pillars (with specific focus areas within each pillar): (i) sourcing responsibility (supplier ESG practices, commodity traceability and animal welfare are the focus areas), (ii) operational responsibility (environment, health, safety and sustainability data and key performance indicators, energy and climate and environmental stewardship are the focus areas), (iii) product responsibility (food quality and safety, sustainable packaging and responsible marketing are the focus areas) and (iv) social responsibility (diversity, equity and inclusion, empowering people and community engagement are the focus areas).
Environmental Sustainability
In fiscal year 2021, we launched a detailed and thoughtful process to establish enterprise-wide, concrete, measurable sustainability goals. The process was spearheaded by the ESG Steering Committee, with oversight from the Board of Directors and significant input from the ESG Operations Council. Based on the results of this process, we established six enterprise-wide sustainability goals related to greenhouse gas (“GHG”) emissions, no deforestation, water, waste, sustainable packaging and animal welfare, each of which is a priority focus area for our ESG program. We continue to make progress on all six goals, including by reducing our Scope 1 and Scope 2 GHG emissions. In fiscal year 2023, we also reinforced our climate transition commitments by establishing a new goal regarding Scope 3 GHG emissions from sourced ingredients and packaging. To meet this new commitment, we joined the CDP Supply Chain program to collect data on emissions directly from our suppliers and the Supplier Leadership on Climate Transition (Supplier LOCT) program, which provides suppliers with tools and technical assistance to reduce emissions.

We remain committed to improved transparency around our programs and practices that impact ESG, including aligning disclosures with leading standards and frameworks such as the Global Reporting Initiative (GRI), the Sustainable Accounting Standards Board (SASB) and the International Sustainability Standards Board (ISSB), including the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD). We provide detailed public responses to the CDP’s (formerly the Carbon Disclosure Project) annual climate change questionnaire, which responses include detailed quantitative metrics relating to our global environmental impact, such as data covering Scopes 1, 2 and 3 GHG emissions and climate-related risk assessments. In fiscal year 2023, we continued to enhance our corporate responsibility website to increase the transparency, frequency and accessibility of ESG information, including by publishing a quarterly ESG newsletter and providing multiple years of environmental and social data. Further, our ESG Steering Committee will publish our annual Environmental, Social and Governance Report in December 2023, which will be available on our website at www.postholdings.com/responsibility/esg-reports-and-disclosures.
Information on our website, including in our annual ESG reports, does not constitute part of (and shall not be deemed incorporated by reference into) this proxy statement or any other document we file with the SEC.
Empowering People
Diversity, Equity and Inclusion
We are committed to building an inclusive culture throughout our organization. Our Diversity, Equity and Inclusion Council, which has representation from our holding company and each of our businesses, develops strategies, helps establish and implement initiatives for diversity, equity and inclusion (“DEI”) and creates tools that can be used to align efforts and monitor and track progress across our organization. During fiscal year 2023, our Diversity, Equity and Inclusion Council established working committees (dedicated to image, suppliers, talent and culture) to focus and refine its efforts.
Our Company’s DEI initiatives include: (i) conducting a standardized DEI training program utilized throughout our organization to establish a consistent foundation of knowledge and foster more inclusive work environments; (ii) forming and supporting employee resource groups throughout our organization with a focus on DEI; (iii) integrating inclusive business practices to eliminate bias in talent management and procurement; (iv) issuing our DEI newsletter biannually; and (v) operating an employee speak-up line to encourage a “speak up” culture with regard to DEI matters. Our Board of Directors receives periodic updates regarding our DEI efforts.
Health and Safety
We are committed to maintaining a healthy and safe workplace for our employees. We adhere to a global environmental, health, safety and sustainability policy. We utilize a comprehensive safety and risk management system that incorporates rigorous safety standards and practices, employee and leadership training to ensure consistent implementation of our safety protocols and periodic internal and external audits to evaluate our compliance with such policies. Through regular communications between safety teams and leaders, we strive to continuously improve and update our safety protocols and practices. Our senior leadership team and our Board of Directors receive periodic updates regarding the performance of our safety and risk management system and our risk mitigation activities.
The COVID-19 pandemic led to unique challenges, and throughout the pandemic, we highlighted, invested in and recognized the importance of our employees, including by implementing additional safety protocols as part of our health and safety program.
Empowering People in our Communities
We are passionate about making a difference in our communities and use our time, talent and resources to give back. We primarily direct our community involvement to charities and other initiatives that focus on food insecurity and hunger relief, veterans and military families, education and at-risk youth and disaster relief. We make substantial donations of food to food banks, community kitchens and community health organizations.

Information Technology and Cybersecurity Risk Oversight
We recognize the importance of protecting our information and our information technology (“IT”) systems. With this in mind, we focus on IT and cybersecurity measures on both an enterprise-wide operational level, including at each of our businesses, and on an individual employee level. Accordingly, we have in place various methods and levels of IT and cybersecurity measures which are aimed at protecting our information and IT systems both internally and through our partners, vendors and suppliers to help secure long-term value for our shareholders and other stakeholders.

By way of example, these measures generally include the following:
•industry standard targeted controls to protect our environment, including antivirus, antimalware, multi-factor authentication, complex passwords, email security and firewalls to protect our assets and our ability to maintain operations;
•we use a number of technologies to help detect, identify and manage risks within our environments, including endpoint detect and response (EDR), security information and event management (SIEM) and vulnerability management;
•we have documented incident response processes that incorporate third party response retainers;
•we regularly assess our cybersecurity programs using external parties through cyber maturity assessments, penetration tests and other targeted controls assessments;
•our central systems are backed up and have associated disaster recovery plans;
•review of our critical third party technology providers’ data protection, systems and processes;
•we are a member of an information sharing and analysis center (ISAC) to help us understand sector specific challenges and contribute to the overall cybersecurity community; and
•our employees complete various training and awareness programs addressing cybersecurity and data privacy challenges we face in our industry.
Our Audit Committee is responsible for overseeing matters relating to our IT and cybersecurity practices and initiatives, and receives quarterly briefings on cybersecurity matters. To further assist our Audit Committee, we also have designated specific roles who oversee cybersecurity for the Company.

ELECTION OF DIRECTORS
(Proxy Item No. 1)
The terms of three current directors (Messrs. Erb and Stiritz and Ms. Kuperman) will expire at the 2024 annual meeting of shareholders. Our Board of Directors has nominated Messrs. Erb and Stiritz and Ms. Kuperman for election for a three-year term that will expire in 2027. However, if the Proposed Amendment to our Current A&R Articles to declassify our Board of Directors is approved (as discussed in further detail in the section Approval of Amendment to the Articles of Incorporation to Declassify the Company’s Board of Directors on page 66), then the term of each of Messrs. Erb and Stiritz and Ms. Kuperman would expire at the 2025 annual meeting of shareholders in accordance with the Proposed Amendment, regardless of the fact that they were elected to a three-year term to expire in 2027 pursuant to this proposal.
The Board of Directors is not aware that any of the nominees will be unwilling or unable to serve as a director. Each nominee has consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the persons named on the proxy card to vote for a replacement nominee if the Board of Directors names one. As an alternative, the Board of Directors may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.
Each nominee is currently a director. Mr. Stiritz was elected to the Board effective February 3, 2012, immediately after Post’s separation from Ralcorp Holdings, Inc. (“Ralcorp”) was completed. Mr. Erb and Ms. Kuperman were appointed to the Board effective May 4, 2021.
The persons named on the proxy card intend to vote the proxy representing your shares for the election of Messrs. Erb and Stiritz and Ms. Kuperman, unless you indicate on the proxy card contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.
The Board of Directors unanimously recommends a vote “FOR” each of these nominees.

Information about the Current Directors and Nominees for Election to the Board of Directors
Board Composition
We believe that our directors should possess the highest personal and professional integrity and values and be committed to representing the long-term interests of our shareholders. We further believe that the backgrounds and qualifications of our directors, considered as a group, should provide a blend of business experience and competence, and professional and personal abilities, that will allow the Board of Directors to fulfill its responsibilities. The Corporate Governance and Compensation Committee works with the Board to determine the appropriate mix of these backgrounds and qualifications to maintain a Board with strong collective abilities.
To fulfill these objectives, the Board of Directors has determined that it is important to nominate directors with the skills and experiences set forth below, among others. The experiences, qualifications and skills that the Board considered in each director’s nomination are included in their individual biographies and in the matrix provided below.
•Leadership Experience.  We believe that directors with experience in significant leadership positions over an extended period generally possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others. They also generally possess a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.
•Financial or Accounting Acumen.  We believe that an understanding of finance and financial reporting processes enables our directors to evaluate and understand the impact of business decisions on our financial statements and capital structure. In addition, accurate financial reporting and robust auditing are critical to our ongoing success.
•Industry Experience.  We seek directors with experience as executives or directors or in other leadership positions in industries relevant to our business, including consumer packaged goods, branded products, retail or consumer product manufacturing.
•Operational Experience.  We believe that directors who are current or former executives with direct operational responsibilities bring valuable practical insight to helping to develop, implement and assess our operating plan and business strategy. Operational experience includes experience in areas such as marketing, supply chain, sustainability and commodity management.
•Public Company Experience.  Directors with experience as executives or directors of other publicly-traded companies generally are well prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management, and help further our goals of greater transparency, accountability for management and the Board and protection of our shareholders’ interests.
In addition, when evaluating the suitability of individuals for nomination, the Corporate Governance and Compensation Committee considers other appropriate factors, including whether the individual satisfies applicable independence requirements.
The following information is furnished with respect to each nominee for election as a director and each continuing director. The ages of the directors are as of December 31, 2023.

Board Matrix
The following matrix provides information regarding each nominee for election as a director and each continuing director, including certain types of experiences and skills that the Board of Directors has determined are important and certain diversity demographics. The matrix does not encompass all of the experiences and skills of our directors, and the fact that a particular experience or skill is not listed does not mean that a director does not possess it.

	Burwell	Curl	Erb	Grote	Harshman	Kemper	Kuperman	Skarie	Stiritz	Vitale
Experiences and Skills
Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial or Accounting Acumen	✓	✓	✓			✓	✓	✓	✓	✓
Industry Experience						✓		✓	✓	✓
Operational Experience	✓			✓	✓	✓	✓	✓	✓	✓
Public Company Experience		✓		✓		✓	✓	✓	✓	✓
Race/Ethnicity
Black/African American	✓
Caucasian/White		✓	✓	✓	✓	✓	✓	✓	✓	✓
Other
Gender
Female	✓				✓		✓
Male		✓	✓	✓		✓		✓	✓	✓
Nominees for Election
WILLIAM P. STIRITZ has served as our Chairman of the Board of Directors since February 2012. Previously, Mr. Stiritz served as our Chief Executive Officer from February 2012 until November 2014 and served as our Executive Chairman from November 2014 until February 2016. Mr. Stiritz is a private equity investor and served as the chairman of the board of directors of Ralcorp from 1994 until February 2012. Since prior to 2005, Mr. Stiritz has been a partner at Westgate Group LLC, a consumer-oriented private equity firm. Mr. Stiritz was chairman emeritus of the board of directors of Energizer Holdings, Inc., a publicly-traded manufacturer, marketer and distributor of primary batteries, portable lights and auto care appearance, performance, refrigerant and fragrance products, from January 2007 to May 2008 and chairman of the board of directors of Energizer Holdings, Inc. from 2000 to 2007. In addition, he served as a director of Vail Resorts, Inc., a publicly-traded global mountain resort operator, from 1997 to 2009. Mr. Stiritz has extensive managerial expertise, including as chairman of a number of public and private companies, and experience in financial operations, as well as diverse industry experience and expertise with large multinational corporations. Age 89.
THOMAS C. ERB has served as a member of the Board of Directors since May 2021. Mr. Erb is the Chairman Emeritus of Lewis Rice LLC (“Lewis Rice”), a St. Louis regional law firm with over 150 lawyers, and most recently served as Chairman of Lewis Rice from May 2012 until August 2020. Mr. Erb has spent his entire forty-plus year legal career with Lewis Rice. Mr. Erb has served as an advisory director of the CIC Group, a privately held construction company, since 2015, and previously served on the board of directors of the United Way of Greater St. Louis, a privately-funded charitable organization, from 2012 to 2020. Mr. Erb has two years of public accounting experience. Mr. Erb has expertise and background in legal affairs, human resources, employee relations, strategic planning, management and finance. Age 70.
JENNIFER KUPERMAN has served as a member of the Board of Directors since May 2021. Ms. Kuperman is currently the Senior Vice President of Corporate Affairs at Chime, a financial technology company. Previously, Ms. Kuperman was head of international corporate affairs at Alibaba Group Holding Limited, a multinational conglomerate holding company specializing in eCommerce, retail, internet and technology, from April 2016 until January 2021 and served as vice president, international corporate affairs at Alibaba Group Holding Limited from August 2014 to April 2016. Prior to joining Alibaba Group Holding Limited, Ms. Kuperman was senior vice president of corporate brand and reputation at Visa Inc., a global payments technology company, from April 2013 to August 2014 and chief of staff, office of the chairman and chief executive officer at Visa Inc. from August 2010 to April 2013. Ms. Kuperman also served as head of global corporate communications and citizenship at Visa Inc. from August 2008 to July 2010 and head of employee and client communication at Visa Inc. from August 2004 to June 2008. Ms. Kuperman serves on the board of directors of BellRing Brands, Inc., a publicly-traded former subsidiary of ours that manufactures products in the global convenient nutrition category. Ms. Kuperman also serves on the board of directors of Kyriba, a global leader in cloud treasury and finance solutions, as well as CoachArt, a nonprofit organization that provides arts and recreational opportunities to youth with chronic and life-threatening illnesses. Ms. Kuperman has experience in significant leadership positions and extensive international experience. Age 50.

Directors Continuing in Service
DOROTHY M. BURWELL has served as a member of the Board of Directors since July 2020. Ms. Burwell joined The Finsbury Group Limited, now FGS Global (UK) Ltd (“FGS Global”), a global strategic communications consultancy part of WPP PLC (“WPP”), in 2008, and has been a partner at FGS Global since September 2015. Ms. Burwell has played an integral role in the firm’s diversity efforts, serving on its global diversity committee and as an executive sponsor for WPP’s inter-agency diversity steering group, which oversees diversity and inclusion initiatives across the United Kingdom (the “U.K.”). Prior to joining FGS Global, Ms. Burwell spent six years at Goldman Sachs, a multinational investment bank and financial services company, in the investment banking division as well as in the firmwide strategy group. Ms. Burwell serves on the board of directors of Pennon Group plc, a U.K. publicly-listed water utility company. Ms. Burwell also serves as a trustee of The Consumer’s Association, the registered charitable name of Which? Group, the largest independent consumer rights organization in the U.K., and as a trustee for the London chapter of The Links, Incorporated, a nonprofit organization committed to strengthening disadvantaged Black communities in the United States and internationally. Ms. Burwell has expertise in stakeholder engagement, corporate transactions, capital markets communications and crisis management. Age 43.
GREGORY L. CURL has served as a member of the Board of Directors since February 2012. Mr. Curl has been President of Temasek Holdings, an investment company owned by the Singapore government, since September 2010, following a banking career of over 35 years. From 1997 until January 2010, he served as vice chairman of corporate development and chief risk officer at Bank of America Corporation, retiring from Bank of America Corporation in March 2010. Prior to that, Mr. Curl served in a number of senior executive capacities. In addition, Mr. Curl serves as vice chairman - Asia of Temasek International, an operating subsidiary of Temasek Holdings, as the chairman of the board of directors of Rivulis Irrigation Ltd., a wholly-owned subsidiary of Temasek Holdings that is a global manufacturer and provider of complete micro and drip irrigation systems and solutions, and as the chairman of the board of directors of its affiliate, Rivulis Pte Ltd. Mr. Curl also serves on the board of directors of CITIC Limited, one of China’s largest conglomerates focusing primarily on financial services, resources and energy, manufacturing, engineering contracting and real estate. Mr. Curl has over 35 years of experience and background in the financial services industry, particularly in mergers and acquisitions. Age 75.
ROBERT E. GROTE has served as a member of the Board of Directors since February 2012. Mr. Grote is, and has been for the past five years, a retired executive. Prior to 1998, Mr. Grote spent more than 20 years in management. He served in a number of executive positions at Washington Steel Corporation, an integrated, flat-rolled stainless steel producer, most recently as VP-Administration. He also served as general counsel for Washington Steel Corporation and on the company’s board of directors. Mr. Grote later ran two Pittsburgh, Pennsylvania non-profit organizations: Pittsburgh Center for the Arts and Central Blood Bank. Prior to joining Washington Steel Corporation, he practiced law in St. Louis, Missouri, and served for two years as an Assistant United States Attorney for the Eastern District of Missouri. Mr. Grote has expertise and background in legal affairs, human resources, employee relations, strategic planning and management. Age 80.
ELLEN F. HARSHMAN has served as a member of the Board of Directors since October 2017. Ms. Harshman most recently served as the Dean Emerita of the Richard A. Chaifetz School of Business (previously the John Cook School of Business) at Saint Louis University, where she worked at the direction of the Saint Louis University president to lead and manage an institutional project to celebrate the university’s bicentennial, from 2015 until her retirement in January 2019. From 2013 to 2015, Ms. Harshman served as the chief academic officer of Saint Louis University. Ms. Harshman served as the dean of the Richard A. Chaifetz School of Business at Saint Louis University from 2003 to 2013 and was the first female dean of a major business school in the St. Louis, Missouri area. Ms. Harshman also served as an associate professor of management. Ms. Harshman continues to be active professionally and with regional civic and social service organizations, including the Archdiocesan Council of St. Vincent de Paul, Greater St. Louis, Inc., the Civic Pride Foundation of Explore St. Louis and St. Louis Forum. Ms. Harshman has expertise and background in legal affairs, human resources, employee relations, strategic planning and management. Age 78.
DAVID W. KEMPER has served as a member of the Board of Directors since September 2015. Mr. Kemper became Executive Chairman of Commerce Bancshares, Inc., a publicly-traded bank holding company, in August 2018, after serving as its chairman and chief executive officer since 1991. Mr. Kemper is a director of Tower Properties Company, a property management company, and Enterprise Holdings, Inc., a private holding company of car rental companies. Mr. Kemper previously served as president of the Federal Advisory Council to the Federal Reserve. Mr. Kemper also previously served on the board of directors of Ralcorp from 1994 to 2013. Mr. Kemper has extensive managerial expertise, including as a chief executive officer, experience in financial operations and expertise with large corporations. Age 73.

DAVID P. SKARIE has served as a member of the Board of Directors since February 2012. Mr. Skarie previously served as co-chief executive officer and president of Ralcorp from September 2003 until his retirement in December 2011. Mr. Skarie also served on the board of directors of Ralcorp from 2003 until February 2012. Prior to serving as co-chief executive officer and president of Ralcorp, Mr. Skarie served as president of several other companies in the consumer food products industry, including Ralston Foods and The Carriage House Companies. Mr. Skarie also served on the board of advisors of Clement Pappas and Company, Inc. (which has since merged into Lassonde Industries), a private label juice company, from 2002 until 2010. Mr. Skarie has expertise and background in the consumer packaged goods industry, including as a chief executive officer. Age 77.
ROBERT V. VITALE has served as our President and Chief Executive Officer since November 2014, and is currently on medical leave. Mr. Vitale also has served as a member of our Board of Directors since November 2014. Previously, Mr. Vitale served as our Chief Financial Officer from October 2011 until November 2014. Mr. Vitale served as president and chief executive officer of AHM Financial Group, LLC, a diversified provider of insurance brokerage and wealth management services, from 2006 until 2011 and previously was a partner of Westgate Equity Partners, LLC, a consumer-oriented private equity firm. Mr. Vitale has served as the executive chairman of BellRing Brands, Inc., a publicly-traded former subsidiary of ours that manufactures products in the global convenient nutrition category, since September 2019, but since November 2, 2023 has been on medical leave in his executive capacity, and is a member of the board of directors of 8th Avenue Food & Provisions, Inc. (“8th Avenue”), a private brand-centric, consumer products holding company which we separately capitalized with third parties. Mr. Vitale also served as the president and chief investment officer of Post Holdings Partnering Corporation (“PHPC”), our former publicly-traded affiliate that was a special purpose acquisition company, from January 2021 until June 2023. Mr. Vitale also serves on the board of directors of Energizer Holdings, Inc., a publicly-traded manufacturer, marketer and distributor of primary batteries, portable lights and auto care appearance, performance, refrigerant and fragrance products. Age 57.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item No. 2)
The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024, and the Board of Directors has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by our shareholders at the annual meeting of shareholders. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since February 2012. A representative of that firm will be present at the annual meeting of shareholders, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.
We are not required to obtain shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and the best interests of our shareholders.
The following table sets forth an estimate of the fees that we expect to be billed for audit services during the fiscal year ended September 30, 2023 and for other services during that fiscal year, and the fees billed for audit services during the fiscal year ended September 30, 2022 and for other services during that fiscal year.

	Year Ended September 30,
	2023	2022
Audit fees(1)	$5,573,120	$4,963,920
Audit-related fees(2)	$—	$—
Tax fees(3)	$520,800	$643,800
All other fees(4)	$12,900	$12,900
_________
(1)Audit fees relate primarily to the audit and reviews of our financial statements and comfort letters, consents and reviews of SEC registration statements.
(2)Audit-related fees are for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements.
(3)Tax fees include consulting and compliance services and preparation of tax returns in jurisdictions outside of the United States.
(4)All other fees include any fees for services rendered by PricewaterhouseCoopers LLP which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software.
With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such services are undertaken.
The Audit Committee has a formal policy concerning approval of all services to be provided by PricewaterhouseCoopers LLP, including audit, audit-related, tax and other services. The policy requires that all services PricewaterhouseCoopers LLP may provide to us must be pre-approved by the Audit Committee. The chairman of the Audit Committee has the authority to pre-approve permitted services that require action between regular Audit Committee meetings, provided that the chairman reports any pre-approval decisions to the Audit Committee at the next regular meeting. The Audit Committee approved all services provided by PricewaterhouseCoopers LLP during fiscal year 2023.
Our audit was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers LLP.
The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. Our internal auditors assist the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The Audit Committee discusses with our internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee meets, at least quarterly, with the internal auditors and independent registered public accounting firm, and at the Audit Committee’s discretion with and without management present, and discusses the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.
With respect to our audited financial statements for the fiscal year ended September 30, 2023, management has represented to the Audit Committee that the financial statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”) and the Audit Committee has reviewed and discussed those financial statements with management. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2023 be included in our Annual Report on Form 10-K filed with the SEC for that year.
Although the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with GAAP. This is the responsibility of management and the independent registered public accounting firm.
David W. Kemper, Chairman
Dorothy M. Burwell
Ellen F. Harshman
Jennifer Kuperman

COMPENSATION OF OFFICERS
Compensation Discussion and Analysis
Introduction
The following Compensation Discussion and Analysis (the “CD&A”) describes our fiscal year 2023 executive compensation structure. This CD&A is intended to be read in conjunction with the tables beginning on page 42, which provide detailed compensation information for our following named executive officers (the “named executive officers” or the “NEOs”):

Name	Title
Robert V. Vitale(1)	President and Chief Executive Officer
Matthew J. Mainer(2)	Senior Vice President, Chief Financial Officer and Treasurer
Jeff A. Zadoks(1)(2)	Executive Vice President and Chief Operating Officer
Nicolas Catoggio	President & CEO, Post Consumer Brands
Diedre J. Gray	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary
Mark W. Westphal	President, Foodservice
(1) On November 2, 2023, in connection with Mr. Vitale’s medical leave of absence, Mr. Zadoks was appointed Interim President and Chief Executive Officer.
(2)     Effective December 1, 2022, Mr. Mainer transitioned from Senior Vice President and Treasurer to Senior Vice President, Chief Financial Officer and Treasurer. Effective December 1, 2022, Mr. Zadoks transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President and Chief Operating Officer.

Total Compensation Opportunity
Our executive compensation structure consists of three primary components: base salary, annual bonus (our Senior Management Bonus Program) and long-term incentives. A fourth element of our compensation structure consists of traditional benefits programs (e.g., limited perquisites and benefits).
Executive Summary
Performance and Company Highlights for Fiscal Year 2023
We view the Company’s performance in two primary ways:
•operating and financial performance; and
•return to shareholders over time, both on an absolute basis and relative to similar companies.
Post Holdings provides strategic oversight, capital allocation and shared corporate services to each of its operating businesses. In addition, during fiscal year 2023, Post Holdings’ executives provided strategic guidance to Post Holdings’ shared platforms, 8th Avenue and Post Holdings’ former publicly-traded special purpose acquisition company, PHPC, which was dissolved in June 2023. We also measure the Company’s performance in our ability to create unique and dynamic investment opportunities and creative financing and mergers and acquisitions structures.
Our Company, as well as the consumer packaged goods industry in which we operate, have been impacted by the following trends which have impacted our results of operations and may continue to impact our results of operations in the future, including:
•inflationary pressures, which have driven increased input costs and therefore pricing actions within each of our respective businesses;

•shifting consumer preferences from branded to private label or other value products as consumers continue to be impacted by rising costs, which has negatively impacted sales volumes within our Refrigerated Retail, Post Consumer Brands and Weetabix businesses and driven shifts in product mix toward lower margin products within our Post Consumer Brands and Weetabix businesses; and
•outbreaks of avian influenza during fiscal year 2022 and early fiscal year 2023, which impacted our Foodservice and Refrigerated Retail businesses, and drove increased costs related to production inefficiencies, egg supply constraints and higher market-based egg prices, all of which were mitigated through volume management with customers and pricing actions
Despite these challenges, during fiscal year 2023, we achieved a number of strategic and financial accomplishments that we believe will benefit the Company and our shareholders alike in the coming years:
•We delivered on our financial commitments.
◦In November 2022, the Company announced expected Adjusted EBITDA of between $0.99 and $1.04 billion for fiscal year 2023. In May 2023, following the Pet Food acquisition (described further below), the Company increased guidance of Adjusted EBITDA for fiscal year 2023 to be between $1.09 and $1.13 billion, inclusive of the partial year contribution from the Pet Food acquisition.
◦Ultimately, the Company delivered $301.3 million of net earnings from continuing operations and $1.233 billion of Adjusted EBITDA, which was approximately $123 million in Adjusted EBITDA over the midpoint of our increased guidance range. See Annex B to this proxy statement for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.
•We completed the acquisition of a portion of The J.M. Smucker Company’s pet food business, including brands such as Rachael Ray Nutrish, Nature’s Recipe, 9Lives, Kibbles ’n Bits and Gravy Train, private label pet food assets and certain manufacturing and distribution facilities (collectively, “Pet Food”) for a purchase price of approximately $1.21 billion. The acquisition provides us with a compelling entry point into, and a platform for future investment opportunities in, the attractive and growing pet food category, and highlights our management’s strategic direction to seize upon the opportunity to move into a wholly new category. While Pet Food was only reflected in partial year results, Pet Food exceeded management’s underwriting case.
•We exchanged all of our remaining approximately 4.6 million shares of BellRing common stock with one of our lenders to repay approximately $99.9 million of debt.
•We repurchased and retired approximately $319 million in principal value of outstanding debt through open market purchases of senior notes, at an average discount of approximately 13.5%.
•Our stock price at the end of fiscal year 2023 was $85.74, an increase of approximately 4.7% from the start of the fiscal year and a compound annual growth rate of approximately 14.2% since our separation from Ralcorp in February 2012 (after adjusting for the spin-off of BellRing).
Spin-Off of BellRing
On March 10, 2022, we completed the spin-off of BellRing through a distribution of approximately 78.1 million (or approximately 80.1%) of our shares of BellRing common stock to our shareholders. Our shareholders received 1.267788 shares of BellRing common stock for each share of Post common stock held as of February 25, 2022, and since the date of the BellRing Spin-off, each share of BellRing common stock has increased in value by 50.8% as of the end of fiscal year 2023. The BellRing Spin-off was intended to be tax-free to our shareholders (except to the extent of any cash received in lieu of fractional shares). In separate transactions in August and November 2022, we exchanged all of our remaining shares of BellRing common stock with certain of our lenders to repay outstanding debt. As of November 25, 2022, we no longer held any shares of BellRing common stock.
Management Team Drives Performance and Creates Shareholder Value
We are a shareholder value driven organization and our compensation philosophy is designed to be aligned with shareholder interests. Management’s objective is to maximize total shareholder return (“TSR”), and compensation decisions are guided by the principle of creating shareholder value.

2023 Say-on-Pay Vote
We received 87.1% support from our shareholders for the compensation of our named executive officers at our fiscal year 2022 annual meeting of shareholders held in early 2023. For fiscal year 2023 compensation plan design decisions, the Committee considered this vote outcome, as well as the program and governance enhancements made in recent years in direct response to our shareholder outreach.
Shareholder outreach is a cornerstone of our governance profile. We regularly engage with our shareholders to discuss issues, including, but not limited to, the status of and outlook for our business, key risks and trends affecting the market generally as well as our product categories, the compensation arrangements used to support our business strategy and general governance topics. We seek a collaborative approach to issues of importance to our investors, and want to ensure that our corporate governance practices remain industry-leading from their perspectives.
Corporate Governance Highlights

What We Do (Best Practice)		What We Don’t Allow
√	Enforce strict insider trading policies and enforce blackout trading periods for executives and directors	X	No hedging or pledging of Company stock permitted by executives or directors under our anti-hedging and anti-pledging policy
√	Utilize a clawback policy for incentive-based compensation	X	No single-trigger or modified single-trigger change-in-control arrangements
√	Set meaningful stock ownership guidelines for executives and directors	X	No change-in-control severance multiple in excess of three times salary and target/actual bonus
√	Disclose performance goals and performance results for our Senior Management Bonus Program and our performance-based restricted stock unit (“PRSU”) equity grants	X	No excise tax gross-ups upon a change in control
√	Set a maximum individual payout limit on our Senior Management Bonus Program and our PRSU equity awards	X	No re-pricing or cash buyout of underwater stock options or stock appreciation rights (“SARs”) allowed
√
In fiscal year 2023, approximately 90% of our Chief Executive Officer’s total pay opportunity was variable “at risk” compensation. Our other NEOs also had on average approximately 83% of their total compensation in variable “at risk” programs.
		X	No enhanced retirement formulas
√	Limited perquisites and other benefits	X	No executive officer guaranteed compensation either annually or multi-year
√
Incorporate general severance and change-in-control provisions in our management continuity agreements and Executive Severance Plan that are consistent with market practice, including double-trigger requirements for change-in-control protection
		X	No market timing with granting of equity awards
√	Retain an independent compensation consultant reporting directly to the Committee
Our executive compensation programs are intended to attract and retain executive officers and to align the interests of our executive officers and our shareholders. The Committee’s objectives for our programs include, but are not limited to, the following:
•reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense;
•enhancing shareholder value by focusing management on financial metrics that drive value;
•focusing on at-risk compensation versus fixed compensation;
•attracting, motivating and retaining executive talent willing to commit to long-term shareholder value creation; and

•aligning executive decision-making with business strategy and discouraging excessive risk taking.
The Committee determines the type and amount of compensation opportunity for our officers based on a thorough review of a variety of factors, including competitive market data, the officer’s current responsibilities and value to the Company, future leadership potential and individual/corporate/business performance.
We believe that our executive compensation structure strikes a balance of incentive opportunities based on:
•financial metrics in the Senior Management Bonus Program that directly impact our stock price and enhance longer-term shareholder value;
•stock price performance to focus our executive team on delivering superior long-term shareholder value; and
•TSR against companies in our industry to focus on delivering superior shareholder value.
The following table outlines the elements of our executive pay programs and each element’s relationship with our ongoing annual executive compensation philosophy for NEOs:

Component	Purpose	Characteristics	Fixed or Performance-Based

Base Salary	Attracts and retains executives through market-based pay	Compensates executives fairly and competitively for their roles	Fixed

Annual Bonus (Senior Management Bonus Program)	Encourages achievement of financial performance metrics that drive short-term results	Based on achievement of predefined financial performance objectives	Performance-Based

Long-Term Incentives (“LTI”)	Align executives’ long-term compensation interests with shareholders’ investment interests	Value to the executive is based on long-term stock price performance	Performance-Based

Performance-Based Restricted Stock Units (“PSRUs”)	Motivate corporate executives to provide superior TSR over the long term	Three-year TSR ranking versus Russell 3000 Packaged Foods & Meats companies	Performance-Based

Restricted Stock Units (“RSUs”)	Provide basic retention value and reinforce management behaviors to increase stock price after the grant date	Require stock price growth for our executives to recognize increased value	Performance-Based

Health/Welfare Plans and Retirement Benefits	Provide competitive benefits that promote employee health and productivity and support longer-term physical and fiscal security	Similar to benefits offered to other employees	Fixed

Perquisites	Provide limited personal benefits that are consistent with our overall philosophy and objective to attract and retain superior executive talent	Limited personal use of the corporate aircraft (see page 39)	Fixed

Fiscal Year 2023 NEO Target Compensation Structure Summary
Component	Summary
Base Salary
The following salaries were approved for fiscal year 2023:
•Mr. Vitale: $1,250,000 (2.1% increase)
•Mr. Mainer: $450,125 (33.0% increase to recognize role promotion)
•Mr. Zadoks: $700,000 (12.0% increase to recognize role promotion)
•Mr. Catoggio: $700,000 (7.7% increase)
•Ms. Gray: $646,875 (3.5% increase)
•Mr. Westphal: $621,000 (3.5% increase)
Fiscal year 2023 compensation decisions were based on a combination of competitive peer company market data provided by our independent compensation consultant, internal alignment and individual performance. Increases for Mr. Mainer and Mr. Zadoks were based on a review of competitive market data for their new roles; Mr. Mainer was promoted to the role of Chief Financial Officer and Mr. Zadoks was promoted to the role of Chief Operating Officer.

Target Annual Bonus (Senior Management Bonus Program)
Our fiscal year 2023 Senior Management Bonus Program design was generally consistent with our fiscal year 2022 structure. For Mr. Vitale, Mr. Mainer, Mr. Zadoks and Ms. Gray, we maintained our four-pronged approach with 25% weighting on the Adjusted EBITDA performance of each of our four wholly-owned business units.
For Mr. Catoggio and Mr. Westphal, we maintained our structure of having their payout opportunity based solely on the Adjusted EBITDA performance of their specific business units.
Similar to fiscal year 2022, earned bonus payouts for fiscal year 2023 were not made in cash, but rather with RSU grants that vest on the first anniversary of the grant date. Our range of payout opportunity remained at 50% to 150% of target for Mr. Catoggio and Mr. Westphal, and up to 150% for the other NEOs, for minimum to maximum performance levels.
The following changes were approved for fiscal year 2023:
•Minimum performance requirement for each business unit: Changed from 95% to 90% of the target Adjusted EBITDA to be more in-line with competitive practice.
•Maximum performance requirement for each business unit: Changed from 105% to 110% of the target Adjusted EBITDA to be more in-line with competitive practice.
•Value of RSU grant based on performance achievement:
◦Below 90% of target Adjusted EBITDA: No RSUs are granted with respect to the results of that business unit.
◦90% to 95% of target Adjusted EBITDA: RSUs representing 50% of target bonus value are granted with respect to the results of that business unit.
◦95% to 100% of target Adjusted EBITDA: RSUs representing 50% to 100% of target bonus value, interpolated on a straight-line basis between performance points, are granted with respect to the results of that business unit.
◦100% to 110% of target Adjusted EBITDA: RSUs representing 100% to 150% of target bonus value, interpolated on a straight-line basis between performance points, are granted with respect to the results of that business unit.
◦In determining grants for Messrs. Vitale, Mainer and Zadoks and Ms. Gray, interpolation is at the business unit level and reference to target bonus value means 25% of their total target bonus opportunity.
Target bonus opportunities for fiscal year 2023 did not change for Mr. Vitale, Mr. Catoggio, Ms. Gray and Mr. Westphal. Target bonus changes were approved for Mr. Mainer and Mr. Zadoks to recognize their role promotions based on competitive market data from our peer companies.
The following target bonus opportunities were approved for fiscal year 2023:
•Mr. Vitale: 150% of base salary
•Mr. Zadoks: 110% of base salary
•All other NEOs: 100% of base salary

Fiscal Year 2023 NEO Target Compensation Structure Summary
Long-Term Incentives
Equity Grants
We offer a balanced mix of equity vehicles to ensure our executives’ opportunities are linked to increases in shareholder value beyond grant date. We believe a combination of LTI programs with significant performance-based value and efficient share utilization is most appropriate.
The weighting of our fiscal year 2023 equity grants was consistent with fiscal year 2022. Approximately 50% of total value was apportioned to each of PRSUs and RSUs, except as noted below.
•PRSU program: Measures the Company’s three-year TSR performance ranking versus the Russell 3000 Packaged Foods & Meats companies.
•RSU program: RSUs vest one-third per year on the first, second and third anniversaries of the grant date.
•Special RSU grant: On November 15, 2022, Mr. Catoggio received a special RSU grant which will not vest until the fourth anniversary of the grant date, strengthening our retention of his leadership services as the President and CEO of Post Consumer Brands through November 15, 2026. His employment commenced on September 13, 2021 and this special RSU grant was awarded to him to replace compensation he forfeited at his prior employment and to retain a strong leader for one of our largest business units.

Total Compensation Mix
Our mix of total compensation, as illustrated by the below charts, is significantly skewed towards variable “at-risk” compensation:

Compensation Decision Process
Role of the Committee
The Committee is responsible to our Board of Directors for oversight of our executive compensation programs. The Committee consists of independent directors and is responsible for the review and approval of all aspects of our programs. Among its duties, the Committee is responsible for:
•considering input from our shareholders;
•reviewing and assessing competitive market data;
•reviewing the chief executive officer’s performance and determining the chief executive officer’s compensation;
•reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for the NEOs and other executive officers;
•evaluating the competitiveness of each executive’s total compensation package to ensure that we can attract and retain critical management talent; and
•approving any changes to the total compensation programs for the NEOs, including, but not limited to, base salary, annual bonuses, long-term incentives and benefits.
Following review and discussion, the Committee or the Board, as applicable, approves the executive compensation of our executive officers. The Committee is supported in its work by our Executive Vice President, General Counsel and Chief Administrative Officer and human resources and legal teams, as well as the Committee’s independent compensation consultant. In the event that an employee becomes an executive officer in the middle of the fiscal year, the Committee approves such executive officer’s compensation on a go-forward basis but does not retroactively approve any compensation or compensation targets previously set for such employee.
Role of Management
For executive officers other than himself, our President and Chief Executive Officer makes pay recommendations to the Committee based on competitive market data and an assessment of individual performance. His recommendations to the Committee establish appropriate and market-competitive compensation opportunities for our executive officers, consistent with our overall pay philosophy. The Committee reviews and discusses the recommendations, in conjunction with the Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No executive officer participates directly in the final deliberations or determinations regarding his or her own compensation package.
Role of the Independent Compensation Consultant
The Committee retains the services of Aon, in accordance with the Committee’s charter. Aon reports directly to the Committee. The Committee retains sole authority to hire or terminate Aon, approves its professional fees, determines the nature and scope of its services and evaluates its performance. A representative of Aon attends Committee meetings, as requested, and communicates with the Committee chair between meetings. The Committee makes all final decisions regarding executive compensation.
Aon’s specific compensation consultation roles include, but are not limited to, the following:
•advising the Committee on director and executive compensation trends and regulatory developments;
•developing a peer group of companies for determining competitive compensation rates;
•providing a total compensation study for executives against executives at peer companies;
•providing advice to the Committee on corporate governance best practices, as well as any other areas of concern or risk;
•serving as a resource to the Committee chair for meeting agendas and supporting materials in advance of each meeting;
•reviewing and commenting on proxy statement disclosure items, including preparation of the CD&A; and
•advising the Committee on management’s pay recommendations.

The Committee has assessed the independence of Aon as required by the NYSE listing standards. The Committee reviewed its relationship with Aon and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act. Based on this review, the Committee concluded that Aon is independent and that there are no conflicts of interest raised by the work performed by Aon.
Role of Peer Companies and Competitive Market Data
Annually, the Committee reviews total compensation market data provided by Aon. The Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. Consistent with prior years, the following peer group development criteria were used to develop competitive market values to assist with fiscal year 2023 pay decisions:
•Industry: similar to Post, based on the Global Industry Classification System (GICS) code of Packaged Foods & Meats;
•Company size: approximately 0.4 times to 3 times Post’s annual revenues, with a secondary focus on market cap. In developing our peer group for compensation comparisons, we not only consider our consolidated corporate revenues, but we also consider a broader view of “revenues under management” to account for some members of our executive team providing strategic guidance to our shared platforms (such as 8th Avenue). At the time of peer group development, Post’s combined revenues under management were approximately $7 billion to $8 billion, and the median revenues for the peer companies were approximately $8.5 billion;
•Peers: companies using Post in their compensation peer group;
•Peers of peers: companies used in the peer groups of potential peer companies; and
•Competitors: companies that compete with Post for business and management talent.
Slight changes were made to the prior fiscal year peer group to assist with fiscal year 2023 pay decisions. For fiscal year 2023 compensation decisions, we removed Primo Water Corporation as its annual revenues were below Aon’s peer threshold and added Coca-Cola Consolidated, Inc. with revenues below, but similar to, Post’s. The peer group consisted of the following 15 companies:

•Campbell Soup Company •Coca-Cola Consolidated, Inc. •Conagra Brands, Inc. •General Mills, Inc. •The Hain Celestial Group, Inc. •The Hershey Company •Hormel Foods Corporation •The J. M. Smucker Company	•Kellogg Company •Lamb Weston Holdings, Inc. •McCormick & Company, Incorporated •Monster Beverage Corporation •Newell Brands Inc. •Pilgrim’s Pride Corporation •TreeHouse Foods, Inc.
The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning. The Committee also evaluates the compensation programs of other companies which, while not in the peer set, have similar characteristics of Post’s business model, complexity and sophistication.
Timing of Compensation Decisions
Pay recommendations for our executives, including our executive officers, are typically made by the Committee at its first regularly scheduled meeting of the fiscal year, normally held in November. However, for fiscal year 2023, the Committee approved the structure of the Senior Management Bonus Program in September 2022, just prior to the fiscal year beginning, with the performance goals set at the first regularly scheduled meeting of the fiscal year. The November meeting is typically held around the same time as we report our fourth quarter and annual financial results for the preceding fiscal year. This timing allows the Committee to have a complete financial performance picture prior to making compensation decisions. In advance of its regularly scheduled November meeting, the Committee often has pre-meetings or other off-cycle discussions to give thorough consideration to the appropriate amount and structure of compensation for our executives.

Decisions with respect to prior fiscal year performance, as well as annual equity awards, base salary increases and target performance levels for the current fiscal year and beyond, also typically are made at the Committee’s first regularly scheduled meeting for the fiscal year. Further, any equity awards approved by the Committee at this meeting are dated as of the date of the Committee meeting. As such, the Committee does not time the grants of options or any other equity incentives to the release of material non-public information.
The exceptions to this timing are awards to executives who are promoted or hired from outside of the Company during the fiscal year. These executives may receive equity awards effective or dated, as applicable, as of the date of their promotion or hire or the next nearest scheduled Committee meeting.
Determination of CEO Compensation
At its first regularly scheduled meeting of the fiscal year, the Committee reviews and evaluates CEO performance, and determines performance achievement levels, for the prior fiscal year. The Committee also reviews competitive compensation data. Following review and discussion, the Committee or the Board, as applicable, approves the CEO’s compensation.
2023 Compensation Elements
Base Salary
Base salaries are designed to recognize the competency, experience and performance an executive brings to the position. For fiscal year 2023, compensation decisions were based on a combination of competitive peer company market data provided by our independent compensation consultant, internal equity and alignment and individual performance. The Committee reviews base salaries for our executive officers annually.

Name	Fiscal Year 2023 Base Salary	Change from Fiscal Year 2022
Robert V. Vitale	$1,250,000	2.1%
Matthew J. Mainer	$450,125	33.0% (1)
Jeff A. Zadoks	$700,000	12.0% (1)
Nicolas Catoggio	$700,000	7.7%
Diedre J. Gray	$646,875	3.5%
Mark W. Westphal	$621,000	3.5%
(1)     Mr. Mainer and Mr. Zadoks received increases commensurate with competitive market data for their new roles; Mr. Mainer was promoted to the role of Chief Financial Officer and Mr. Zadoks was promoted to the role of Chief Operating Officer.
Annual Bonus (Senior Management Bonus Program)
Our NEOs are eligible to earn incentives based on fiscal year performance. The Senior Management Bonus Program is designed to reward superior annual performance in key areas that we believe create long-term value for shareholders.
For fiscal year 2023, the Committee designed the bonus program as follows:
•Corporate NEOs: Consistent with fiscal year 2022, for the corporate officers (Mr. Vitale, Mr. Mainer, Mr. Zadoks and Ms. Gray), the Committee approved a structure weighted 25% on the fiscal year 2023 Adjusted EBITDA performance for each of our four wholly-owned business units—Post Consumer Brands, Foodservice, Refrigerated Retail and Weetabix. The rationale for this design was to encourage our corporate NEOs to spend equal time and effort guiding the strategic efforts of each of our four wholly-owned business units.
•Business unit NEOs: Consistent with fiscal year 2022, for our business unit leaders (Mr. Catoggio and Mr. Westphal), the Committee approved a structure based solely on their specific business unit’s Adjusted EBITDA performance.
•All NEOs: Earned amounts were paid out in RSU grants (rather than cash) made after the conclusion of fiscal year 2023 with vesting on the first anniversary of the grant date, generally subject to continued employment. Our rationale for this design was to encourage the long-term retention of our NEOs and align their interests with the interests of our shareholders.
For fiscal year 2023, the Committee approved the following structure modifications:
◦Minimum performance requirement for each business unit: Changed from 95% to 90% of the target Adjusted EBITDA to be more in-line with competitive practice.
◦Maximum performance requirement for each business unit: Changed from 105% to 110% of the target Adjusted EBITDA to be more in-line with competitive practice.

◦Value of RSUs granted based on performance achievement:
▪Below 90% of target Adjusted EBITDA: No RSUs are granted with respect to the results of that business unit.
▪90% to 95% of target Adjusted EBITDA: RSUs representing 50% of target bonus value are granted with respect to the results of that business unit.
▪95% to 100% of target Adjusted EBITDA: RSUs representing 50% to 100% of target bonus value, interpolated on a straight-line basis between performance points, are granted with respect to the results of that business unit.
▪100% to 110% of target Adjusted EBITDA: RSUs representing 100% to 150% of target bonus value, interpolated on a straight-line basis between performance points, are granted with respect to the results of that business unit.
▪In determining grants for Messrs. Vitale, Mainer and Zadoks and Ms. Gray, interpolation is at the business unit level and reference to target bonus value means 25% of their total target bonus opportunity.
Adjusted EBITDA continues to be the best metric for measuring performance achievement levels of our executive officers because it is directly linked to shareholder returns (as many investors value the Company based on an EBITDA multiple), and it is a clear, objective, straight-forward financial metric. Potential financial adjustments to Adjusted EBITDA include items such as transaction costs and integration costs, provision for legal settlements, non-cash stock-based compensation and other extraordinary items that the Company believes do not contribute to a meaningful evaluation of the Company’s performance. Any adjustments are consistent with our announced results.
Target award opportunities: For each NEO, the following target bonuses (as a percentage of base salary) were in place for fiscal year 2023.

Name	Fiscal Year 2023 Target (% of Salary)	Change from Fiscal Year 2022
Robert V. Vitale	150%	No change
Matthew J. Mainer	100%	Increased 50%(1)
Jeff A. Zadoks	110%	Increased 10%(1)
Nicolas Catoggio	100%	No change
Diedre J. Gray	100%	No change
Mark W. Westphal	100%	No change
(1)     Mr. Mainer and Mr. Zadoks received increases commensurate with competitive market data for their new roles; Mr. Mainer was promoted to the role of Chief Financial Officer and Mr. Zadoks was promoted to the role of Chief Operating Officer.
Target and Actual Fiscal Year 2023 performance: The Committee set the Adjusted EBITDA targets for each of our four wholly-owned business units at performance levels that it considered rigorous, aggressive and challenging, attainable only with strong performance and that took into account the relevant risks and opportunities. The targets for all of our four business units were set significantly or slightly above the prior year actual performance levels, with the exception of Weetabix, which is discussed below. Additionally, the Post Consumer Brands Adjusted EBITDA target for fiscal year 2023 was adjusted to include Pet Food, which the Company acquired in April 2023, for the portion of fiscal year 2023 that Pet Food was owned by the Company, and such adjusted target is reflected in the below table.
In developing our fiscal year 2023 business plan and corresponding incentive plan performance metric targets, which were based on the business plan, specifically with respect to the Weetabix business unit, the Committee took into account that various macroeconomic headwinds were expected to be faced by Weetabix during the year. In particular, the Committee expected that significant commodity, labor and energy inflation in the U.K. would outpace Weetabix’s ability to increase product pricing that would take into account higher production costs, that selling, general and administrative expenses would increase (primarily due to wage inflation and increased information technology costs) and that the conversion rate between the U.S. dollar and the British pound sterling would remain unfavorable. Accordingly, the Committee set an Adjusted EBITDA target for Weetabix that was modestly reduced from its Adjusted EBITDA target for fiscal year 2022.
Given the progress of our business results throughout the year, in May 2023 the Committee approved an increase in investment in our business to accelerate our marketing efforts in the total amount of $13 million across the Company. The Committee viewed this incremental investment as the best way to take maximum advantage of potential market opportunities, as well as being in the best interest of the Company and our shareholders. Ultimately, approximately $12 million of the accelerated marketing spending was utilized across the Company. As a result of the increased investment, the Committee correspondingly adjusted the targets for Adjusted EBITDA to take account of this decision, and those adjusted targets are reflected in the below table.
The following table shows, for each business unit, the minimum, below target, target and maximum performance levels, the actual result and the resulting achievement percentage, as well as the weighted payout. For performance achievement between the below-target and target levels, and separately between the target and maximum performance levels, earned amounts are interpolated on a straight-line basis between points.
(dollars and British pounds in millions)

Fiscal Year 2023 Adjusted EBITDA Goals / Achievement	90% Minimum	95% Below Target	100% Target	110% Maximum	Actual	Payout as a % of Target
Post Consumer Brands (1)	$474.4	$500.8	$527.1	$579.8	$578.4	148.5%
Foodservice (1)	$296.9	$313.4	$329.9	$362.9	$480.5	150.0%
Refrigerated Retail (1)	$127.9	$135.0	$142.1	$156.3	$147.4	118.5%
Weetabix (1)(2)	£94.5	£99.8	£105.0	£115.5	£89.9	—%
Weighted Average Payout %						104.0%
(1)    See Annex B to this proxy statement for a reconciliation of actual segment Adjusted EBITDA to the most directly comparable GAAP measure.
(2)    Performance of the Weetabix business unit is measured in the British pound, the local currency of Weetabix. The actual segment Adjusted EBITDA of Weetabix, measured in the U.S. dollar, was $110.2 million.
As described above, the Committee verifies achievement relative to the targets to determine the respective performance levels, and then calculates the weighted average of the performance level of each business unit to determine the total fiscal year 2023 annual incentive plan payout for each NEO.

Based on the approved fiscal year 2023 performance results above, the Committee approved the bonus amounts set forth in the table below.

Approved Fiscal Year 2023 Actual Bonuses From the Senior Management Bonus Program
Name	Fiscal Year 2023 Target Bonus (% of Salary)	Fiscal Year 2023 Actual Bonus Earned (% of Target) (1)	Fiscal Year 2023 Actual Bonus Earned (in Dollars) (1)	Fiscal Year 2023 Actual Bonus Earned (in RSUs Granted) (1)(2)
Robert V. Vitale	150%	104%	$1,950,000	22,682
Matthew J. Mainer	100%	104%	$468,130	5,445
Jeff A. Zadoks	110%	104%	$800,800	9,315
Nicolas Catoggio	100%	150%	$1,050,000	12,214
Diedre J. Gray	100%	104%	$672,750	7,825
Mark W. Westphal	100%	150%	$931,500	10,835
(1)     For Mr. Vitale, Mr. Mainer, Mr. Zadoks and Ms. Gray, earned payout amounts were calculated using 25% weighting for each of our four wholly-owned business unit’s fiscal year 2023 Adjusted EBITDA performance. For Mr. Catoggio, the earned payout amount was based solely on Post Consumer Brands’ fiscal year 2023 Adjusted EBITDA performance. For Mr. Westphal, the earned payout amount was based solely on Foodservice’s fiscal year 2023 Adjusted EBITDA performance.
(2)     The number of RSUs granted to each NEO was determined by dividing such NEO’s actual bonus earned (in dollars) by our closing stock price on the day that the Committee approved the bonus amounts ($85.97).
Post Consumer Brands fell just short of its maximum performance level, achieving 148.5% of its segment Adjusted EBITDA target. In light of Mr. Catoggio’s leadership of a newly-expanded business unit (due to the Company’s recent acquisition of Pet Food) and the otherwise strong performance of the pre-acquisition Post Consumer Brands business, the Committee exercised its reasonable discretion and determined to pay out a bonus to Mr. Catoggio at the 150% maximum performance level (an additional 123 RSUs), consistent with the payout at 150% to Post Consumer Brands salaried employees.

Recognition Bonuses for Fiscal Year 2023 Extraordinary Performance
As described above, in fiscal year 2023, the Company generated exceptional results.
•Post’s overall performance for fiscal year 2023 far exceeded both internal and external expectations, driven by tremendous Foodservice results, significant price realization and supply chain improvements within our retail businesses and a strong start to our recently acquired Pet Food. Ultimately, we delivered $301.3 million of net earnings from continuing operations and $1.233 billion in Adjusted EBITDA, which was approximately $123 million in Adjusted EBITDA over the midpoint of our increased guidance range of $1.110 billion issued after our acquisition of Pet Food. See Annex B to this proxy statement for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.
•Post’s leverage was reduced during fiscal year 2023 from 5.6x to 4.6x and our annual cash interest payments were reduced from approximately $320 million to approximately $300 million.
•Post executed one significant acquisition in fiscal year 2023 and substantially negotiated a second complementary acquisition that closed in the first quarter of fiscal year 2024.
•The Company paid out bonuses at the 150% maximum performance achievement level to nearly all salaried employees across the Company.
Due to the Company’s extraordinary performance during fiscal year 2023, and in recognition of the superb efforts of the executive team in producing such results, the Committee decided to award Messrs. Vitale, Mainer and Zadoks and Ms. Gray special recognition bonuses, in the amounts reflected in the table below, which were paid in the form of RSU grants (rather than cash) after the conclusion of fiscal year 2023. The RSUs will vest on the first anniversary of the grant date.

Recognition Bonuses - Corporate NEOs
Name	Fiscal Year 2023 Recognition RSUs Granted(1)
Robert V. Vitale	10,032
Matthew J. Mainer	2,408
Jeff A. Zadoks	4,120
Diedre J. Gray	3,461
(1)     The number of RSUs granted to each NEO was determined by dividing such NEO’s special bonus (in dollars) by our closing stock price on the day that the Committee approved the special bonus amounts ($85.97).
Long-Term Incentives – Fiscal Year 2023 Grants
The Committee believes in a balanced approach to long-term incentive compensation, with an emphasis on performance-based compensation opportunities and efficient share utilization. All NEOs except for Mr. Catoggio were compensated on the same LTI structure consisting of approximately 50% of value apportioned to each of PRSUs and RSUs.
The Committee uses competitive market data from our annual total compensation study to assist with targeted long-term incentive value. In addition, the Committee considers individual performance, potential future contributions to our business, internal equity and management’s recommendations.
PRSUs (all NEOs): PRSUs are earned based on our future achievement of three-year relative TSR goals for Post Holdings. The opportunity to earn shares is based on our three-year TSR ranking versus the Russell 3000 Packaged Foods & Meats companies (which consisted of 39 companies, including Post Holdings, as of October 1, 2022, the beginning of the three-year performance period). This component focuses our executives’ behaviors on long-term decision-making that enhances shareholder value. Further, comparing the Company’s performance against the TSR of the Russell 3000 Packaged Foods & Meats companies rewards our NEOs for driving performance greater than or equal to our peers, as the companies in the peer group are all generally subject to the same market factors as the Company. Each PRSU earned is settled with a share of the Company’s common stock following the completion of the three-year performance period.

For the fiscal year 2023 PRSU grants, consistent with fiscal year 2022, shares as a percentage of target may be earned on a sliding scale as follows:

Post’s Relative 3-Year TSR Percentile Rank	Vesting (1)
>85th	260% of target
75th	200% of target
50th	100% of target
25th	50% of target
<25th	0% of target
(1) Performance between points is interpolated on a straight-line basis.
Consistent with our 2022 PRSU structure, the following bullets summarize the fiscal year 2023 PRSU structure:
•Performance period: October 1, 2022 through September 30, 2025.
•Performance requirements and payout opportunities: Please refer to the chart above.
•Peer group: Russell 3000 Packaged Foods & Meats companies; acquired companies are removed from the rankings; bankruptcies are dropped to the bottom ranking.
•Beginning and ending values: Based on the average of the 250 trading days immediately prior to and including the first/last day of the performance period to mitigate any short-term swings in stock price on either end.
•Dividends: Re-invested on the ex-dividend date.
•Negative three-year TSR: If Post has a negative three-year TSR, then payout is capped at 100% of target, regardless of ranking.
•Vesting: The number of PRSUs awarded in accordance with the sliding scale vesting table set forth above will vest following the end of the three-year performance period. No PRSUs will vest during the performance period, with limited exceptions in cases of death, disability or involuntary termination of employment associated with a change in control of the Company (or absent an involuntary termination, failure of the acquirer in a change in control to assume, on substantially the same terms, the PRSUs).
RSUs: The value of RSUs provides a base level of retention value as well as incentive for increasing shareholder value. Our standard RSUs granted in fiscal year 2023 to our NEOs vest one-third per year on the first, second and third anniversaries of the grant date.
Mr. Catoggio also received a special RSU grant on November 15, 2022, with no vesting until the fourth anniversary of the grant date, strengthening our retention of his leadership services as the President and CEO of Post Consumer Brands through November 15, 2026. His employment commenced on September 13, 2021 and this special RSU grant was awarded to him to replace compensation he forfeited at his prior employment and to retain a strong leader for one of our largest business units.
Long-Term Incentives – Fiscal Year 2021 PRSU Achievement – October 1, 2020 through September 30, 2023
The fiscal year 2021 PRSU grants measured our TSR ranking versus the Russell 3000 Packaged Foods & Meats companies for the period of October 1, 2020 through September 30, 2023. The companies in the Russell 3000 Packaged Foods & Meats group were established and closed at the start of the performance period. During the performance period, bankruptcies dropped to the bottom ranking and acquisitions were removed from the group. Subject to the adjustments made in connection with the BellRing Spin-off described in the next section, the beginning and ending share price values were based on the average of the 250 trading days immediately prior to and including the first/last day of the performance period to mitigate any short-term stock price swings on either end.
The fiscal year 2021 PRSU grants had a performance/payout scale of 85th percentile ranking (260% of target payout), 75th percentile ranking (200% of target payout), 50th percentile ranking (100% of target payout) and 25th percentile ranking (50% of target payout). Performance between points was interpolated on a straight-line basis. Performance below the 25th percentile ranking would have resulted in a 0% of target payout.
Our three-year TSR ranking for the period of October 1, 2020 through September 30, 2023 was at the 76th percentile, resulting in an approved payout of 206% of the target number of PRSUs. Each PRSU earned was settled with a share of the Company’s common stock on October 24, 2023, after the end of fiscal year 2023.

Adjustments to Equity Awards Due to the BellRing Spin-Off
As discussed above in Executive Summary – Spin-off of BellRing, midway through fiscal year 2022, we spun off 80.1% of our ownership interest in BellRing. In order to maintain the intrinsic value of outstanding equity awards granted before the completion of the BellRing Spin-off, we used an equity adjustment ratio (the “Equity Adjustment Ratio”) to adjust each outstanding equity award, generally resulting in an increase in the number of underlying shares of Post common stock to reflect the decrease in the value of a share of Post common stock as a result of the BellRing Spin-off. The Equity Adjustment Ratio was 1.482821362, calculated as follows:
1.482821362 = Average of the VWAP for 5 trading days prior to and including the date of the BellRing Spin-off
Average of the VWAP for 5 trading days immediately after the date of the BellRing Spin-off where:
VWAP = the volume-weighted average price of a share of Post common stock
Outstanding equity awards granted before the completion of the BellRing Spin-off were adjusted as follows:

Adjustments to Outstanding Equity Awards in Connection with the BellRing Spin-off
Type of Award	Description of Adjustment
TSR PRSUs (other than Fiscal Year 2020 PRSU Grants)
Adjusted number of PRSUs = original number of PRSUs x Equity Adjustment Ratio
For purposes of the calculation of TSR for the relative TSR percentile rank, the BellRing Spin-off was treated as a dividend, with the value of the dividend calculated as follows:
Dividend =
closing price of a share of BellRing common stock on its first day of trading after the BellRing Spin-off
+
$2.97 (amount of cash consideration received in respect of a share of BellRing common stock by BellRing stockholders as part of the BellRing Spin-off)

PRSUs with 3-Year Adjusted EBITDA Goals (Fiscal Year 2022)	Adjusted number of PRSUs = original number of PRSUs x Equity Adjustment Ratio
RSUs	Adjusted number of RSUs = original number of RSUs x Equity Adjustment Ratio
Stock Options
Adjusted number of shares subject to the stock option = original number of shares subject to the stock option x Equity Adjustment Ratio
Adjusted stock option exercise price = original exercise price
Equity Adjustment Ratio

SARs	Adjusted number of shares subject to the SAR= original number of shares subject to the SAR x Equity Adjustment Ratio Adjusted SAR exercise price = original exercise price Equity Adjustment Ratio
The fiscal year 2020 PRSU grants were treated in a different manner than the fiscal year 2021 and fiscal year 2022 PRSU grants. As the BellRing Spin-off altered our portfolio as it had existed when the 2020 PRSUs were granted, and in light of the BellRing Spin-off closing midway through the third year of the largely completed three-year performance period, the Committee determined, consistent with the original intent of the 2020 PRSU grants, to have the relative TSR percentile rank performance period run only through the date of the BellRing Spin-off of March 10, 2022, and to convert the awards at the time of the BellRing Spin-off to time-based RSUs based on performance through such date (with the ending stock price determined based on the average of the closing sales prices for a share of common stock of the applicable company for the 250 trading days immediately preceding and including the date of the BellRing Spin-off). Based on the Company’s actual relative TSR percentile rank through the BellRing Spin-off date at the 33rd percentile, the Committee determined that the PRSU vesting percentage was 66% of the target number of PRSUs. The Committee applied this percentage to the number of PRSUs granted to determine a number of time-vested RSUs earned by each participant. The number of earned RSUs was then adjusted as set forth in the table immediately above. To adhere to the original intent of promoting retention as much as possible, the earned, converted RSUs had a requirement comparable to the requirement for the original fiscal year 2020 PRSU grant that the participant remain employed through October 15, 2022 in order for the award to vest.
Other Compensation Policies
Stock Ownership Guidelines
We have stock ownership guidelines applicable to non-employee directors and Section 16 officers. Our Board of Directors believes it is in the best interests of the Company and our shareholders to align the financial interests of Section 16 officers and non-employee directors with those of our shareholders. Our guideline structure is as follows:
•Non-Employee Directors – 5x annual retainer
•Chief Executive Officer – 8x base salary
•Section 16 Officers – 2x base salary
Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. As of September 30, 2023, 100% of participants were in compliance with the ownership requirements. The categories of stock ownership that satisfy the ownership criteria include:
•shares owned directly or indirectly (e.g., by spouse or trust);
•unvested time-vested cash or stock-settled restricted stock or RSUs;
•shares represented by amounts invested in the Post Savings Investment Plan or the Executive Savings Investment Plan; and
•share equivalents, including deferred stock units and deferred compensation payable under our deferred compensation plans.
Unvested stock options, unexercised vested stock options and SARs and unearned or unvested performance-based restricted stock and restricted stock units are not included when determining compliance with the guidelines. The Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of Post common stock. The Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.
Executive Compensation Recovery (“Clawback”) Policies
In light of the NYSE’s adoption of new executive compensation recovery listing standards that went into effect on October 2, 2023, we adopted a new executive compensation recovery policy that applies to all incentive-based compensation received by the Company’s Section 16 officers on or after October 2, 2023 (the “Recovery Policy”). The new Recovery Policy provides that in the event there is a restatement of the Company’s financial statements due to the material non-compliance of the Company with any financial reporting requirement under the securities laws, the result of which is that any incentive-based compensation was erroneously awarded to a Section 16 officer, the Committee will recover the erroneously awarded incentive-based compensation, unless recovery is exempt pursuant to applicable federal securities laws and/or stock exchange listing standards.
The new Recovery Policy superseded our prior executive compensation recovery policy that went into effect on May 4, 2015 (the “2015 Recovery Policy”). However, our 2015 Recovery Policy continues to apply to all performance-based compensation granted, paid or credited to a director or Section 16 officer between May 4, 2015 and October 2, 2023. The 2015 Recovery Policy provides that in the event there is a restatement of the Company’s financial results, other than due to a change in applicable accounting methods, rules or interpretations, the Committee, to the extent allowable under applicable law, has the authority to recoup performance-based compensation paid to a director or Section 16 officer during the three-year period preceding the restatement if (i) the restatement would result in the payment of a reduced award if the award were recalculated based on the restated results and (ii) the director or Section 16 officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement.
Policy on Hedging and Pledging Company Stock
We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and prohibits pledging of shares of the Company’s securities by directors and executive officers. See the section Corporate Governance – Policy on Hedging and Pledging Company Stock on page 9 for further information.

Compensation Risk Assessment
The Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to lead to management decisions that would have a material adverse effect on the Company. The following features of our programs mitigate this risk:
•the Committee retains an independent compensation consultant to assist with annual compensation decisions;
•the Committee approves the Senior Management Bonus Program financial goals at the start of the fiscal year, and approves the performance achievement level and final payments earned after the end of the fiscal year;
•the Senior Management Bonus Program caps potential payouts at 150% of the target opportunity and the TSR PRSU grants cap potential payouts at 260% of the target opportunity to mitigate potential windfalls;
•we utilize a mix of cash and equity incentive programs, and all long-term incentive equity awards granted to our named executive officers are subject to multi-year vesting;
•we utilize a portfolio of equity award types;
•we utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards our shareholders’ best interests in light of potential employment uncertainty;
•executives are subject to minimum stock ownership guidelines and limitations on trading in our securities, including prohibitions on hedging and pledging; and
•incentive clawback policies that, depending on when the compensation was received, require or permit the Company to recoup compensation paid on the basis of financial results that are subsequently restated.
Benefits and Perquisites
Retirement—Deferred Compensation
We maintain non-qualified deferred compensation plans for key employees. These plans provide executives with an opportunity to accumulate funds for retirement. The Deferred Compensation Plan for Key Employees allows eligible employees to defer all or a portion of any eligible bonus earned on a pre-tax basis. The committee that administers the plan may determine that matching contributions may be made for any of Post’s fiscal years. We also maintain an Executive Savings Investment Plan which permits eligible employees to make pre-tax deferrals of between 1% and 75% of their base salaries. Income taxes on the amounts deferred and any investment gains are deferred until distributed. The Executive Savings Investment Plan does not provide for Company matching contributions. The Executive Savings Investment Plan does permit, if approved, a discretionary annual employer contribution, which vests at 25% of each year of service.
Deferred compensation under the plans may be hypothetically invested in Post common stock equivalents or in a number of funds operated by The Vanguard Group Inc. (“Vanguard”) with a variety of investment strategies and objectives. We do not guarantee the rate of return of any fund. Any matching contributions under the Deferred Compensation Plan for Key Employees are deemed to be hypothetically invested in Post common stock equivalents. Under both plans, distributions of deferrals invested in common stock equivalents are generally made in shares of our common stock, and deferrals hypothetically invested in the Vanguard funds are made in cash. As with any deferred compensation plan, there are restrictions on deferral and distribution elections as well as potential financial exposure to changes in our financial health. See the section Non-Qualified Deferred Compensation on page 47 for further information.
Perquisites
We provide executives limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy. These benefits help retain and attract superior employees for key positions. The Committee reviews the levels of perquisites and other benefits periodically.
In fiscal year 2023, the only perquisite provided was personal use of corporate aircraft. Our executive officers may use corporate aircraft for personal use with prior authorization of the Chief Executive Officer. The Committee has the authority to grant tax gross-ups related to such use, provided that they do not exceed $100,000 for any individual or $200,000 in the aggregate during any fiscal year. The Committee reviews the levels of perquisites and other benefits periodically. Personal use of aircraft is discussed in the Summary Compensation Table on pages 42 and 43, where applicable.

Change in Control and Involuntary Termination Treatment
Management Continuity Agreements
Each member of our senior management, including the NEOs whose compensation is discussed herein, has entered into a Management Continuity Agreement and/or is a participant in our Executive Severance Plan described below. The Management Continuity Agreements are intended to promote stability and continuity of senior management in the event of an actual or anticipated change in control of the Company. The Board of Directors authorized these agreements in recognition of the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Our Board of Directors is of the opinion that a properly designed change in control agreement protects shareholder interests by providing (i) incentives to remain with the Company despite uncertainties while a transaction is under consideration or pending and (ii) assurance of severance benefits for terminated employees.
Under the Management Continuity Agreements, in the event of an involuntary termination in association with a change in control, a NEO who has executed a Management Continuity Agreement may receive (i) a lump sum severance payment equal to the present value of three years of base salary plus the present value of the greater of three years of (A) the NEO’s target bonus for the year in which termination occurred and (B) the NEO’s last annual bonus preceding the termination or change in control (whichever is greater), (ii) a lump sum payout equal to the actuarial value of continued participation in certain welfare benefit plans or equivalent benefits, (iii) outplacement assistance and (iv) reimbursement for certain litigation expenses.
Executive Severance Plan
Our Executive Severance Plan generally provides the following benefits in the event of a termination of employment by us without cause or by the executive for good reason, where the severance was not in association with a change in control of the Company:
•a lump sum payment of two times the executive’s annual base salary and target bonus amount, plus $20,000;
•a prorated portion of the applicable annual bonus program target award, prorated for the year of termination, provided that performance goals are achieved and only to the extent that the payment of such pro-rata bonus would not cause adverse tax consequences under Code Section 409A;
•for any equity award granted under any Post Holdings, Inc. Long-Term Incentive Plan with a time-based vesting schedule that is not pro rata, or with a vesting schedule that is ratable in whole or in part but does not provide for any vesting on or before the first anniversary of the date of grant of the equity award, vesting of the equity award as if there was a three-year pro rata vesting schedule with vesting occurring on the first, second and third anniversaries of the date of grant (to the extent the equity award had not already vested or would not under the terms of the applicable equity plan vest at a greater percentage);
•for any unvested PRSU outstanding with a three-year performance period, at a minimum, vesting of the equity award as follows (if it would not, in the Committee’s determination, cause adverse tax consequences under Section 409A of the Code and only if the award would not vest at a greater percentage or amount under the existing terms of the applicable award agreement): (i) before the first anniversary of the date of grant, one-third of the target award will vest; (ii) after the first anniversary and on or before the second anniversary of the date of grant, two-thirds of the target award will vest; and (iii) after the second anniversary of the date of grant and before the original default vesting date of the award, the target award will fully vest;
•up to twelve weeks of COBRA subsidy at active employee rates upon timely election of COBRA; and
•outplacement services.
The Executive Severance Plan also provides severance benefits in the event of an involuntary termination in association with a change in control of the Company to participating senior management employees who have not executed a Management Continuity Agreement. These benefits are similar to those benefits provided for under the Management Continuity Agreements. See Potential Payments Upon Termination of Employment or Change in Control on page 48 for further information.
We believe that the Management Continuity Agreements and the Executive Severance Plan are fair to the executives and to our shareholders and, because the severance benefits are agreed to before a possible termination, they avoid the need for protracted negotiations at the termination date.
Equity Compensation
Generally, if a NEO ceases to be employed by the Company in the event of an involuntary termination in association with a change in control, each equity award held by such NEO vests in part or in full. With some exceptions noted immediately below and elsewhere in this proxy statement, if a NEO’s employment terminates other than due to death or disability outside of the context of a change in control, each unvested equity award held by such NEO is forfeited. See Potential Payments Upon Termination of Employment or Change in Control on page 48 for further information. The RSUs granted to the NEOs in fulfillment of earned bonus amounts for fiscal year 2023 under the Senior Management Bonus Program, as well as time-based RSUs with three-year ratable vesting schedules granted to the NEOs in November 2022, provide for vesting upon Retirement (generally defined as a participant, after providing one month’s prior written notice and executing a non-compete agreement, voluntarily leaving the employment of the Company or its subsidiary, after reaching either age 65 with 5 or more years of service or age 55 with 10 or more years of service). The RSUs granted to the NEOs in fulfillment of earned bonus amounts for fiscal year 2023 also provide for vesting upon involuntary termination by the Company without cause. The TSR PRSU awards granted to the NEOs in November 2022 provide that if the NEO Retires during the performance period, he or she will continue to be eligible to receive shares under the award if the performance criteria is met.

Summary Compensation Table
The following table shows information about the compensation of our Chief Executive Officer, our current Chief Financial Officer, our former Chief Financial Officer and the three most highly compensated executive officers who were serving as executive officers at September 30, 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Robert V. Vitale(1)	2023	1,245,667	—	16,008,243	—	—	—	105,886	17,359,796
President & CEO	2022	1,224,000	—	14,130,824	—	—	—	120,594	15,475,418
	2021	1,224,000	—	12,994,790	—	—	—	69,701	14,288,491
Matthew J. Mainer(2)	2023	431,511	—	2,213,276	—	—	—	39,479	2,684,266
SVP, CFO & Treasurer
Jeff A. Zadoks(1)(2)	2023	687,500	—	5,672,552	—	—	—	44,696	6,404,748
EVP & COO	2022	622,833	—	4,494,571	—	—	—	28,345	5,145,749
	2021	612,000	—	7,527,272	—	—	—	23,350	8,162,622
Nicolas Catoggio	2023	691,667	—	5,884,725	—	—	—	55,756	6,632,148
President & CEO,	2022	645,833	—	2,159,643	—	—	—	59,940	2,865,416
Post Consumer Brands
Diedre J. Gray	2023	643,229	—	5,314,699	—	—	—	43,762	6,001,690
EVP, General Counsel & Chief	2022	620,833	—	4,292,601	—	—	—	62,278	4,975,712
Administrative Officer, Secretary	2021	600,000	—	7,078,443	—	—	—	52,602	7,731,045
Mark W. Westphal	2023	617,123	—	4,928,757	—	—	—	20,858	5,566,738
President, Foodservice	2022	600,000	—	4,275,940	—	—	—	19,241	4,895,181
	2021	600,000	—	3,303,662	—	—	—	18,341	3,922,003
_________
(1)On November 2, 2023, in connection with Mr. Vitale’s medical leave of absence, Mr. Zadoks was appointed Interim President and Chief Executive Officer.
(2)Effective December 1, 2022, Mr. Mainer transitioned from Senior Vice President and Treasurer to Senior Vice President, Chief Financial Officer and Treasurer. Effective December 1, 2022, Mr. Zadoks transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President and Chief Operating Officer.
(3)The amounts relate to awards of RSUs and PRSUs granted for the fiscal year. The awards reflect the aggregate grant date fair values computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, and do not correspond to the actual values that will be realized by the NEOs. See Notes 2 and 19 to the Company’s fiscal year 2023 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the accounting policy and determination of these amounts under FASB ASC Topic 718. The values of PRSUs assume target performance over the performance periods and are consistent with the estimate of aggregate compensation cost to be recognized over the performance periods determined as of the applicable grant date under FASB ASC Topic 718. For Mr. Vitale, in fiscal year 2023, this amount includes three RSU awards and a PRSU award, in fiscal year 2022, this amount includes two RSU awards and a PRSU award, and in fiscal year 2021, this amount includes a RSU award and a PRSU award. For Mr. Mainer, in fiscal year 2023, this amount includes three RSU awards and a PRSU award. For Mr. Zadoks and Ms. Gray, in fiscal year 2023, this amount includes three RSU awards and a PRSU award, in fiscal year 2022, this amount includes two RSU awards and a PRSU award, and in fiscal year 2021, this amount includes two RSU awards and two PRSU awards. For Mr. Catoggio, in fiscal year 2023, this amount includes three RSU awards and a PRSU award, and in fiscal year 2022, this amount includes two RSU awards and two PRSU awards. For Mr. Westphal, in fiscal years 2023 and 2022, this amount includes two RSU awards and a PRSU award, and in fiscal year 2021, this amount includes a RSU award and a PRSU award. For each of the NEOs, one RSU award in fiscal year 2023 represents the bonus earned by such NEO under our Senior Management Bonus Program for fiscal year 2023 performance, which was settled in the form of a RSU award on November 14, 2023, after the end of fiscal year 2023. For additional information about these bonus awards, see Compensation Discussion and Analysis – 2023 Compensation Elements – Annual Bonus (Senior Management Bonus Program) on page 32. For Messrs. Vitale, Mainer and Zadoks and Ms. Gray, one RSU award in fiscal year 2023 represents the recognition bonus earned by such NEO for extraordinary performance in fiscal year 2023, which was settled in the form of a RSU award on November 14, 2023, after the end of fiscal year 2023. For additional information about these recognition bonus awards, see Compensation Discussion and Analysis – 2023 Compensation Elements – Recognition Bonuses for Fiscal Year 2023 Extraordinary Performance on page 35. For Messrs. Vitale, Zadoks, Catoggio and Westphal and Ms. Gray, one RSU award in fiscal year 2022 represents the bonus earned by such NEO under our Senior Management Bonus Program for fiscal year 2022 performance, which was settled in the form of a RSU award on November 15, 2022, after the end of fiscal year 2022. For Messrs. Vitale, Zadoks and Westphal and Ms. Gray, in fiscal year 2022, this amount also includes the incremental fair value of the conversion of such NEO’s fiscal year 2020 PRSU grant to time-based RSUs in connection with the BellRing Spin-off, as computed in accordance with FASB ASC Topic 718. The amount attributable to such incremental fair value for each such NEO is as follows: Mr. Vitale, $344,542; Mr. Zadoks, $97,671; Mr. Westphal, $83,945 and Ms. Gray, $85,774. For additional information about the effect of the BellRing Spin-off on fiscal year 2020 PRSUs, see Compensation Discussion and Analysis – Adjustments to Equity Awards Due to the BellRing Spin-Off on page 37.
The following table reflects the value at grant date of the fiscal years 2023, 2022 and 2021 PRSU awards vesting at minimum, threshold, target, above-target and maximum performance level vesting percentages. For Mr. Catoggio’s fiscal year 2022 PRSU award based on Post Consumer Brands’ cumulative Adjusted EBITDA (reflected in the third row of his PRSU awards below), the above-target performance level was not included and the vesting percentage of PRSUs for achievement of the maximum performance level was set at 200%, instead of 260% like all other PRSU awards reflected in the table.

GRANT DATE VALUE OF PRSUS
	Fiscal Year	At Minimum 0% ($)	At Threshold 50% ($)	At Target 100% ($)	At Above-Target 200% ($)	At Maximum 200% or 260% ($)
Robert V. Vitale	2023	—	4,219,991	8,439,983	16,879,966	21,943,955
	2022	—	3,644,940	7,289,880	14,579,760	18,953,688
	2021	—	3,913,982	7,827,964	15,655,929	20,352,707
Matthew J. Mainer	2023	—	491,898	983,796	1,967,592	2,557,870
Jeff A. Zadoks	2023	—	1,444,700	2,889,400	5,778,799	7,512,439
	2022	—	1,151,055	2,302,110	4,604,221	5,985,487
	2021	—	2,267,186	4,534,372	9,068,745	11,789,368
Nicolas Catoggio	2023	—	1,207,617	2,415,235	4,830,469	6,279,610
	2022	—	676,201	1,352,402	2,704,804	3,516,245
	2022	—	218,198	436,395	—	872,790
Diedre J. Gray	2023	—	1,389,342	2,778,684	5,557,368	7,224,578
	2022	—	1,093,457	2,186,915	4,373,830	5,685,979
	2021	—	2,132,000	4,264,001	8,528,001	11,086,402
Mark W. Westphal	2023	—	1,278,318	2,556,636	5,113,272	6,647,254
	2022	—	997,570	1,995,141	3,990,281	5,187,366
	2021	—	995,050	1,990,101	3,980,202	5,174,262

(4)Amounts shown in the “All Other Compensation” column include the following:

Name	Year	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($) (a)	Tax Gross-Ups ($) (b)	Miscellaneous ($)	Total ($)
Robert V. Vitale	2023	19,800	1,058	62,598	22,430	—	105,886
	2022	18,300	941	81,980	19,373	—	120,594
	2021	17,400	941	33,992	17,368	—	69,701
Matthew J. Mainer	2023	22,870	1,058	9,859	5,692	—	39,479
Jeff A. Zadoks	2023	19,800	1,058	14,266	9,572	—	44,696
	2022	18,300	941	7,420	1,684	—	28,345
	2021	17,400	941	3,996	1,013	—	23,350
Nicolas Catoggio	2023	19,292	1,058	28,137	7,269	—	55,756
	2022	—	941	43,747	15,252	—	59,940
Diedre J. Gray	2023	19,800	1,058	14,919	7,985	—	43,762
	2022	18,300	941	36,386	6,651	—	62,278
	2021	17,400	941	19,291	14,970	—	52,602
Mark W. Westphal	2023	19,800	1,058	—	—	—	20,858
	2022	18,300	941	—	—	—	19,241
	2021	17,400	941	—	—	—	18,341
_________
(a)Amounts are based on the aggregate incremental cost to us of the NEO’s use of aircraft. The incremental cost is calculated by dividing the total estimated variable costs (such as fuel, landing fees, on-board catering and flight crew expenses) by the total flight hours for such fiscal year and multiplying such amount by the individual’s total number of flight hours for non-business use for the fiscal year. Incremental costs do not include certain fixed costs that we incur by virtue of owning aircraft, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of NEOs occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s Standard Industry Fare Level (“SIFL”) formula for imputing taxable income for such use.
(b)Executive officers may use aircraft for personal use (including for spouses and guests) so long as the value of such use is treated as taxable compensation to the individual. We report the SIFL rates for such use in each executive officer’s taxable wages. We reimburse our executive officers for amounts necessary to offset the impact of income taxes relating to such use.

Grants of Plan-Based Awards for the Fiscal Year Ended September 30, 2023
The following table provides, for each of the NEOs, information concerning grants of equity awards made during fiscal year 2023. Awards of RSUs and PRSUs were made under the Post Holdings, Inc. 2021 Long-Term Incentive Plan. The following table does not reflect the bonuses earned by the NEOs under our Senior Management Bonus Program for fiscal year 2023 performance, which were settled in the form of RSU awards after the end of fiscal year 2023 and are reflected in the Summary Compensation Table under “Stock Awards.” See Compensation Discussion and Analysis for further information about the awards listed below and the RSU awards granted to the NEOs under our Senior Management Bonus Program for fiscal year 2023 performance.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Type	Grant Date	Threshold (#)	Target (#)	Above-Target (#)	Maximum (#)
Robert V. Vitale	PRSUs	11/15/2022	27,367	54,734	109,468	142,308		8,439,983
	RSUs	11/15/2022					54,734	4,755,837
Matthew J. Mainer	PRSUs	11/15/2022	3,190	6,380	12,760	16,588		983,796
	RSUs	11/15/2022					6,380	554,358
Jeff A. Zadoks	PRSUs	11/15/2022	9,369	18,738	37,476	48,719		2,889,400
	RSUs	11/15/2022					18,738	1,628,145
Nicolas Catoggio	PRSUs	11/15/2022	7,832	15,663	31,326	40,724		2,415,235
	RSUs	11/15/2022					16,243	1,411,354
	RSUs	11/15/2022					11,602	1,008,098
Diedre J. Gray	PRSUs	11/15/2022	9,010	18,020	36,040	46,852		2,778,684
	RSUs	11/15/2022					18,020	1,565,758
Mark W. Westphal	PRSUs	11/15/2022	8,290	16,580	33,160	43,108		2,556,636
	RSUs	11/15/2022					16,580	1,440,636
_________
(1)These columns consist of the threshold, target, above-target and maximum number of PRSUs granted in fiscal year 2023 that will vest based on the Company’s total shareholder return over a three-year performance period ending September 30, 2025. The actual earned award may range from 0% to 260% based on performance. The “Threshold” column represents the number of units that will vest at a 50% vesting percentage. The “Target” column represents the number of units that will vest if the specified performance targets are achieved. The “Above-Target” column represents the number of units that will vest at a 200% vesting percentage. The “Maximum” column represents the maximum number of units that will vest. Any awards earned will vest after the end of the performance period, but no later than December 31, 2025.
(2)This column contains the number of RSUs granted in fiscal year 2023.
(3)This column represents (a) the grant date fair value of RSUs, which was calculated in accordance with FASB ASC Topic 718 based on the closing market price per share of Post’s common stock on the date of grant ($86.89 per share for awards granted on November 15, 2022), and (b) the grant date fair value of PRSUs, which was calculated assuming 100% attainment of target with a fair value of $154.20 per share and in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at September 30, 2023
The following table sets forth information on exercisable and unexercisable options and unvested RSU and PRSU awards held by the NEOs on September 30, 2023. The numbers contained in the following table reflect the equity award adjustments made in connection with the BellRing Spin-off. For additional information about the effect of the BellRing Spin-off on equity awards, see Compensation Discussion and Analysis — Adjustments to Equity Awards Due to the BellRing Spin-off on page 37.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (25)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (25)
Robert V. Vitale	57,079	(1)	—	33.37	02/27/2025	25,358	(6)	2,174,195	197,792	(21)	16,958,720
	284,701	(2)	—	48.10	11/14/2026	44,041	(7)	3,776,075	171,759	(22)	14,726,582
	107,396	(3)	—	54.06	11/13/2027	20,232	(8)	1,734,692	109,468	(23)	9,385,786
						54,734	(9)	4,692,893
Matthew J. Mainer	—		—	—	—	695	(10)	59,589	6,326	(22)	542,374
						2,820	(11)	241,787	12,760	(23)	1,094,042
						940	(12)	80,596
						9,272	(13)	794,981
						1,622	(13)	139,070
						1,825	(14)	156,476
						1,748	(15)	149,874
						6,380	(9)	547,021
Jeff A. Zadoks	28,969	(4)	—	62.10	11/13/2028	5,930	(16)	508,438	58,165	(21)	4,987,033
						7,457	(6)	639,363	56,407	(21)	4,836,336
						21,695	(17)	1,860,129	54,239	(22)	4,650,418
						13,908	(7)	1,192,472	37,476	(23)	3,213,192
						6,887	(8)	590,491
						18,738	(9)	1,606,596
Nicolas Catoggio	—		—	—	—	4,039	(18)	346,304	31,863	(22)	2,731,934
						13,846	(19)	1,187,156	6,084	(24)	521,642
						58	(7)	4,973	31,326	(23)	2,685,891
						4,197	(8)	359,851
						16,243	(9)	1,392,675
						11,602	(20)	994,755
Diedre J. Gray	15,157	(4)	—	62.10	11/13/2028	4,745	(16)	406,836	51,332	(21)	4,401,189
						6,582	(6)	564,341	56,407	(21)	4,836,336
						21,695	(17)	1,860,129	51,524	(22)	4,417,685
						13,212	(7)	1,132,797	36,040	(23)	3,090,070
						6,887	(8)	590,491
						18,020	(9)	1,545,035
Mark W. Westphal	30,409	(5)	—	53.63	12/01/2027	6,447	(6)	552,766	50,284	(21)	4,311,350
	34,306	(4)	—	62.10	11/13/2028	12,054	(7)	1,033,510	47,008	(22)	4,030,466
						10,358	(8)	888,095	33,160	(23)	2,843,138
						16,580	(9)	1,421,569
_________
(1)Non-qualified stock options; exercisable in equal installments on February 27, 2016, 2017 and 2018.
(2)Non-qualified stock options; exercisable in equal installments on November 14, 2017, 2018 and 2019.
(3)Non-qualified stock options; exercisable in equal installments on November 13, 2018, 2019 and 2020.
(4)Non-qualified stock options; exercisable in equal installments on November 13, 2019, 2020 and 2021.
(5)Non-qualified stock options; exercisable in equal installments on December 1, 2018, 2019 and 2020.
(6)RSUs; restrictions lapse in equal installments on November 17, 2021, 2022 and 2023. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(7)RSUs; restrictions lapse in equal installments on November 16, 2022, 2023 and 2024. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(8)RSUs; restrictions lapse in one installment on November 15, 2023. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.

(9)RSUs; restrictions lapse in equal installments on November 15, 2023, 2024 and 2025. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(10)RSUs; restrictions lapse in equal installments on November 20, 2020, 2021, 2022 and 2023. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(11)RSUs; restrictions lapse in equal installments on November 20, 2021, 2022, 2023 and 2024. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(12)RSUs; restrictions lapse in equal installments on November 20, 2021, 2022 and 2023. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(13)RSUs; restrictions lapse in equal installments on December 1, 2022, 2023 and 2024. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(14)RSUs; restrictions lapse in equal installments on December 1, 2022, 2023, 2024 and 2025. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(15)RSUs; restrictions lapse in equal installments on December 1, 2022 and 2023. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(16)RSUs; restrictions lapse in equal installments on June 17, 2020, 2021, 2022, 2023 and 2024. Each RSU will be paid out in cash equal to the greater of $34.68 (adjusted from the grant date price of $51.43 in connection with the BellRing Spin-off) or the fair market value of one share of the Company’s common stock on the applicable vesting date and paid within 60 days of the applicable vesting date.
(17)RSUs; restrictions lapse in one installment on November 17, 2023. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(18)RSUs; restrictions lapse in equal installments on September 13, 2022, 2023 and 2024. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(19)RSUs; restrictions lapse in one installment on September 13, 2025. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(20)RSUs; restrictions lapse in one installment on November 15, 2026. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(21)PRSUs; vest in one installment after September 30, 2023, but no later than December 31, 2023. The PRSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date. Amount shown reflects the maximum number of units under the award as if such award vested at 260% of target. As a result of the Company’s performance during the period from October 1, 2020 through September 30, 2023, 206% of the target amount of these PRSUs vested for each of Messrs. Vitale (156,712 PRSUs), Westphal (39,840 PRSUs) and Zadoks (46,084 PRSUs and 44,692 PRSUs, respectively) and Ms. Gray (40,671 PRSUs and 44,692 PRSUs, respectively) on October 24, 2023. For additional information, see Compensation Discussion and Analysis - 2023 Compensation Elements - Long-Term Incentives - Fiscal Year 2021 PRSU Achievement - October 1, 2020 through September 30, 2023.
(22)PRSUs; vest in one installment after September 30, 2024, but no later than December 31, 2024. The PRSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date. Amount shown reflects the maximum number of units under the award as if such award vested at 260% of target.
(23)PRSUs; vest in one installment after September 30, 2025, but no later than December 31, 2025. The PRSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date. Amount shown reflects the above-target number of units under the award as if such award vested at 200% of target.
(24)PRSUs; vest in one installment after September 30, 2024, but no later than December 31, 2024. The PRSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date. Amount shown reflects the target number of units under the award as if such award vested at 100% of target.
(25)Based on our closing stock price of $85.74 on September 29, 2023.

Option Exercises and Stock Vested
for the Fiscal Year Ended September 30, 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Robert V. Vitale	195,000	11,823,950	112,597		9,868,487
Matthew J. Mainer			12,836		1,184,164
Jeff A. Zadoks			38,830	(1)	3,403,321
Nicolas Catoggio			4,067		352,810
Diedre J. Gray	10,000	322,892	34,167	(2)	2,995,790
Mark W. Westphal			47,035		4,275,511
_________
(1)This number includes the vesting of 5,932 RSUs which were settled in cash. Mr. Zadoks received $518,101.
(2)This number includes the vesting of 4,745 RSUs which were settled in cash. Ms. Gray received $414,428.
Equity Compensation Plan Information
The following table sets forth aggregate information regarding the Company’s equity compensation plans as of September 30, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average of Exercise Price of Outstanding Options, Warrants and Rights ($) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (2)
Equity compensation plans approved by security holders	3,545,198	(3)	50.96	1,012,626
Equity compensation plans not approved by security holders	—		—	—
Total	3,545,198			1,012,626
_________
(1)Weighted average exercise price of outstanding options and SARs; excludes RSUs and PRSUs.
(2)These shares of common stock are issuable under the Post Holdings, Inc. 2021 Long-Term Incentive Plan.
(3)This number includes 748,708 shares of common stock issuable upon the exercise of outstanding non-qualified stock options, 1,083,948 outstanding RSUs which will be settled in shares of our common stock, 1,660,644 outstanding PRSUs which will be settled in shares of our common stock (which amount reflects vesting at maximum vesting levels of 100% (139,089 PRSUs), 150% (224,704 PRSUs), 200% (12,168 PRSUs) and 260% (1,284,683 PRSUs) (if all of these outstanding PRSUs that have not been certified vest at the target vesting level instead of the maximum vesting level, 863,982 PRSUs would vest instead of 1,660,644 PRSUs)) and 51,898 outstanding SARs held by our non-management directors. Excludes RSUs which, by their terms, will be settled in cash. The weighted-average remaining contractual term in years of our SARs is 1.23 years. The weighted-average remaining contractual term in years of our outstanding non-qualified stock options is 3.63 years. See Note 19 to the Company’s fiscal year 2023 financial statements in the Company’s Annual Report on Form 10-K for additional information.
Non-Qualified Deferred Compensation
We maintain non-qualified deferred compensation plans for key employees, the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan. Participation in the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan is limited to a select group of management or highly-compensated employees. All of our NEOs were eligible to participate in these plans in fiscal year 2023.
Under the Deferred Compensation Plan for Key Employees, eligible employees may elect to defer payment of all or a portion of their eligible annual bonuses until some later date. The Corporate Governance and Compensation Committee that administers the plan may determine that matching discretionary contributions may be made for a particular fiscal year, and if made such contributions will vest five years after such contribution is made, generally subject to acceleration in the event of disability or separation from service by reason of death or involuntary termination without cause, and under certain circumstances subject to acceleration in the event of retirement or change in control of the Company. Absent such determination, no matching discretionary contribution is made. No discretionary contributions under this plan were made for our NEOs in fiscal year 2023. The Deferred Compensation Plan for Key Employees was amended effective October 1, 2019, with respect to bonus deferrals for fiscal year 2020 and beyond, to provide that a participant’s deferral election applies only to that portion of the annual bonus which would otherwise be paid in cash.
The Executive Savings Investment Plan allows eligible employees to defer a portion of their salaries to be paid at a future date. In addition, the Company has the ability to provide a discretionary employer contribution at the times and in the amounts designated by the Company, which vest at 25% for each year of service. Eligible employees may defer between 1% and 75% of their base salaries.

Under both plans, participants may select specified dates in the future upon which their deferrals will be distributed, in addition to selecting distribution at separation from service. Payments also may be made in the event of a change in control of the Company (depending upon the date of deferral or contribution, either as a result of a participant election, or because the plans require it). Payments may be made in lump sum, in five annual installments or in ten annual installments.
Both of the plans offer measurement investment funds that participants may choose for purposes of crediting or debiting hypothetical investment gains and losses to their accounts. The hypothetical investments offered are Post common stock equivalents and a number of funds operated by Vanguard with a variety of investment strategies and objectives. Discretionary employer contributions made to the accounts of participants in the Executive Savings Investment Plan are deemed to be hypothetically invested in the applicable target date retirement fund operated by Vanguard and participants may subsequently change their hypothetical investments. Participants may move their account balances between the various hypothetical investment options at the close of each business day, subject to these exceptions: (1) deferrals into Post common stock equivalents in the plans are not transferable to any other investment option except under limited circumstances and (2) deferrals into the Vanguard investment options cannot be transferred into the Post common stock equivalents option.
Income taxes on the amounts deferred and any investment gains are deferred until distribution. Under both plans, distributions of deferrals hypothetically invested in common stock equivalents are generally made in shares of our common stock, while deferrals hypothetically invested in the Vanguard funds are made in cash.
The following table provides additional information with respect to the participation of our NEOs in our non-qualified deferred compensation plans through September 30, 2023.

Name	Plan	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)
Robert V. Vitale	Executive Savings Investment Plan	—	—	167,496	—	1,537,262
	Deferred Compensation Plan for Key Employees	—	—	—	—	—
Matthew J. Mainer	Executive Savings Investment Plan	46,530	—	37,121	—	246,300
	Deferred Compensation Plan for Key Employees	—	—	—	—	—
Jeff A. Zadoks	Executive Savings Investment Plan	26,458	—	63,296	—	599,132
	Deferred Compensation Plan for Key Employees	—	—	7,355	—	68,235
Nicolas Catoggio	Executive Savings Investment Plan	—	—	—	—	—
	Deferred Compensation Plan for Key Employees	—	—	—	—	—
Diedre J. Gray	Executive Savings Investment Plan	37,461	—	88,697	—	615,368
	Deferred Compensation Plan for Key Employees	—	—	—	—	—
Mark W. Westphal	Executive Savings Investment Plan	—	—	10,541	—	90,766
	Deferred Compensation Plan for Key Employees	—	—	—	—	—
_________
(1)These amounts reflect deferrals into the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees as of September 30, 2023.
(2)These amounts are included in the “All Other Compensation” column of the Summary Compensation Table and reflect our discretionary contributions to the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees.
(3)These amounts reflect the aggregate earnings to the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees. These amounts do not reflect above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified and, accordingly, these amounts are not included in the Summary Compensation Table.
(4)None of the balances shown in this column were included in the Summary Compensation Table for fiscal years 2022 or 2021.

Potential Payments Upon Termination of Employment or Change in Control
In the event of an involuntary termination of employment absent a change in control of the Company, each of our NEOs is eligible for compensation and benefits under the Post Holdings, Inc. Executive Severance Plan (the “Plan”). In the event of the officer’s involuntary termination in association with a change in control of the Company, each of our NEOs is eligible for compensation and benefits under either a Management Continuity Agreement (“MCA”) or the Plan. A description of the terms of the MCAs and the Plan as in effect as of September 30, 2023 is below. In addition, information about treatment of equity awards and non-qualified deferred compensation in the event of involuntary termination and/or a change in control if such event occurred in fiscal year 2023 is provided below.

Potential Payments under the Management Continuity Agreements
As discussed in Compensation Discussion and Analysis, the MCAs are meant to promote the stability and continuity of senior management in the event of an actual or anticipated change in control. The MCAs provide severance compensation to the NEO in the event of the NEO’s involuntary termination in association with a change in control. As of September 30, 2023, the Company had MCAs in effect with the following NEOs: Mr. Vitale, Mr. Zadoks and Ms. Gray.
In the event of a change in control, the compensation provided would be in the form of a lump sum payment equal to the present value of continuing (a) the officer’s salary and (b) the greater of (i) the officer’s target bonus for the year in which termination occurred and (ii) the officer’s last annual bonus preceding the termination or change in control (whichever is greater) for three years following the officer’s involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described below). In the event the officer’s employment is involuntarily terminated within 270 days prior to a change in control, and the officer objects to such termination, he or she also is eligible for compensation and benefits under his or her MCA.
Each officer also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of the officer’s participation in each life, health, accident and disability plan in which the officer was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by the officer for litigation related to the enforcement of his or her MCA and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by the Company or the subsidiary that employed the officer.
No payments would be made if the officer’s termination is due to death, disability or normal retirement, or is “for cause,” which is defined as (i) the continued failure by the officer to devote reasonable time and effort to the performance of his or her duties (other than a failure resulting from his or her incapacity due to physical or mental illness), (ii) the officer willfully engaging in misconduct which is materially injurious to us or (iii) the officer’s conviction of a felony or a crime involving moral turpitude.
The MCAs also contain provisions relating to non-competition and non-solicitation of our employees which become effective once the officer becomes eligible for payments under his or her MCA. The non-competition provisions have a duration of one year and the non-solicitation provisions have a duration of two years. Furthermore, the MCAs contain provisions regarding the protection of our confidential information, which became effective when the MCAs became effective and apply in perpetuity. In the event of a breach of the foregoing provisions, we are entitled, among other applicable remedies, to specific performance and/or injunctive relief to enforce or prevent violations, and the officer is required to return sums received under his or her MCA if a court issues a final ruling finding that the officer was in breach. These provisions may not be waived unless agreed to in writing by the parties.
The MCAs provide that in the event that any payments to the officers under the MCAs or otherwise would be subject to excise taxes under the Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the officer would receive a greater amount were there no reduction and the officer were to pay the excise taxes.
Potential Payments under the Post Holdings, Inc. Executive Severance Plan
Under the Plan, all of our NEOs are eligible for severance benefits in the event of an involuntary termination without “cause” or a termination of employment by the executive for “good reason” outside of the context of a change in control. Additionally, under the Plan, Messrs. Catoggio, Mainer and Westphal are eligible for severance benefits in conjunction with a change in control as described herein.
Severance Benefits Outside of the Context of a Change in Control
Severance benefits under the Plan are not available if the termination of employment is because of short- or long-term disability or death. Severance benefits consist of:
•a lump sum payment of two times the executive’s annual base salary (excluding bonus and incentive compensation) at the time of the qualifying termination, plus an amount equal to two times his or her then current target annual bonus amount, plus $20,000;
•a prorated portion of the applicable annual bonus program target award based on the number of full weeks worked during the fiscal year as of the effective date of termination, provided that the performance goals are achieved, and only to the extent that the payment of such pro-rata bonus would not cause adverse tax consequences under Code Section 409A;
•Company contributions toward the cost of COBRA healthcare continuation coverage for up to twelve weeks;
•outplacement services for a period to be determined by us, but not exceeding two years; and

•vesting of certain equity awards with a time-based vesting schedule on other than a ratable basis and of certain PRSUs with a “cliff vesting” schedule and a performance period of three years made under the Post Holdings, Inc. 2012 Long-Term Incentive Plan, the Post Holdings, Inc. 2016 Long-Term Incentive Plan, the Post Holdings, Inc. 2019 Long-Term Incentive Plan and the Post Holdings, Inc. 2021 Long-Term Incentive Plan, as described below in the subsections Equity Grant Agreements and Nonqualified Deferred Compensation.
Additionally, the Plan provides that certain business executives, including Messrs. Catoggio and Westphal, are eligible for enhanced severance benefits in connection with involuntary terminations of employment in conjunction with a sale of such executive’s business or employing subsidiary (a “Business Change”). These benefits are the same benefits that are described immediately below with respect to a change in control of the Company under the Plan, as if the Business Change were a change in control of the Company.
Severance Benefits Within the Context of a Change in Control - Messrs. Catoggio, Mainer and Westphal
The Plan provides severance benefits in the event of involuntary termination outside of the context of a change in control of the Company. It also provides that certain executives who do not have MCAs with the Company are eligible for severance benefits in the context of a change in control of the Company under the Plan intended to mirror those provided under the MCAs. The Plan names Messrs. Catoggio, Mainer and Westphal as eligible for these benefits.
In the event of a change in control (defined as it is in the MCAs), each of Messrs. Catoggio, Mainer and Westphal would be eligible to receive a lump sum payment equal to the present value of continuing (a) his salary and (b) the greater of (i) his target bonus for the year in which termination occurred and (ii) his last annual bonus preceding the termination or change in control (whichever is greater) for three years following his involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described in the next paragraph). In the event the officer’s employment is involuntarily terminated within 270 days prior to a change in control, and he objects to such termination, he will be treated as having met the requirements for these payments and benefits.
Each of Messrs. Catoggio, Mainer and Westphal also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of his participation in each life, health, accident and disability plan in which he was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by him for litigation related to the enforcement of the Plan and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by the Company or by the employing subsidiary.
No payments would be made if termination is due to death, disability or normal retirement, or is “for just cause,” which is defined as (i) the continued failure to devote reasonable time and effort to the performance of the officer’s duties (other than a failure resulting from his incapacity due to physical or mental illness), (ii) willfully engaging in misconduct which is materially injurious to us or (iii) conviction of a felony or a crime involving moral turpitude.
General
The payment of benefits by the Company under the Plan is conditioned upon the executive executing a general release in favor of the Company that includes confidentiality and cooperation provisions, among other provisions. If the executive becomes reemployed by the Company during the subsequent two-year period, he or she will be required to repay a portion of the severance payment. The amount of any severance payment will be offset by the amount, if any, the executive receives in relation to the notification period required by the Worker Adjustment and Retraining Notification Act. In addition, no benefits will be paid to the extent duplicative of severance benefits under a change in control or similar agreement with the Company.
The Plan provides that in the event that any payments to the executives under the Plan or otherwise would be subject to excise taxes under the Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the executive would receive a greater amount were there no reduction and the executive were to pay the excise taxes.
Interaction between Management Continuity Agreements and Executive Severance Plan
No payments or benefits are to be made under the Plan to the extent that such payments and benefits would be paid in accordance with an MCA. If an executive receives severance benefits under the Plan and later becomes eligible for severance benefits under his or her MCA, the amount of his or her severance benefits under the MCA will be reduced by the benefits paid or received under the Plan.
Equity Grant Agreements
Equity awards granted to officers under the Post Holdings, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”), the Post Holdings, Inc. 2016 Long-Term Incentive Plan (the “2016 LTIP”), the Post Holdings, Inc. 2019 Long-Term Incentive Plan (the “2019 LTIP”) and the Post Holdings, Inc. 2021 Long-Term Incentive Plan (the “2021 LTIP”) are subject to special provisions in the event of certain involuntary terminations and/or a change in control (as such term is defined under the applicable plan) as described herein. The agreements governing all of our named executive officers’ RSUs issued under the 2012 LTIP provide that in the event of a qualifying termination within two years after a change in control, or if instead such officers’ employment continues but the equity awards will not remain outstanding because of the change in control (for example, if they are not assumed by the surviving entity), any unvested RSUs become 100% vested. With the exception of PRSUs granted to Ms. Gray and Messrs. Vitale, Westphal and Zadoks on November 17, 2020, November 16, 2021 and November 15, 2022, PRSUs granted to Mr. Catoggio on November 16, 2021 and November 15, 2022 and PRSUs granted to Mr. Mainer on December 1, 2021 and November 15, 2022, the change in control related vesting of which is described below, (i) equity awards granted under the 2016 LTIP fully vest if the grantee experiences a qualifying termination during the one-year period following a change in control, and (ii) equity awards granted under the 2019 LTIP and the 2021 LTIP fully vest if the grantee experiences a qualifying termination “in connection with” a change in control, with the specific timeframes surrounding the change in control during which the termination must occur set forth in the applicable award agreement. The 2019 LTIP and the 2021 LTIP further provide that the award agreement will specify, with respect to performance-based targets, that all performance goals or other vesting criteria will be either (a) deemed achieved at 100% target levels and adjusted pro rata based on the applicable portion of the performance period which has passed, (b) vested based upon actual performance levels or (c) the greater of (a) or (b). Additionally, all other terms and conditions of the equity award will be deemed to be met. With respect to RSUs granted to Ms. Gray and Messrs. Vitale, Westphal and Zadoks on November 17, 2020, November 16, 2021 and November 15, 2022, the RSUs granted to Mr. Catoggio on September 13, 2021, November 16, 2021 and November 15, 2022, the RSUs granted to Mr. Mainer on November 20, 2019, November 20, 2020 and November 15, 2022 and all but one RSU granted to Mr. Mainer on December 1, 2021 (the change in control vesting of which is described below), the termination of employment is deemed to be in connection with a change in control if it occurs during the three-month period prior to, or the twenty-four-month period beginning upon, the date of the change in control. Mr. Mainer was granted one RSU award on December 1, 2021, which provides for two-year ratable vesting generally subject to Mr. Mainer’s continued employment, but which provides for full vesting in the event that Mr. Mainer terminates his employment for good reason (as defined in the 2021 LTIP) within the one-year period following a change in control, and for full vesting in the event of his involuntary termination by the Company without cause regardless of a change in control.
PRSUs granted on November 17, 2020, November 16, 2021 and November 15, 2022 to Messrs. Vitale and Zadoks and Ms. Gray, PRSUs granted to Mr. Westphal on November 17, 2020, November 16, 2021 and November 15, 2022, PRSUs granted to Mr. Catoggio on November 16, 2021 and November 15, 2022 and PRSUs granted to Mr. Mainer on December 1, 2021 and November 15, 2022 have special vesting provisions in the event of certain involuntary terminations in association with a change in control of the Company. With respect to the PRSUs granted in fiscal years 2021, 2022 and 2023, if the executive’s employment is terminated involuntarily by the Company without cause (as defined in the applicable award agreement) or if the executive terminates his or her employment for good reason (as defined in the 2019 LTIP or the 2021 LTIP, as applicable), and (a) if the termination occurs within the three-month period before or upon a change in control of the Company, a number of PRSUs become vested upon the change in control equal to the greater of (i) the number of PRSUs that would be vested based upon achievement of the performance metrics through the last trading day prior to the change in control date or (ii) the target number of PRSUs adjusted pro rata from October 1, 2020, October 1, 2021 or October 1, 2022 (the beginning of the performance period, as applicable) through the date of the change in control or (b) if the termination occurs during the twelve-month period following the change in control date of the Company, a number of PRSUs become vested upon the termination equal to the greater of (i) the number of PRSUs that would be vested based upon achievement of performance metrics through the last trading day prior to the termination of employment or (ii) the target number of PRSUs adjusted pro rata from October 1, 2020, October 1, 2021 or October 1, 2022 (the beginning of the performance period, as applicable) through the termination date.
Notwithstanding the foregoing, if an acquirer of the Company does not agree to assume the PRSUs on substantially the same terms in connection with the change in control of the Company, (i) except for Mr. Catoggio’s PRSUs with a performance criteria of three-year cumulative Adjusted EBITDA of the Post Consumer Brands business unit granted on November 16, 2021 (the “EBITDA PRSUs”), the achievement of performance metrics will be measured through the last trading day prior to the change in control, and the number of vested PRSUs will be determined based upon the actual achievement of performance metrics as of such date, and (ii) with respect to Mr. Catoggio’s EBITDA PRSUs, the target number of EBITDA PRSUs will vest immediately prior to the change in control.
Furthermore, the Corporate Governance and Compensation Committee may determine that, as a result of the change in control of the Company, performance criteria should no longer apply to the PRSUs. In such case, except for with respect to Mr. Catoggio’s EBITDA PRSUs, performance metrics will be measured as of the last trading day before the change in control and based upon such performance, a portion or all of the PRSUs will be converted to time-based RSUs with no additional performance criteria, and those time-based RSUs will continue to vest through the end of the original performance period, subject to the executive’s continued employment and further subject to accelerated vesting in the event of death, disability or involuntary termination of employment without cause or by the employee for good reason if such termination occurs within the twelve-month period beginning on the date of the change in control. With respect to Mr. Catoggio’s EBITDA PRSUs, the target number of EBITDA PRSUs will convert to time-based vesting, and be subject to Mr. Catoggio’s continued employment through the original vesting date and further subject to accelerated vesting in the event of death, disability or involuntary termination of employment without cause or by the employee for good reason if such termination occurs within the twelve-month period beginning on the date of the change in control, or the closing date of a sale of the Post Consumer Brands business.
Additional vesting rules for equity awards are as follows:
•Equity awards issued to officers under the 2012 LTIP, the 2016 LTIP, the 2019 LTIP and the 2021 LTIP vest in whole or in part upon a termination because of death or disability.
•Award agreements issued under the 2016 LTIP to Mr. Westphal provide that if the officer’s employment with a Company affiliate terminates as a result of the sale of his employing business or that Company affiliate, and the acquirer does not agree to assume the award on substantially the same terms, then the award fully vests. This provision also applies to the RSUs granted as time-based RSUs to Mr. Westphal under the 2019 LTIP and the 2021 LTIP, and to time-based RSUs with three-year-ratable vesting schedules granted to Mr. Catoggio on September 13, 2021, November 16, 2021 and November 15, 2022.
•RSUs granted to Mr. Catoggio on September 13, 2021 and November 15, 2022 vest in full on the fourth anniversary of the date of grant, but if his employment is involuntarily terminated without cause before that vesting date, a portion of the RSUs vests upon that termination of employment. The portion is determined as if the original vesting schedule had provided for vesting in equal installments on each of the first, second and third anniversaries of the date of grant.
•The RSUs with one-year vesting schedules granted to the NEOs in fulfillment of earned bonus amounts for fiscal year 2023 under the Senior Management Bonus Program, as well as time-based RSUs with three-year ratable vesting schedules granted to the NEOs in November 2022, provide for vesting upon Retirement (generally defined as a participant, after providing one month’s prior written notice and executing a non-compete agreement, voluntarily leaving the employment of the Company or its subsidiary, after reaching either age 65 with 5 or more years of service or age 55 with 10 or more years of service). The RSUs granted to the NEOs in fulfillment of earned bonus amounts for fiscal year 2023 also provide for vesting upon involuntary termination by the Company without cause. The TSR PRSU awards granted to the NEOs in November 2022 provide that if the NEO Retires during the performance period, he or she will continue to be eligible to receive shares under the award if the performance criteria is met.
•Mr. Catoggio’s EBITDA PRSUs granted on November 16, 2021 vest depending upon the achievement of three-year cumulative Adjusted EBITDA for the Post Consumer Brands business unit over the performance period of October 1, 2021 through September 30, 2024. The number of PRSUs that vest may range from 0% to 200% of the target number of PRSUs granted, depending on actual achievement. In the event there is no change in control of the Company, but Mr. Catoggio’s employment with a Company affiliate terminates as a result of the sale of his employing business or that Company affiliate, and the acquirer does not agree to assume the award on substantially the same terms, then a number of PRSUs will vest upon the closing of that sale. That number will equal the target number of PRSUs adjusted pro-rata for the number of days that have passed in the performance period as of the date of the sale. If the acquirer does assume the EBITDA PRSUs and his employment is involuntarily terminated without cause or he terminates his employment for good reason during the 12-month period following the sale, a number of PRSUs will vest, equal to the greater of (i) the number of PRSUs that would vest based on the actual level of achievement as determined for the performance period through the day his employment terminates and (ii) the target number of PRSUs adjusted pro-rata for the number of days that have passed in the performance period as of the day his employment terminates.
•Additionally, under the Plan, in the event that an executive covered under the Plan has an equity award that was issued under the 2012 LTIP, the 2016 LTIP, the 2019 LTIP or the 2021 LTIP with a time-based vesting schedule on other than a ratable basis, or that is ratable in whole or in part but where the vesting schedule does not provide for any vesting of the equity award on or before the first anniversary of the date of grant of the equity award, and that executive’s employment is involuntarily terminated before the equity award is fully vested and the executive is otherwise eligible for benefits under the Plan, then the equity award will be vested as if there were a three-year ratable vesting schedule where vesting occurs on the first, second and third anniversaries of the date of grant of the equity award, but only to the extent that the equity award had not already vested at a greater percentage, or under the terms of the applicable equity plan would not vest at a greater percentage upon the executive’s involuntary termination.
•Furthermore, under the Plan, in the event that an executive covered under the Plan has a grant of PRSUs with a “cliff vesting” schedule and a performance period of three years which grant was issued under the 2016 LTIP, the 2019 LTIP or the 2021 LTIP, and that executive’s employment is involuntarily terminated before the equity award is fully vested and the executive is otherwise eligible for benefits under the Plan, then the equity award will be vested ratably based on target achievement as provided below, but only to the extent that the equity award had not already vested at a greater percentage, or under the terms of the applicable equity plan would not vest at a greater percentage upon the executive’s involuntary termination. Ratable vesting will occur as follows: (i) if the termination of employment occurs on or before the first anniversary of the date of grant, one-third of the target award shall vest; (ii) if the termination of employment occurs after the first anniversary but on or before the second anniversary of the date of grant, two-thirds of the target award shall vest; and (iii) if the termination of employment occurs after the second anniversary and before the original default vesting date, the target award shall vest.
Following vesting, stock options granted under the 2012 LTIP will remain exercisable until the earlier of: three years from the date of voluntary termination or death or disability; six months from the date of involuntary termination (other than due to death or disability); or the expiration of the award under its terms. Vested stock options granted under the 2016 LTIP will remain exercisable until the earlier of: six months from the date of termination of employment (except in the case of death or disability, where such options remain exercisable for three years from the date of death or termination due to disability); or the expiration of the award under its terms. As of September 30, 2023, no stock options had been granted to the NEOs under the 2019 LTIP or the 2021 LTIP. See the below table for the value of stock and option awards at termination.
Nonqualified Deferred Compensation
The NEOs, along with other employees who meet the eligibility requirements, are permitted to participate in the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan. These nonqualified plans permit participants to file elections to receive distributions of account balances upon (a) a separation from service, which generally includes retirement, termination of employment or death, or (b) on specified future dates. With respect to balances attributable to deferral elections made before August 1, 2017, or pursuant to any employer contributions made before January 1, 2018, participants could elect to receive distributions in the event of a change in control if that change in control occurred before separation from service (or before a specified distribution date, in the case of the Deferred Compensation Plan for Key Employees). With respect to balances attributable to deferral elections made on or after August 1, 2017, and any Company contributions made on or after January 1, 2018, in the event of a change in control, payment of the vested portion of those balances will be made or commence within 90 days following the occurrence of the change in control (even if the participant elected a later distribution date). Additionally, in the event of a change in control, any Company contributions made under the Deferred Compensation Plan for Key Employees and related hypothetical earnings on such contributions become fully vested. Any distributions of account balances made with respect to amounts notionally invested in Post common stock equivalents will be made in the form of shares of Post common stock unless the Corporate Governance and Compensation Committee determines otherwise.
The table below sets forth estimates of the amounts to which each NEO would be entitled, other than accrued but unpaid base salary and benefits payable under broad-based employee benefit plans and programs that do not discriminate in favor of executive officers and are generally available to all employees, in the event of (a) the voluntary termination of the NEO’s employment or the NEO’s retirement, (b) the involuntary not for cause termination of the NEO’s employment, (c) the involuntary termination of the NEO’s employment after a change in control or (d) the NEO’s death or disability (in conjunction with a termination), each as if such event had occurred on September 30, 2023.

Name			Voluntary Termination or Retirement ($)		Involuntary Not for Cause Termination ($)		Change in Control followed by Involuntary Termination ($)		Death or Disability ($)
Robert V. Vitale	Cash (Salary and Bonus)		—		8,145,000	(1)	8,328,496	(2)	—
	Value of Stock and Option Awards	(3)	—	(4)	11,425,924		49,059,485		29,257,403
	Non-qualified Deferred Compensation	(5)	1,537,262	(6)	1,537,262	(6)	1,537,262	(7)	1,537,262	(6)
	Health Benefits and Insurance		—		2,740		58,325		—	(8)
	Outplacement Assistance		—		75,000		20,000		—
	Total		1,537,262		21,185,926		59,003,568		30,794,665

Matthew J. Mainer	Cash (Salary and Bonus)		—		2,270,625	(1)	2,399,273	(2)	—
	Value of Stock and Option Awards	(3)	—		321,298		3,758,927		2,925,020
	Non-qualified Deferred Compensation	(5)	246,300	(9)	246,300	(9)	246,300	(10)	246,300	(9)
	Health Benefits and Insurance		—		1,349		32,097		—	(8)
	Outplacement Assistance		—		75,000		20,000		—
	Total		246,300		2,914,572		6,456,597		3,171,320

Jeff A. Zadoks	Cash (Salary and Bonus)		—		3,730,000	(1)	3,917,725	(2)	—
	Value of Stock and Option Awards	(3)	—	(11)	5,347,009		21,765,528	(12)	13,570,927
	Non-qualified Deferred Compensation	(5)	667,368	(13)	667,368	(13)	667,368	(14)	667,368	(13)
	Health Benefits and Insurance		—		2,740		58,081		—	(8)
	Outplacement Assistance		—		75,000		20,000		—
	Total		667,368		9,822,117		26,428,702		14,238,295

Nicolas Catoggio	Cash (Salary and Bonus)		—		3,520,000	(1)	3,731,166	(2)	—
	Value of Stock and Option Awards	(3)	—		2,251,512		10,045,470		7,201,045
	Non-qualified Deferred Compensation	(5)	—		—		—		—
	Health Benefits and Insurance		—		3,964		83,834		—	(8)
	Outplacement Assistance		—		75,000		20,000		—
	Total		—		5,850,476		13,880,470		7,201,045

Diedre J. Gray	Cash (Salary and Bonus)		—		3,254,375	(1)	3,447,997	(2)	—
	Value of Stock and Option Awards	(3)	—		5,014,911		20,660,854	(15)	12,896,668
	Non-qualified Deferred Compensation	(5)	615,368	(16)	615,368	(16)	615,368	(17)	615,368	(16)
	Health Benefits and Insurance		—		4,139		83,834		—	(8)
	Outplacement Assistance		—		75,000		20,000		—
	Total		615,368		8,963,793		24,828,053		13,512,036

Mark W. Westphal	Cash (Salary and Bonus)		—		3,125,000	(1)	4,053,646	(2)	—
	Value of Stock and Option Awards	(3)	—	(18)	2,983,714		13,942,696		8,525,900
	Non-qualified Deferred Compensation	(5)	90,766		90,766		90,766	(19)	90,766
	Health Benefits and Insurance		—		2,769		58,325		—	(8)
	Outplacement Assistance		—		75,000		20,000		—
	Total		90,766		6,277,249		18,165,433		8,616,666
_________
(1)For purposes of this calculation, the Company assumes that performance goals were achieved.
(2)Net present value calculated using a discount rate of 6.16%.
(3)All unvested RSU, PRSU and option awards were valued at the closing price of our common stock on September 29, 2023 of $85.74.
(4)In the event that Mr. Vitale provides one month’s prior written notice of retirement and executes a non-compete agreement, he would receive $15,625,686 upon retirement.
(5)All amounts to be paid in lump sum unless otherwise specified.
(6)Of this amount, $1,205,461 plus aggregate earnings on such amount would be paid out in five annual installments.
(7)In the event of a change in control without an involuntary termination, Mr. Vitale also would receive this amount.
(8)All salaried employees are generally entitled to two times his or her annual base salary under the Company’s life insurance policies, capped at $700,000.
(9)Of this amount, $56,504 plus aggregate earnings on such amount would be paid out in five annual installments and $33,954 plus aggregate earnings on such amount would be paid out in ten annual installments.

(10)In the event of a change in control without an involuntary termination, Mr. Mainer also would receive this amount.
(11)In the event that Mr. Zadoks provides one month’s prior written notice of retirement and executes a non-compete agreement, he would receive $5,346,060 upon retirement.
(12)In the event of a change in control without an involuntary termination, Mr. Zadoks would receive $508,438 of this amount.
(13)Of this amount, $200,416 plus aggregate earnings on such amount would be paid out in five annual installments.
(14)In the event of a change in control without an involuntary termination, Mr. Zadoks also would receive this amount.
(15)In the event of a change in control without an involuntary termination, Ms. Gray would receive $406,836 of this amount.
(16)Of this amount, $24,055 plus aggregate earnings on such amount would be paid out in five annual installments and $137,274 plus aggregate earnings on such amount would be paid out in ten annual installments.
(17)In the event of a change in control without an involuntary termination, Ms. Gray also would receive this amount.
(18)In the event that Mr. Westphal provides one month’s prior written notice of retirement and executes a non-compete agreement, he would receive $5,095,957 upon retirement.
(19)In the event of a change in control without an involuntary termination, Mr. Westphal also would receive this amount.

Employment Agreements
None of our NEOs has an employment agreement with the Company.

CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, the Company is required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee of the Company for fiscal year 2023. The annual total compensation of our median employee was $90,010. The annual total compensation of our Chief Executive Officer was $17,370,927. The ratio of our Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation was 193:1.
The annual total compensation of our median employee and our Chief Executive Officer includes the value of employer-provided health and welfare benefits in the amount of $18,572 and $11,131, respectively, that are not included in the Chief Executive Officer’s total compensation in the Summary Compensation Table above.
SEC rules and regulations require a company to identify the median employee only once every three years, absent significant changes to the company’s employee population, employee compensation arrangements or median employee’s status during that period that would reasonably be expected to result in a significant change in the pay ratio. For fiscal year 2023, we concluded that we could continue to use the same median employee identified in fiscal year 2022, as there have been no significant changes in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure.
We used the following methodology and material assumptions to identify our median employee in fiscal year 2022:
•The median employee was identified using employee information as of July 1, 2022, excluding our Chief Executive Officer. We excluded employees based in China (7), Germany (1), Kenya (147), Spain (5), Uganda (7) and the United Arab Emirates (3) as permitted by SEC rules and regulations, as they represented less than 5% of our employee population. As a result, from our aggregate employee population of approximately 10,300 who were employed by the Company or subsidiaries consolidated in the Company’s financial statements as of July 1, 2022, an employee population of approximately 10,130 was considered in determining our median employee.
•We used base pay as the consistently applied compensation measure to identify our median employee. From our employee population, we used statistical sampling to collect additional compensation data for a group of employees who were paid within a relatively narrow range around our estimated median consistently applied compensation measure. From this group, we selected an employee who was reasonably representative of our workforce to be our median employee.
The ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules and regulations, based upon the Company’s payroll and employment records and the methodology described above. The ratio may not be comparable to those reported by other companies due to differences in industry, business models, scope of international operations and scale, as well as the different estimates, assumptions and methodologies applied by other companies in calculating their ratios.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K promulgated under the Exchange Act, we are providing the following information about the relationship between executive compensation “actually paid” (referred to as “CAP” or “Compensation Actually Paid”) and certain financial performance measures of the Company, including One Year relative Total Shareholder Return (“rTSR”) Percentile Rank (as compared to the S&P 1500 Packaged Foods & Meats companies), which we chose as our Company-selected financial performance measure. The below tables and disclosures do not necessarily reflect value actually realized by our NEOs or how our Corporate Governance and Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Corporate Governance and Compensation Committee does not use Compensation Actually Paid as a basis for making compensation decisions, nor does it use net income for purposes of determining incentive compensation. Further, while we utilize several performance measures to align executive compensation with the Company’s performance, not all of such performance measures are presented in the Pay Versus Performance table below. Please see Compensation Discussion and Analysis for a discussion of our executive compensation program objectives and the ways in which we align our NEOs’ compensation with the Company’s performance.

					Value of Initial Fixed $100 Investment Based On:(4)
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	TSR ($)	Peer Group TSR ($)	Net Income ($ in millions)	One Year rTSR Percentile Rank(5)
2023	17,359,796	20,678,622	5,457,918	6,165,965	147.35	113.96	301.3	73rd
2022	15,475,418	19,312,412	4,470,515	5,922,265	140.77	111.29	756.6	61st
2021	14,288,491	23,608,658	6,128,233	8,539,535	128.09	105.63	166.7	59th

(1)Robert V. Vitale was our principal executive officer (“PEO”) for each fiscal year presented. The individuals comprising the Non-PEO NEOs for each fiscal year presented are listed below.

2021	2022	2023
Jeff A. Zadoks	Jeff A. Zadoks	Matthew J. Mainer
Howard A. Friedman	Nicolas Catoggio	Jeff A. Zadoks
Diedre J. Gray	Diedre J. Gray	Nicolas Catoggio
Mark W. Westphal	Mark W. Westphal	Diedre J. Gray
Mark W. Westphal
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs, as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards columns below are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	17,359,796	(16,008,243)	19,327,069	20,678,622
2022	15,475,418	(14,130,824)	17,967,818	19,312,412
2021	14,288,491	(12,994,790)	22,314,957	23,608,658

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	5,457,918	(4,802,802)	5,510,849	6,165,965
2022	4,470,515	(3,805,689)	5,257,439	5,922,265
2021	6,128,233	(5,458,147)	7,869,449	8,539,535

The amounts in the Inclusion of Equity Values columns in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2023	15,465,258	2,107,779	—	1,754,032	—	—	19,327,069
2022	15,908,802	2,227,848	—	(168,832)	—	—	17,967,818
2021	14,646,970	2,699,095	—	4,968,892	—	—	22,314,957

Year	Average Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	4,476,697	529,589	—	504,563	—	—	5,510,849
2022	4,150,730	1,137,577	—	(30,868)	—	—	5,257,439
2021	6,152,104	1,240,131	—	477,214	—	—	7,869,449

(4)The Peer Group TSR set forth in this table utilizes the S&P 1500 Packaged Foods & Meats Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on November 17, 2023. The comparison assumes $100 was invested for the period starting September 30, 2020 through the end of the listed year in Post common stock (with reinvestment of shares of BellRing common stock distributed to Post shareholders on March 10, 2022) and in the S&P 1500 Packaged Foods & Meats Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined One Year rTSR Percentile Rank (as compared to the S&P 1500 Packaged Foods & Meats companies) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in fiscal year 2023. This performance measure may not have been the most important financial performance measure for fiscal years 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Financial Performance Measures

As described in greater detail in Compensation Discussion and Analysis, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics used for both long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of the Company for our shareholders. The financial performance measures that, in the Company’s assessment, represent the most important financial measures used to link Compensation Actually Paid to our NEOs to Company performance for fiscal year 2023 are as follows (in no particular order):

–One Year rTSR Percentile Rank
–Adjusted EBITDA - Post Consumer Brands(1)
–Adjusted EBITDA - Foodservice(1)
–Adjusted EBITDA - Refrigerated Retail
–Adjusted EBITDA - Weetabix

(1) For Messrs. Catoggio and Westphal, our two business unit NEOs, only the segment Adjusted EBITDA of our Post Consumer Brands and Foodservice segments, respectively, and One Year rTSR Percentile Rank apply to their compensation.

Please see Compensation Discussion and Analysis for a description of these measures and further information regarding how the Company utilized each of these measures in its fiscal year 2023 executive compensation program. For fiscal year 2023, we did not link any other financial performance measures to the Compensation Actually Paid to our NEOs.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with SEC rules, we are providing the following illustrations of the relationships between information presented in the Pay Versus Performance table above. However, we generally seek to incentivize long-term performance, and therefore we do not specifically align our performance measures with Compensation Actually Paid (as computed in accordance with SEC rules) for a particular year.

The following graph compares the Compensation Actually Paid to our PEO, the average of the Compensation Actually Paid to our remaining NEOs, our cumulative TSR and the cumulative TSR of the S&P 1500 Packaged Foods & Meats Index over the three most recently completed fiscal years. The graph assumes a hypothetical investment of $100 on September 30, 2020 in each of Post common stock (with reinvestment of shares of BellRing common stock distributed to Post shareholders on March 10, 2022) and the S&P 1500 Packaged Foods & Meats Index.

Post Holdings TSR & S&P 1500 Packaged Foods & Meats Index TSR vs. Compensation Actually Paid

Compensation Actually Paid ($M)
Cumulative TSR ($)
$30
$25
$20
$15
$10
$5
$0
$150
$145
$140
$135
$130
$125
$120
$115
$110
$105
$100
$147.4
$140.8
$128.1
$114.0
$111.3
$105.6
$23.6
$8.5
$19.3
$5.9
$20.7
$6.2
2021
2022
2023
PEO CAP
NEO Average CAP
Post Holdings Cumulative TSR
S&P 1500 Packaged Foods & Meats Index Cumulative TSR

The following graph compares the Compensation Actually Paid to our PEO and the average of the Compensation Actually Paid to our remaining NEOs with our net income during the three most recently completed fiscal years. Although required to be disclosed by SEC rules, net income is not a metric in our executive compensation program.

Post Holdings Net Income vs. Compensation Actually Paid

$30
$25
$20
$15
$10
$5
$0
Compensation Actually Paid ($M)
$800
$700
$600
$500
$400
$300
$200
$100
Net Income ($M)
$756.6
$166.7
$301.3
$23.6
$8.5
$19.3
$5.9
$20.7
$6.2
2021
2022
2023
PEO CAP
NEO Average CAP
Post Holdings Net Income

The following graph compares the Compensation Actually Paid to our PEO and the average of the Compensation Actually Paid to our remaining NEOs with our Company-selected financial performance measure, One Year rTSR Percentile Rank, during the three most recently completed fiscal years.

Post Holdings One Year rTSR Percentile Rank (our Company-Selected Financial Performance Measure) vs. Compensation Actually Paid

$30
$25
$20
$15
$10
$5
$0
Compensation Actually Paid ($M)
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
One Year rTSR Percentile Rank
59%
61%
73%
$23.6
$8.5
$19.3
$5.9
$20.7
$6.2
2021
2022
2023
PEO CAP
NEO Average CAP
One Year rTSR Percentile Rank

The information contained in this Pay Versus Performance section will not be incorporated into any filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE REPORT
The Corporate Governance and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Corporate Governance and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Robert E. Grote, Chairman
Gregory L. Curl
David P. Skarie

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
(Proxy Item No. 3)
Section 14A of the Exchange Act requires that we seek a non-binding advisory vote from our shareholders to approve the compensation as disclosed under the heading Compensation Discussion and Analysis beginning on page 24 and the related tables and narrative disclosures beginning on page 42. As a result of the vote at our 2019 annual meeting of shareholders on the frequency that the Company will seek advisory approval of the Company’s executive compensation, we ask our shareholders to approve, on an advisory basis, the Company’s executive compensation every year.
As described in detail under the heading Compensation Discussion and Analysis, we seek to closely align the interests of our executive officers with the interests of our shareholders. Our compensation programs are designed to reward our executive officers for the achievement of financial and operating performance. To that end, our compensation programs encompass the following principles:
•Total compensation should be competitive with the peer group approved by our Corporate Governance and Compensation Committee.
•Compensation should be tied to our overall financial performance.
•Compensation should align the long-term interests of our executives with those of our shareholders.
•Compensation should serve as an incentive for our executives to remain employed with us, assisting in our long-term growth objectives.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the executive officers named in this proxy statement, as described under the heading Compensation Discussion and Analysis beginning on page 24 and the related tables and narrative disclosures beginning on page 42. We believe that our compensation programs have been effective at appropriately aligning pay and performance and in enabling us to attract and retain very talented executives.
We are asking our shareholders to indicate their support for the executive officer compensation described in this proxy statement. The Board of Directors unanimously recommends a vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve the compensation awarded to the executive officers named in this proxy statement, as described under the heading Compensation Discussion and Analysis beginning on page 24 and the related compensation tables and narrative disclosures beginning on page 42, as required by the rules of the Securities and Exchange Commission.”
Because the vote is advisory, it will not be binding upon the Board of Directors or the Corporate Governance and Compensation Committee, and neither the Board of Directors nor the Corporate Governance and Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. Although the resolution is non-binding, the Board of Directors and the Corporate Governance and Compensation Committee will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During our fiscal year 2023, the Corporate Governance and Compensation Committee was composed of Messrs. Grote, Curl and Skarie. There are no relationships involving the members of the Corporate Governance and Compensation Committee or our executive officers that are required to be disclosed under Item 407(e)(4) of Regulation S-K.

DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2023
All non-employee directors receive several different elements of compensation for serving on our Board of Directors. The Corporate Governance and Compensation Committee makes recommendations to our Board of Directors regarding director compensation. Director compensation was determined based upon a benchmarking study prepared by Aon, the Committee’s independent compensation consultant.
Effective January 1, 2023, all non-employee directors receive an annual retainer of $100,000 (prior to January 1, 2023, the annual retainer was $90,000). The chairman of the Audit Committee receives an additional annual retainer of $20,000 and the chairman of the Corporate Governance and Compensation Committee receives an additional annual retainer of $15,000. Effective January 1, 2023, the Lead Director receives an additional annual retainer of $30,000 (prior to January 1, 2023, the additional annual retainer was $25,000).
In addition to cash compensation, all non-employee directors receive an annual grant in the form of RSUs valued at approximately $160,000 (or $260,000 for the non-employee Chairman of the Board) on the date of grant, rounded to the nearest 100 RSUs. All awards fully vest on the first anniversary of the date of grant. In addition, all awards fully vest at the director’s disability or death. Directors may elect to defer settlement of RSUs until separation from service beginning with grants made in 2020.
We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse directors for their reasonable expenses incurred in connection with attending Board meetings.
Under our Deferred Compensation Plan for Non-Management Directors, any non-employee director may elect to defer, with certain limitations, his or her retainer. Deferred compensation may be notionally invested in Post common stock equivalents or in a number of mutual funds operated by Vanguard with a variety of investment strategies and objectives. Deferrals in our common stock equivalents receive a 33 1/3% Company matching contribution, also credited in Post common stock equivalents. Balances are paid upon leaving the Board of Directors, generally in cash, in one of three ways: (1) lump sum payout; (2) five-year installments or (3) ten-year installments.
We have established stock ownership guidelines applicable to all non-employee directors. See Compensation Discussion and Analysis - Other Compensation Policies - Stock Ownership Guidelines on page 38 for more details.
The following table sets forth the compensation paid to non-management directors for fiscal year 2023, other than reimbursement for travel expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)(5)	Total ($)
Dorothy M. Burwell	97,500	161,415	—	—	32,497	291,412
Gregory L. Curl	97,500	161,415	—	—	32,497	291,412
Thomas C. Erb	97,500	161,415	—	—	32,497	291,412
Robert E. Grote	141,250	161,415	—	—	47,079	349,744
Ellen F. Harshman	97,500	161,415	—	—	32,497	291,412
David W. Kemper	117,500	161,415	—	—	39,163	318,078
Jennifer Kuperman	97,500	161,415	—	—	32,497	291,412
David P. Skarie	97,500	161,415	—	—	32,497	291,412
William P. Stiritz	97,500	256,365	—	—	120,637	474,502
_________
(1)These amounts represent the grant date fair value of 1,700 RSUs (2,700 RSUs for Mr. Stiritz) granted on January 31, 2023 . The grant date fair values are computed in accordance with FASB ASC Topic 718, and do not correspond to the actual values that will be realized by the non-management directors. See Note 19 to the Company’s fiscal year 2023 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. All awards fully vest on the first anniversary of the date of grant, and the stock issued pursuant to such awards must be held until the director has met the ownership requirements under our Stock Ownership Guidelines; however, shares are permitted to be sold to the extent necessary to satisfy any tax obligations relating to the vesting and delivery of such shares. In addition, all awards fully vest at the director’s disability or death.
(2)The number of unvested RSUs held by each non-management director, other than Mr. Stiritz, as of September 30, 2023 was 1,700 RSUs. Mr. Stiritz held 2,700 unvested RSUs as of September 30, 2023.
(3)As of September 30, 2023, Messrs. Curl, Grote and Kemper each held 14,828 vested SARs and Mr. Skarie held 7,414 vested SARs. All of these SARs fully vested on the third anniversary of the date of grant. Mses. Burwell, Harshman and Kuperman and Messrs. Erb and Stiritz held no SARs at September 30, 2023.
(4)Except for Mr. Stiritz, these amounts represent the 33 1/3% match on deferrals into common stock equivalents under the Deferred Compensation Plan for Non-Management Directors for all non-management directors who elected to participate in the plan.

(5)For Mr. Stiritz, this amount represents: (a) the 33 1/3% match on deferrals into common stock equivalents under the Deferred Compensation Plan for Non-Management Directors, which was $32,497; and (b) personal use of aircraft for the fiscal year ended September 30, 2023; the cost for such use was $88,140. Of such $88,140: (i) the incremental cost to us was $69,384, which is calculated by dividing the total estimated variable costs (such as fuel, landing fees, on-board catering and flight crew expenses) by the total flight hours for fiscal year 2023 and multiplying such amount by Mr. Stiritz’s total number of flight hours for non-business use for fiscal year 2023. Incremental costs do not include certain fixed costs that we incur by virtue of owning aircraft, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of individuals occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s SIFL formula for imputing taxable income for such use; and (ii) we reimbursed Mr. Stiritz for amounts necessary to offset the impact of income taxes relating to such personal use of aircraft in the amount of $18,756.

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION
TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS
(Proxy Item No. 4)

Our shareholders are being asked to approve a Proposed Amendment of our Current A&R Articles to declassify our Board of Directors by eliminating its three classes and providing for the annual election of directors commencing at the 2025 annual meeting of shareholders.
Our Board of Directors is committed to good corporate governance practices. Our Current A&R Articles provide that our Board of Directors shall be divided into three classes of directors, with only one class elected annually and each class elected to a three-year term. Since our spin-off from Ralcorp in 2012, our Board of Directors has believed that a classified Board structure was an important piece of the Company’s governance structure in order to promote continuity and stability on our Board. Furthermore, our Board believed that the classified Board structure enhanced the independence of our directors, facilitated our directors’ understanding of the Company and its long-term strategic planning and provided protection against certain abusive takeover tactics. Although our Board of Directors still believes these are important considerations, our Board of Directors believes they are outweighed by the advantages of our shareholders’ ability to evaluate all of our directors annually, which would increase the accountability of our directors to our shareholders. Further, our Board of Directors acknowledges that the investor community considers declassification to be a governance best practice and, therefore, is supportive of shifting from a classified board to the annual election of directors.
Accordingly, our Board of Directors has unanimously determined that, after careful consideration, it is in the best interests of the Company and our shareholders to amend our Current A&R Articles to provide for the declassification of the Board of Directors. Our Board of Directors has unanimously adopted a resolution approving the Proposed Amendment, declaring its advisability and directing that it be submitted to our shareholders for their consideration and approval at the 2024 annual meeting of shareholders. The full text of the Proposed Amendment is attached to this proxy statement as Annex A.
The affirmative vote of two-thirds of our outstanding shares entitled to vote generally in the election of directors is required to approve the Proposed Amendment. If the Proposed Amendment is approved by our shareholders at the 2024 annual meeting of shareholders, then the terms of all members of our Board of Directors will expire at the 2025 annual meeting of shareholders and, beginning at the 2025 annual meeting of shareholders and at each annual meeting thereafter, each director will stand for election for a term expiring at the next annual meeting and there will no longer be any class designation for our directors. The Proposed Amendment would not change the number of directors on our Board or the Board’s authority to change that number and to fill any vacancy or newly created directorships; however, the term of any person filling any vacancy or newly created directorship position would expire at the 2025 annual meeting of shareholders. If the Proposed Amendment is not approved by our shareholders, then our Board of Directors will remain classified.
This general description of the proposed changes to the Current A&R Articles is qualified in its entirety by reference to the Proposed Amendment set forth in Annex A to this proxy statement. If the Proposed Amendment is approved by our shareholders, then we will file the Proposed Amendment with the Secretary of State of the State of Missouri promptly following the 2024 annual meeting of shareholders and the Proposed Amendment will become effective upon filing. The Board also has adopted corresponding changes to our Amended and Restated Bylaws to eliminate references to the classification of the Board of Directors, which will become effective only if the Proposed Amendment is approved by the shareholders and filed with the Secretary of State of the State of Missouri.

The Board of Directors unanimously recommends a vote FOR the approval of the Proposed Amendment to declassify our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

Security Ownership of Certain Beneficial Owners
The table below indicates the persons or entities known to us to be the beneficial holders of more than 5% of our common stock, par value $0.01 per share, as of November 14, 2023, except for one person set forth in the Security Ownership of Management table on page 68. The information set forth in the table below is based solely upon information included in Schedule 13D, Schedule 13F and Schedule 13G filings as of the most recent practicable date. We have no reason to believe that such information is not complete or accurate or that a statement or amendment to any Schedule 13D, Schedule 13F or Schedule 13G filing should have been filed and was not.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Shares Outstanding (5)
The J.M. Smucker Company (1) One Strawberry Lane, Orrville, OH 44667	5,390,254	8.8%
Route One Investment Company, L.P. (2) One Letterman Drive, Bldg D-Main, Suite DM200, San Francisco, CA 94129	5,174,290	8.5%
Vanguard Group Inc. (3) PO Box 2600 V26, Valley Forge, PA 19482	4,973,653	8.1%
BlackRock Inc. (4) 50 Hudson Yards, New York, NY 10001	4,144,755	6.8%
Clarkston Capital Partners, LLC (5) 91 West Long Lake Road, Bloomfield Hills, MI 48304	3,396,881	5.5%
_________
(1)As reported on Schedule 13G filed with the SEC on May 4, 2023. The filing indicated that as of April 28, 2023, The J.M. Smucker Company had sole voting power and sole dispositive power over all of these shares. Notwithstanding the foregoing, the filing also indicated that The J.M. Smucker Company’s sole voting power over all of these shares was subject to a registration rights agreement entered into with us, dated as of April 28, 2023 (the “Registration Rights Agreement”), pursuant to which, for so long as The J.M. Smucker Company owns shares of our common stock covered by the Registration Rights Agreement comprising at least 1% of our outstanding shares of common stock, then The J.M. Smucker Company must vote all shares of our common stock beneficially owned by it in favor of our nominees for election as directors, against any other nominees not nominated by our Board and, with respect to all other matters, in accordance with our Board’s recommendations.
(2)As reported on Schedule 13F filed with the SEC on November 14, 2023 with a report date of September 30, 2023. The filing indicated that as of September 30, 2023, Route One Investment Company, L.P. had sole investment power and sole voting power over all of these shares.
(3)As reported on Schedule 13F filed with the SEC on November 14, 2023 with a report date of September 30, 2023 (represents combined Vanguard Group Inc., Vanguard Fiduciary Trust Co and Vanguard Global Advisers, LLC). The filing indicated that as of September 30, 2023, Vanguard Group Inc. had sole investment power over 4,909,590 of such shares and shared defined investment power over 64,063 of such shares, and had shared voting power over 7,414 of such shares and no voting power over 4,966,239 of such shares.
(4)As reported on Schedule 13F filed with the SEC on November 13, 2023 with a report date of September 30, 2023 (represents combined BlackRock Fund Advisors and BlackRock Institutional Trust Company, N.A.). The filing indicated that as of September 30, 2023, BlackRock Inc. had sole investment power over all of these shares, and had sole voting power over 4,073,202 of these shares and no voting power over 71,553 of these shares.
(5)As reported on Schedule 13F filed with the SEC on November 2, 2023 with a report date of September 30, 2023. The filing indicated that as of September 30, 2023, Clarkston Capital Partners, LLC had sole investment power over all of these shares, and had sole voting power over 3,193,111 of these shares and no voting power over 203,770 of these shares.
(6)The number of shares outstanding for purposes of this calculation was the number of shares outstanding as of November 14, 2023 (60,354,354 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by all directors, director nominees and executive officers (609,915 shares), plus the number of RSUs that vest within 60 days of that date for all directors, director nominees and executive officers (233,842 shares), plus the number of RSUs that all directors, director nominees and executive officers had elected to defer until separation from service (16,305 shares).

Security Ownership of Management
The following table shows the shares of our common stock beneficially owned, as of November 14, 2023, by each of our directors, director nominees and named executive officers and by our directors, director nominees and executive officers as a group. Except as noted, all such persons possess sole voting and dispositive power with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested and exercisable or that become vested and/or exercisable within 60 days. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the common stock outstanding.

Name	Number of Shares Beneficially Owned		RSUs and PRSUs Vesting Within 60 Days		Exercisable Options (1)		Total	% of Shares Outstanding (2)(3)	Other Stock-Based Items (4)	Total Stock-Based Ownership
William P. Stiritz	4,657,528	(5)	—		—		4,657,528	7.7%	178,738	4,836,266
Robert V. Vitale	744,091	(6)	85,854		449,176	(7)	1,279,121	2.1%	2,147	1,281,268
Dorothy M. Burwell	2,765		340		—		3,105	*	5,243	8,348
Gregory L. Curl	15,220		2,075	(8)	14,828	(9)	32,123	*	4,428	36,551
Thomas C. Erb	22,075		—		—		22,075	*	3,725	25,800
Robert E. Grote	13,351	(10)	340		14,828	(9)	28,519	*	30,305	58,824
Ellen F. Harshman	1,550		1,645	(8)	—		3,195	*	7,933	11,128
David W. Kemper	18,200		4,825	(8)	14,828	(9)	37,853	*	16,297	54,150
Jennifer Kuperman	—		755	(8)	—		755	*	3,725	4,480
David P. Skarie	39,135	(11)	6,325	(8)	7,414	(9)	52,874	*	29,890	82,764
Matthew C. Mainer	7,452		12,975		—		20,427		—	20,427
Jeff A. Zadoks	118,706	(12)	49,239		28,969		196,914	*	—	196,914
Nicolas Catoggio	2,197		9,640		—		11,837	*	—	11,837
Diedre J. Gray	106,157	(13)	47,776		15,157		83,768	*	—	83,768
Mark W. Westphal	97,997	(14)	28,358		64,715		149,279	*	—	149,279
All directors and executive officers as a group (15 people)	5,846,424		250,147		609,915		6,579,323	10.7%	282,431	6,861,804

_________
(1)Includes the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of November 14, 2023, by all directors, director nominees and executive officers.
(2)The number of shares outstanding for purposes of this calculation for each individual was the number of shares outstanding as of November 14, 2023 (60,354,354 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by such individual, plus the number of RSUs that vest within 60 days of that date for such individual, plus the number of RSUs that such individual had elected to defer until separation from service.
(3)The number of shares outstanding for purposes of this calculation for all directors, director nominees and executive officers as a group was the number of shares outstanding as of November 14, 2023 (60,354,354 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by all directors, director nominees and executive officers (609,915 shares), plus the number of RSUs that vest within 60 days of that date for all directors, director nominees and executive officers (233,842 shares), plus the number of RSUs that all directors, director nominees and executive officers had elected to defer until separation from service (16,305 shares).
(4)Includes indirect interests in shares of our common stock held under our Deferred Compensation Plan for Non-Management Directors. For Mr. Vitale, includes indirect interests in shares of our common stock held under our Executive Savings Investment Plan. Although indirect interests in shares of our common stock under deferred compensation plans may not be voted or transferred, they have been included in the table above as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.
(5)Includes 169,369 shares of common stock held in a trust for the benefit of Mr. Stiritz. Mr. Stiritz also has shared voting and investment power with respect to 384,132 shares of common stock held by his wife.
(6)Includes 360,258 shares held in trusts for the benefit of Mr. Vitale, 12,961 shares held in a trust for the benefit of his spouse and 26,388 shares held in trusts for the benefit of his children. Mr. Vitale also has shared voting and investment power with respect to 90,000 shares held by his spouse.
(7)Includes 167,079 exercisable stock options held in a trust for the benefit of Mr. Vitale.
(8)Represents RSUs the director has elected to defer until separation from service from the Board of Directors.
(9)Prior to 2016, our non-management directors (other than our Chairman of the Board) were granted SARs on an annual basis; these SARs became exercisable three years from the date of grant.
(10)Mr. Grote has shared voting and investment power with respect to 1,000 shares held in his children’s trust.
(11)Mr. Skarie has shared voting and investment power with his wife with respect to 432 shares held in his children’s trust.
(12)68,145 of these shares are held by an irrevocable trust, for which Mr. Zadoks’s spouse is the beneficial and sole trustee.
(13)Ms. Gray has shared voting and investment power with her husband with respect to 58,611 shares held in a revocable trust.
(14)Includes 16,688 shares of common stock held by Mr. Westphal in the Post Holdings, Inc. Savings Investment Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures Governing Related Party Transactions
Our written code of conduct for directors, officers and employees contains written conflict of interest policies that are designed to prevent each director and executive officer from engaging in any transaction that could be deemed a conflict of interest.
Our Corporate Governance and Compensation Committee is responsible for reviewing transactions in which one or more directors or officers may have an interest. The Committee acts pursuant to a written charter, giving the Committee the authority to oversee compliance with legal and regulatory requirements, codes of conduct and ethics programs established by the Company. If the Committee determines that a director or officer has a direct or indirect material interest in a transaction involving us, the Committee will either approve, ratify or disapprove the transaction. In considering a related party transaction, the Committee will take into account relevant facts and circumstances, including the following:
•whether the terms of the transaction are no less favorable to us than terms generally available to an unaffiliated third party under similar circumstances;
•the materiality of the director’s or officer’s interest in the transaction, including any actual or perceived conflicts of interest; and
•the importance of the transaction and the benefit (or lack thereof) of such transaction to us.
We expect that the Committee will not approve or ratify such transaction unless, after considering all facts and circumstances, including the factors listed above, it determines that the transaction is in, or is not inconsistent with, the best interests of our Company and our shareholders. In the event management, in the normal course of reviewing corporate records, determines a related party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
No director will be permitted to participate in the approval of a related party transaction in which such director was interested. If a related party transaction will be ongoing, the Committee may establish guidelines for management to follow in its ongoing dealings with the related party.
Mr. Thomas Erb, a member of our Board of Directors, is the Chairman Emeritus of the law firm of Lewis Rice. Lewis Rice is one of our main outside law firms, and we pay Lewis Rice its customary fees for its services, which consisted of approximately $3.6 million for fiscal year 2023. Mr. Erb does not have a direct material interest in the payment of such fees, but has an indirect interest as a member of Lewis Rice. Because of the relationship with and fees paid to Lewis Rice, the Board did not deem Mr. Erb independent as of May 2021 when he was appointed to the Board of Directors. In November 2022 and November 2023, the Committee reviewed this transaction in accordance with the related party policy described above, and determined that no conflict of interest would arise from such transaction.

OTHER MATTERS

Proxy Solicitation
We will bear the expense of preparing, making available or otherwise transmitting this proxy statement and the accompanying materials. We have paid certain entities for assistance with preparing this proxy statement and the proxy card. We also will pay for the solicitation of proxies. We hired Georgeson LLC to assist in the solicitation of proxies for a fee of $14,000 plus expenses. We have agreed to indemnify Georgeson LLC against certain losses arising out of or relating to its performance of such services. We will reimburse brokers, banks and other nominees for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to the standard mail, our employees may make proxy solicitations via telephone, email, facsimile, the Internet or personal contact. Our employees will not receive additional compensation for these activities.

Shareholder Director Nominations and Proposals for the 2025 Annual Meeting
Under our Amended and Restated Bylaws, to be considered at the 2025 annual meeting of shareholders, a shareholder’s nomination of a director must generally be received by our corporate secretary between August 28, 2024 and September 27, 2024 and must include the nominee’s consent to being nominated, appropriate biographical information of the nominee (including principal occupation for the previous five years and business and residential addresses), a representation that the shareholder intends to solicit in favor of such nominee proxies from the holders of our shares representing at least 67% of the voting power of shares entitled to vote on the election of our directors and other relevant information, as outlined in our Amended and Restated Bylaws. In addition, to comply with the universal proxy rules, the shareholder’s notice of a director nomination received no later than September 27, 2024 must include any additional information required by Rule 14a-19 under the Exchange Act, and the shareholder must comply with the other requirements set forth under Rule 14a-19.
Shareholders who desire to present any other business at an annual meeting of shareholders also must follow certain procedures. Generally, to be considered at the 2025 annual meeting of shareholders, a shareholder proposal not to be included in the proxy statement and notice of meeting must be received by our corporate secretary between September 27, 2024 and October 27, 2024. However, if the shareholder desires that the proposal be included in our proxy statement and notice of meeting for the 2025 annual meeting of shareholders, then it must be received by our corporate secretary no later than August 13, 2024 and also must comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri.
A copy of our Amended and Restated Bylaws will be furnished to any shareholder without charge upon written request to our corporate secretary.

Form 10-K and Other Filings
Promptly upon written or oral request and at no charge, we will provide a copy of any of our filings with the SEC, including our Annual Report on Form 10-K, with financial statements and schedules for our most recent fiscal year. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. To request a copy, shareholders can contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7600 or by mail at our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary. These documents also are available on our website at www.postholdings.com and the website of the SEC at www.sec.gov. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC.

Internet Availability of Proxy Materials
The notice of annual meeting, proxy statement and our 2023 annual report to shareholders may be viewed online at www.envisionreports.com/POST and on our website at www.postholdings.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC. You may find more information about the date, time and location of the annual meeting of shareholders, as well as the items to be voted on by shareholders at the annual meeting, in the section entitled Proxy and Voting Information beginning on page 3 of this proxy statement. There, you also will find information about attending the virtual annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.
If you are a shareholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at www.envisionreports.com/POST and following the instructions as listed. If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

List of Shareholders
For a period of 10 days prior to the virtual annual meeting, a complete list of the shareholders entitled to vote at the annual meeting will be available and open to the inspection of any shareholder during normal business hours at our principal executive offices at 2503 S. Hanley Road, St. Louis, Missouri 63144. A complete list of shareholders entitled to vote at the annual meeting also will be available at the annual meeting website during the meeting.

Householding
SEC rules allow delivery of a single proxy statement and annual report to shareholders to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who previously have been notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report to shareholders, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses. Shareholders having multiple accounts may have received householding notifications from their respective brokers, and consequently, such shareholders may receive only one proxy statement and annual report to shareholders. Shareholders who prefer to receive separate copies of the proxy statement and annual report to shareholders, either now or in the future, may request to receive separate copies of the proxy statement and annual report to shareholders by notifying our corporate secretary and those materials will be delivered promptly. Shareholders currently sharing an address with another shareholder who wish to have only one proxy statement and annual report to shareholders delivered to the household in the future also should contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7600 or by mail at our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary.

Forward-Looking Statements
Forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, are made throughout this proxy statement. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this proxy statement. Such statements are based on our current views and assumptions and involve risks and uncertainties that could cause our actual results to materially differ from those in our forward-looking statements. Those risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on November 17, 2023, as may be updated from time to time in our subsequent filings with the SEC. You should not rely upon forward-looking statements as predictions of future events. Moreover, we undertake no obligation to update these forward-looking statements. All forward-looking statements in this proxy statement are qualified in their entirety by this cautionary statement.

By order of the Board of Directors,

/s/ Diedre J. Gray
Diedre J. Gray
Executive Vice President, General Counsel
and Chief Administrative Officer, Secretary

December 11, 2023

ANNEX A
TEXT OF PROPOSED AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION
Amendment of Amended and Restated Articles of Incorporation
of Post Holdings, Inc.

Article Number Five, Section A to be amended to read as follows:
A.Number and Classification
The number of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, but shall not be less than three. Commencing at the 2025 annual meeting of shareholders, all of the directors of the Corporation elected at an annual meeting of shareholders shall hold office for a term that expires at the next annual meeting of shareholders (or until their respective successors shall have been elected and qualified or until their earlier death, resignation or removal). The term of each director serving as of and immediately following the date of the 2024 annual meeting of shareholders shall expire at the 2025 annual meeting of shareholders, notwithstanding that such director may have been elected for a term that extended beyond the date of the 2025 annual meeting of shareholders. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock of the Corporation, other than shares of Common Stock, shall have the right, voting separately by class or series, to elect directors, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Amended and Restated Articles of Incorporation or any Certificate of Designation thereunder applicable thereto. As used in these Amended and Restated Articles of Incorporation, the term “entire Board of Directors” means the total number of directors fixed by, or in accordance with, these Articles of Incorporation and the Bylaws of the Corporation.

Article Number Five, Section C to be amended to read as follows:
C.     Vacancies
Subject to the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors which occur for any reason prior to the expiration of the term of office of any director, including vacancies which occur by reason of an increase in the number of directors, may be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office (although less than a quorum), until the next election of directors by the shareholders of the Corporation.

A-1

TEXT OF CORRESPONDING EXTRACT OF EXISTING AMENDED AND RESTATED ARTICLES OF INCORPORATION MARKED AGAINST PROPOSED AMENDMENT
A.Number and Classification
~~The number of directors to constitute the initial Board of Directors of the Corporation shall be three. Hereafter, t~~ The number of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, but shall not be less than three. ~~Any changes in the number of directors shall be reported to the Secretary of State of Missouri within the time periods required by the GBCL.~~(1) ~~The directors shall be divided into three (3) classes, as nearly equal in number as reasonably possible, except that one class may be one greater or less in number than the other two classes. At each~~ Commencing at the 2025 annual meeting of shareholders, ~~successors to the class of~~ all of the directors of the Corporation elected at an annual meeting of shareholders ~~whose term expires at that annual meeting~~ shall ~~be elected~~ hold office for a ~~three (3) year~~ term that expires at the next annual meeting of shareholders (and until their respective successors shall have been elected and qualified ~~in each class~~ or until their earlier death, resignation or removal)~~, so that the term of one class of directors shall expire in each year~~. The term of each director serving as of and immediately following the date of the 2024 annual meeting of shareholders shall expire at the 2025 annual meeting of shareholders, notwithstanding that such director may have been elected for a term that extended beyond the date of the 2025 annual meeting of shareholders. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock of the Corporation, other than shares of Common Stock, shall have the right, voting separately by class or series, to elect directors, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Amended and Restated Articles of Incorporation or any Certificate of Designation thereunder applicable thereto~~; and such directors so elected shall not be divided into classes pursuant to this Article Five unless expressly provided by such terms~~. As used in these Amended and Restated Articles of Incorporation, the term “entire Board of Directors” means the total number of directors fixed by, or in accordance with, these Articles of Incorporation and the Bylaws of the Corporation.
C. Vacancies
Subject to the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors which occur for any reason prior to the expiration of the term of office of any director ~~of the class in which such vacancy occurs~~, including vacancies which occur by reason of an increase in the number of directors, may be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office (although less than a quorum), until the next election of directors by the shareholders of the Corporation.

____________
(1) This provision is being removed as the Missouri law formerly requiring notice of changes in the number of directors was repealed.
A-2

ANNEX B
EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES

We use certain non-GAAP measures in this proxy statement to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures include Adjusted EBITDA and segment Adjusted EBITDA. The reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is provided in the tables below. Adjusted EBITDA and segment Adjusted EBITDA are not prepared in accordance with U.S. GAAP, as they exclude certain items as listed below, and may not be comparable to similarly-titled measures of other companies.

Management uses Adjusted EBITDA and segment Adjusted EBITDA as key metrics in the evaluation of underlying Company and segment performance, in making financial, operating and planning decisions and, in part, in the determination of bonuses for our executive officers and employees. Additionally, Post is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. Management believes the use of these non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of Post and its segments and in the analysis of ongoing operating trends.

Post provides Adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking Adjusted EBITDA non-GAAP guidance measures to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for income/expense on swaps, net, gain/loss on extinguishment of debt, net, equity method investment adjustment, mark-to-market adjustments on commodity and foreign exchange hedges, equity securities and investments, transaction and integration costs and other charges reflected in Post’s reconciliations of historical numbers, the amounts of which, based on historical experience, could be significant.

We believe that Adjusted EBITDA is useful to investors in evaluating Post’s operating performance and liquidity because (i) we believe it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of Post’s capital structure and the method by which the assets were acquired and (iii) it is a financial indicator of a company’s ability to service its debt, as Post is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. We believe that segment Adjusted EBITDA is useful to investors in evaluating Post’s operating performance because it allows for assessment of the operating performance of each reportable segment. Management uses Adjusted EBITDA to provide forward-looking guidance and uses Adjusted EBITDA and segment Adjusted EBITDA to forecast future results.

Post’s Adjusted EBITDA and segment Adjusted EBITDA for the fiscal year ended September 30, 2023 reflect adjustments for income taxes expense/benefit, interest expense, net and depreciation and amortization, as well as the following adjustments:

a.Gain/loss on investment in BellRing: Post has excluded the impact of its gain/loss on investment in BellRing due to the inherent volatility associated with such amount based on changes in market pricing variations and as the amount and frequency of such adjustments were not consistent. Additionally, Post believes that these gains and losses did not reflect expected ongoing future operating income and expenses and did not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
b.Income/expense on swaps, net: Post has excluded the impact of mark-to-market adjustments and cash settlements on interest rate swaps due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to estimates of fair value and economic conditions and as the amount and frequency of such adjustments are not consistent.
c.Gain/loss on extinguishment of debt, net: Post has excluded gains and losses recorded on extinguishment of debt, inclusive of payments for premiums, the write-off of debt issuance costs and tender fees and the write-off of net unamortized debt premiums, net of gains realized on debt repurchased at a discount, as such gains and losses are inconsistent in amount and frequency. Additionally, Post believes that these gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
d.Impairment of goodwill and other intangible assets: Post has excluded expenses for impairment of the Cheese and Dairy reporting unit as such non-cash amounts are inconsistent in amount and frequency and Post believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
e.Non-cash stock-based compensation: Post’s compensation strategy includes the use of stock-based compensation to attract and retain executives and employees by aligning their long-term compensation interests with shareholders’ investment interests. Post has excluded non-cash stock-based compensation as non-cash stock-based compensation can vary significantly based on reasons such as the timing, size and nature of the awards granted and subjective assumptions which are unrelated to operational decisions and performance in any particular period and does not contribute to meaningful comparisons of Post’s operating performances to other periods.
f.Equity method investment adjustment: Post has included adjustments for the 8th Avenue equity investment loss and Post’s portion of income tax expense/benefit, interest expense, net and depreciation and amortization for Weetabix’s unconsolidated investment accounted for using equity method accounting as Post believes these adjustments contribute to a more meaningful evaluation of Post’s current operating performance.
g.Mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities: Post has excluded the impact of mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates. Additionally, these adjustments are primarily non-cash items, and the amount and frequency of such adjustments are not consistent.
h.Mark-to-market adjustments and impairments on equity securities and investments: Post has excluded the impact of mark-to-market adjustments and impairments on equity securities and investments due to the inherent volatility associated with such amounts based on changes in market pricing variations and investment valuations and as the amount and frequency of such adjustments are not consistent. Additionally, these adjustments are primarily non-cash items and Post believes that such adjustments do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
i.Integration costs and transaction costs: Post has excluded transaction costs related to professional service fees and other related costs associated with signed and closed business combinations and divestitures, costs incurred in connection with Post’s distribution of its investment in BellRing and integration costs incurred to integrate acquired or to-be-acquired businesses as Post believes that these exclusions allow for more meaningful evaluation of Post’s current operating performance and comparisons of Post’s operating performance to other periods. Post believes such costs are generally not relevant to assessing or estimating the long-term performance of acquired assets as part of Post or the performance of the divested assets, and such costs are not factored into management’s evaluation of potential acquisitions or Post’s performance after completion of an acquisition or the evaluation to divest an asset. In addition, the frequency and amount of such charges varies significantly based on the size and timing of the transaction and the maturity of the businesses being acquired or divested. Also, the size, complexity and/or volume of past transactions, which often drive the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of future transactions. By excluding these expenses, management is better able to evaluate Post’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for Post.
j.Provision for legal settlements: Post has excluded gains and losses recorded to recognize the anticipated or actual resolution of certain litigation as Post believes such gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
k.Restructuring and facility closure costs, excluding accelerated depreciation: Post has excluded certain costs associated with facility closures as the amount and frequency of such adjustments are not consistent. Additionally, Post believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
l.Inventory revaluation adjustment on acquired businesses: Post has excluded the impact of fair value step-up adjustments to inventory in connection with business combinations as such adjustments represent non-cash items, are not consistent in amount and frequency and are significantly impacted by the timing and size of Post’s acquisitions.
m.Gain on dissolution of PHPC: Post has excluded the impact of a gain on the dissolution of PHPC primarily related to the write-off of costs recorded in connection with the initial public offering. Post believes that this gain does not reflect expected ongoing future income and does not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
n.Costs expected to be indemnified, net: Post has excluded certain costs incurred and expected to be indemnified in connection with damaged assets and gains related to indemnification proceeds received above the carrying value of damaged assets as Post believes such gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.

o.Advisory income: Post has excluded advisory income received from 8th Avenue as Post believes such income does not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
p.Noncontrolling interest adjustment: Post has included adjustments for (i) the portion of PHPC’s consolidated net earnings/loss prior to the dissolution of PHPC which was allocated to noncontrolling interest, resulting in Adjusted EBITDA including 100% of the consolidated Adjusted EBITDA of PHPC, as Post believes this basis contributes to a more meaningful evaluation of the consolidated operating company performance and (ii) income tax expense/benefit, interest expense, net and depreciation and amortization for Weetabix’s consolidated investment which is attributable to the noncontrolling owners of Weetabix’s consolidated investment as Post believes these adjustments contribute to a more meaningful evaluation of Post’s current operating performance.

RECONCILIATION OF NET EARNINGS FROM CONTINUING OPERATIONS
TO ADJUSTED EBITDA (Unaudited)
(in millions)

Year Ended September 30,
2023
Net Earnings from Continuing Operations	$ 301.3
Income tax expense	99.7
Interest expense, net	279.1
Depreciation and amortization	407.1
Loss (gain) on investment in BellRing	(5.1)
Income on swaps, net	(39.9)
Gain on extinguishment of debt, net	(40.5)
Impairment of goodwill	42.2
Non-cash stock-based compensation	77.2
Equity method investment adjustment	0.4
Mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities	31.6
Mark-to-market adjustments and impairments on equity securities and investments	15.9
Integration costs	30.4
Transaction costs	15.6
Provision for legal settlements	2.0
Restructuring and facility closure costs, excluding accelerated depreciation	6.9
Inventory revaluation adjustment on acquired businesses	12.7
Gain on dissolution of PHPC	(10.5)
Costs expected to be indemnified, net	(4.2)
Advisory income	(0.6)
Noncontrolling interest adjustment	12.1
Adjusted EBITDA	1,233.4

RECONCILIATION OF SEGMENT PROFIT TO ADJUSTED EBITDA (Unaudited)
YEAR ENDED SEPTEMBER 30, 2023
(in millions)(1)

	Post Consumer Brands	Weetabix	Foodservice	Refrigerated Retail	Corporate/ Other	Total
Segment Profit	$378.8	$73.9	$349.5	$69.2	$—	$871.4
General corporate expenses and other	—	—	—	—	(222.7)	(222.7)
Impairment of goodwill	—	—	—	(42.2)	—	(42.2)
Other income, net	—	—	—	—	(7.6)	(7.6)
Operating Profit	378.8	73.9	349.5	27.0	(230.3)	598.9
Other income, net	—	—	—	—	7.6	7.6
Depreciation and amortization	157.3	35.9	128.7	76.1	9.1	407.1
Impairment of goodwill	—	—	—	42.2	—	42.2
Non-cash stock-based compensation	—	—	—	—	77.2	77.2
Equity method investment adjustment	—	0.1	—	—	—	0.1
Mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities	—	(0.2)	6.5	—	25.3	31.6
Mark-to-market adjustments and impairments on equity securities and investments	—	—	—	—	15.9	15.9
Integration costs	29.6	—	—	—	0.8	30.4
Transaction costs	—	—	—	—	15.6	15.6
Provision for legal settlements	—	—	—	2.0	—	2.0
Restructuring and facility closure costs, excluding accelerated depreciation	—	—	—	—	6.9	6.9
Inventory revaluation adjustment on acquired businesses	12.7	—	—	—	—	12.7
Gain on dissolution of PHPC	—	—	—	—	(10.5)	(10.5)
Costs expected to be indemnified, net	—	—	(4.2)	—	—	(4.2)
Advisory income	—	—	—	—	(0.6)	(0.6)
Noncontrolling interest adjustment	—	0.5	—	—	—	0.5
Adjusted EBITDA	$578.4	$110.2	$480.5	$147.3	$(83.0)	$1,233.4

(1) Any discrepancies between the numbers presented in this table and elsewhere in this proxy statement are due to rounding.

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Proxies for shares owned through the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan and the BellRing Brands, Inc. 401(k) Plan must be received by 11:59 p.m. Eastern Time on January 22, 2024.

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2024 Annual Meeting Proxy Card
▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼
A. Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Item No. 1 and FOR Item Nos. 2, 3 and 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 – William P. Stiritz	☐	☐	☐	02 – Thomas C. Erb	☐	☐	☐	03 – Jennifer Kuperman	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2024.	☐	☐	☐	3. Advisory approval of the Company’s executive compensation.	☐	☐	☐

4. Approval of amendment to the Company’s Amended and Restated Articles of Incorporation to declassify the Company’s Board of Directors.	☐	☐	☐
B. Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

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POST HOLDINGS, INC.
2024 ANNUAL MEETING OF SHAREHOLDERS
Post Holdings, Inc.’s 2024 Annual Meeting of Shareholders will be held exclusively online on Thursday, January 25, 2024 at 9:00 a.m., Central Time. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting https://www.meetnow.global/MSJZ4JW. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Please refer to the Proxy Statement for additional information. There is no physical location for the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
The notice, proxy statement and Post Holdings, Inc. annual report to shareholders for the fiscal year ended September 30, 2023 are available at www.envisionreports.com/POST.

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▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JANUARY 25, 2024

VIRTUAL MEETING TO BE CONDUCTED ONLINE AT
https://www.meetnow.global/MSJZ4JW

The undersigned appoints Matthew J. Mainer and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 25, 2024 at 9:00 a.m., Central Time, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of Post Holdings, Inc. which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of Post Holdings, Inc. credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan or the BellRing Brands, Inc. 401(k) Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” ITEM NOS. 2, 3 AND 4.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
IMPORTANT-PLEASE SIGN AND DATE ON THE REVERSE SIDE.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.
(Continued and to be dated and signed on reverse side.)